EXHIBIT 4.1

================================================================================

                           SECOND AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP,

                                  AS PURCHASER,

                                       AND

                       CONSUMER PORTFOLIO SERVICES, INC.,
                            A CALIFORNIA CORPORATION,

                                    AS ISSUER

              -----------------------------------------------------

                              Issuance and Sale of
                          $35,000,000 Principal Amount
                    Secured Senior Note Due February 28, 2003
                                  (Bridge Note)

                                       and

                        $11,241,931 Principal Face Amount
                       12.00% Secured Senior Note Due 2008
                                  (Term C Note)

                       ----------------------------------

                                   Issuance of
                          $26,000,000 Principal Amount
      Second Amended and Restated Secured Senior Note Due November 30, 2003
                                  (Term B Note)

                       ----------------------------------

                            Common Stock and Warrant

              -----------------------------------------------------


                            Dated as of March 8, 2002

================================================================================

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
                                                TABLE OF CONTENTS
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
1.       DEFINITIONS; DETERMINATIONS.............................................................................2

         1.1      Definitions....................................................................................2

         1.2      Accounting Terms and Computations............................................................29

         1.3      Independence of Covenants.....................................................................29

         1.4      Headings; Construction and Interpretation....................................................30

         1.5      Determinations................................................................................30

         1.6      Knowledge of the Company......................................................................30

2.       PURCHASE AND SALE OF NOTES; CLOSING; LIMITED WAIVER...................................................30

         2.1      Authorization.................................................................................30

         2.2      Purchase of Notes.............................................................................31

         2.3      Closing.......................................................................................31

         2.4      Use of Proceeds...............................................................................31

         2.5      Limited Waiver of Specified Defaults.........................................................31

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................32

         3.1      Organization and Good Standing...............................................................32

         3.2      Subsidiaries..................................................................................32

         3.3      Qualification.................................................................................33

         3.4      Authorization; Binding Obligations...........................................................33

         3.5      No Violation; Existing Defaults; Senior Indebtedness.........................................33

         3.6      Governmental and Other Third Party Consents..................................................34

         3.7      Capitalization................................................................................35

         3.8      Validity and Issuance of Residual Warrant Shares.............................................36

         3.9      Transactions with Affiliates..................................................................36

         3.10     Financial Statements; Disclosure.............................................................37

                                                       -i-
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                                                                                                             ----

         3.11     Indebtedness; Liens; Investments; Etc........................................................38

         3.12     Certain Changes...............................................................................39

         3.13     Material Contracts; Automobile Contracts.....................................................40

         3.14     Trade Accounts Payable........................................................................41

         3.15     Labor and Employees...........................................................................41

         3.16     Employee Benefit Plans; ERISA................................................................42

         3.17     Taxes.........................................................................................45

         3.18     Actions and Legal Proceedings.................................................................47

         3.19     Governmental Regulation; Margin Stock........................................................47

         3.20     Compliance with Laws; Licenses and Permits...................................................47

         3.21     Title to Properties and Assets; Liens........................................................48

         3.22     Intellectual Property.........................................................................48

         3.23     Brokers; Certain Expenses.....................................................................49

         3.24     Real Property Leases..........................................................................49

         3.25     Powers of Attorney............................................................................49

         3.26     Insurance.....................................................................................50

         3.27     Books and Records.............................................................................50

         3.28     Dealers.......................................................................................50

         3.29     Personal Property Leases......................................................................50

         3.30     Employment and Agency Agreements.............................................................50

         3.31     Solvency......................................................................................51

         3.32     Environmental Matters.........................................................................51

         3.33     Public Holding Company; Investment Company...................................................51

         3.34     Depository and Other Accounts................................................................51

         3.35     Tax Status of Securitization Transactions....................................................52

                                                      -ii-
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                                                                                                             PAGE
                                                                                                             ----

         3.36     Burdensome Obligations; Future Expenditures..................................................52

         3.37     Credit Enhancer Indebtedness and Liabilities.................................................52

         3.38     [Intentionally Omitted.]......................................................................52

         3.39     Company SEC Documents.........................................................................52

         3.40     Listing of Common Stock.......................................................................53

         3.41     MFN-Related Matters...........................................................................53

         3.42     Stanwich-Related Matters......................................................................53

         3.43     Class B Certificate...........................................................................53

         3.44     Disclosure....................................................................................53

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................................................54

         4.1      Organization and Good Standing...............................................................54

         4.2      Authorization.................................................................................54

         4.3      Due Execution and Delivery; Binding Obligations..............................................54

         4.4      No Violation..................................................................................54

         4.5      Investment Intent.............................................................................54

         4.6      Accredited Investor Status...................................................................55

         4.7      Purchaser Consents............................................................................55

         4.8      Brokers.......................................................................................55

5.       CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER........................................................55

         5.1      Representations and Warranties; No Default...................................................55

         5.2      Fees..........................................................................................56

         5.3      Default Interest; Deferred Fees.  ............................................................56

         5.4      Reimbursement of Fees and Expenses...........................................................56

         5.5      Purchase Permitted By Applicable Laws........................................................56

         5.6      No Material Adverse Changes..................................................................56

                                                      -iii-
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                                                                                                             PAGE
                                                                                                             ----

         5.7      No Injunction or Order........................................................................56

         5.8      Legal Opinions................................................................................56

         5.9      Delivery of Certain Closing Documents........................................................57

         5.10     Collateral Documents..........................................................................57

         5.11     MFN Merger-Related Matters....................................................................58

         5.12     Stanwich-Related Matters......................................................................59

         5.13     Delivery of Company Corporate Documents......................................................59

         5.14     Delivery of Subsidiary Corporate Documents...................................................60

         5.15     Repayment of Indebtedness.....................................................................60

         5.16     New Securitization Transactions; New Receivables Facility....................................60

         5.17     Insurance.....................................................................................61

         5.18     Third Party Consents..........................................................................61

         5.19     Compliance Certificate........................................................................61

         5.20     Financial Projections.........................................................................61

         5.21     Solvency Certificate..........................................................................61

         5.22     Documents in Satisfactory Form...............................................................62

6.       CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..........................................................62

         6.1      Representations and Warranties...............................................................62

         6.2      Purchase Permitted By Applicable Laws........................................................62

         6.3      No Material Judgment or Order................................................................62

         6.4      Payment for Notes.............................................................................63

7.       AFFIRMATIVE COVENANTS..................................................................................63

         7.1      Payments with Respect to Notes...............................................................63

         7.2      Information Covenants.........................................................................63

         7.3      Performance of Related Agreements............................................................66

                                                      -iv-

                                                                                                             PAGE
                                                                                                             ----

         7.4      Legal Existence; Compliance with Laws........................................................66

         7.5      Books, Records and Inspections................................................................66

         7.6      Insurance.....................................................................................66

         7.7      Taxes.........................................................................................67

         7.8      ERISA Matters.................................................................................67

         7.9      Performance of Servicing Duties; Clean-Up Calls..............................................68

         7.10     Communication with Accountants................................................................68

         7.11     Further Assurances............................................................................68

         7.12     Future Information............................................................................68

         7.13     Nasdaq Listing................................................................................69

         7.14     CARSUSA Flooring Line.........................................................................69

         7.15     Securities and Exchange Act Compliance.......................................................69

         7.16     Additional Subsidiary Guarantors.............................................................70

         7.17     CPSRC Shares..................................................................................70

         7.18     Landlord Consents and Waivers................................................................70

         7.19     [Intentionally Omitted.]......................................................................71

         7.20     Payment of Certain Indebtedness...............................................................71

         7.21     Corporate Separateness........................................................................71

         7.22     Balance Sheet Items; Dissolution of Certain Subsidiaries.....................................71

         7.23     Additional MFN Collateral Security for Obligations...........................................71

         7.24     Post-Closing Deliveries.......................................................................72

8.       NEGATIVE COVENANTS.....................................................................................73

         8.1      Limitations on Indebtedness...................................................................73

         8.2      Limitations on Liens..........................................................................74

         8.3      Limitations on Investments....................................................................75

                                                       -v-
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                                                                                                             PAGE
                                                                                                             ----

         8.4      Limitation on Restricted Payments............................................................75

         8.5      Subsidiaries; Changes in Business............................................................75

         8.6      Observance of Stanwich Subordination Provisions..............................................75

         8.7      Environmental Liabilities.....................................................................75

         8.8      Amendments to Securitization Transaction Documents...........................................76

         8.9      Limitations on Transactions with Affiliates..................................................76

         8.10     Restrictions on Fundamental Changes..........................................................76

         8.11     Agreements Affecting Capital Stock and Indebtedness; Amendments to Material
                  Contracts.....................................................................................77

         8.12     Indebtedness to Credit Enhancer..............................................................77

         8.13     Payment Restrictions Affecting Certain Subsidiaries..........................................77

         8.14     No New Loans and Advances.....................................................................78

         8.15     Financial Covenants...........................................................................78

         8.16     CPS Leasing...................................................................................78

         8.17     LINC and Samco................................................................................78

9.       INDEMNIFICATION........................................................................................78

         9.1      Transfer Taxes................................................................................78

         9.2      Losses........................................................................................79

         9.3      Indemnification Procedures....................................................................80

         9.4      Contribution..................................................................................80

         9.5      Costs of Collection...........................................................................80

10.      DEFAULTS AND REMEDIES..................................................................................81

         10.1     Events of Default.............................................................................81

         10.2     Acceleration..................................................................................86

         10.3     Other Remedies................................................................................86

                                                      -vi-
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                                                                                                             PAGE
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         10.4     Appointment of Receiver.......................................................................87

         10.5     Waiver of Past Defaults.......................................................................87

11.      MISCELLANEOUS..........................................................................................87

         11.1     Consent to Amendments.........................................................................87

         11.2     Survival of Representations and Warranties; Purchaser Investigation..........................87

         11.3     Entire Agreement..............................................................................88

         11.4     Successors and Assigns; Assignments..........................................................88

         11.5     Severability..................................................................................88

         11.6     Notices.......................................................................................88

         11.7     Counterparts..................................................................................89

         11.8     Fees and Expenses.............................................................................89

         11.9     Governing Law.................................................................................90

         11.10    Consent to Jurisdiction and Venue............................................................90

         11.11    Publicity.....................................................................................91

         11.12    Limitation on Liability.......................................................................91

         11.13    Amendment and Restatement.....................................................................91

         11.14    Waiver of Trial by Jury Trial................................................................91

                                LIST OF EXHIBITS
                                ----------------


                  Exhibit A-1 - Form of Term B Note
                  Exhibit A-2 - Form of Bridge Note
                  Exhibit A-3 - Form of Term C Note


                          LIST OF DISCLOSURE SCHEDULES
                          ----------------------------


Schedule 2.5          Specified Defaults
Schedule 3.2          Subsidiaries
Schedule 3.5(b)       No Defaults
Schedule 3.5(d)       Trigger Events and Insurance Agreement Events of Default
Schedule 3.7(a)       Company Capitalization
Schedule 3.7(b)       Subsidiary Capitalization
Schedule 3.7(d)       Repricing of Stock Options
Schedule 3.9          Transactions with Affiliates
Schedule 3.10(a)      Material Adverse Change
Schedule 3.10(d)      Pro Forma Consolidated Balance Sheet
Schedule 3.10(g)      Warehouse Financing Transactions
Schedule 3.11(a)      Existing Indebtedness; Existing Liens, Etc.
Schedule 3.11(c)      Post-Closing Indebtedness
Schedule 3.12         Certain Changes
Schedule 3.13(a)      Material Contracts
Schedule 3.13(d)      Portfolio Performance Reports
Schedule 3.14         Trade Accounts Payable
Schedule 3.15         Officers, Employees and Consultants
Schedule 3.16         Benefit Plans
Schedule 3.17(c)      Taxes
Schedule 3.18         Legal Proceedings
Schedule 3.20         Licenses and Permits
Schedule 3.22         Intellectual Property
Schedule 3.24         Real Property
Schedule 3.26         Insurance
Schedule 3.28         Dealers
Schedule 3.29         Personal Property Leases
Schedule 3.30         Employment Agreements
Schedule 3.34         Depository Accounts
Schedule 3.39         SEC Documents
Schedule 7.22         Balance Sheet Items

                        CONSUMER PORTFOLIO SERVICES, INC.

                           SECOND AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         THIS SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is entered into as of the 8th day of March, 2002 (as amended from time to time, this "AGREEMENT"), by and between LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership, as purchaser (the "PURCHASER"), and CONSUMER PORTFOLIO SERVICES, INC., a California corporation, as issuer (the "COMPANY").

                                 R E C I T A L S
                                 ---------------

         A. The Company and the Purchaser are parties to that certain Amended and Restated Securities Purchase Agreement dated as of March 15, 2000, as amended by that certain Consent to Warehouse Financing Transaction and Amendment to Securities Purchase Agreement dated November 16, 2000 (as so amended, the "FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT"), pursuant to which, among other things, the Company issued and sold the Term A Note to the Purchaser and the Company and the Purchaser amended, restated and combined the Amended November 1998 Primary Note and the April 1999 Note into the First Amended Term B Note. The Company has repaid the outstanding principal balance of, and accrued interest on, the Term A Note, and the outstanding principal balance of the First Amended Term B Note is currently $26,000,000.

         B. The Company, CPS Mergersub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company ("MERGERSUB"), and MFN Financial Corporation, a Delaware corporation ("MFN"), have entered into that certain Agreement and Plan of Merger dated as of November 18, 2001 (the "MFN MERGER AGREEMENT"), pursuant to which, subject to the terms and conditions set forth therein, Mergersub will be merged with and into MFN (the "MFN MERGER") at the Effective Time and, as a result thereof, MFN will continue as the surviving corporation of the MFN Merger and be a wholly owned Subsidiary of the Company. The MFN Merger will be consummated substantially simultaneously with the transactions contemplated hereunder.

         C. The consummation of the MFN Merger and the transactions contemplated thereby or related thereto would, among other things, violate certain provisions of the First Amended and Restated Securities Purchase Agreement, including
SECTION 8.3 and SECTION 8.10(D), as well as cause an Event of Default to occur. The Company has requested that the Purchaser consent to the consummation of the MFN Merger.

         D. In addition, the Company wishes to issue and sell to the Purchaser a Senior Secured Note Due February 28, 2003, in the principal amount of $35,000,000 (as amended from time to time, the "BRIDGE NOTE"). The Bridge Note will be senior in right of payment and rights upon liquidation to all other existing and future indebtedness of the Company and would rank PARI PASSU with the Term B Note and the Term C Note. The proceeds from the sale of the Bridge Note will be used solely to assist the Company to finance the MFN Merger.

         E. In addition, the Company wishes to issue and sell to the Purchaser a 12.00% Senior Secured Note Due 2008 in the principal amount of $11,241,931 (as amended from time to time, the "TERM C NOTE"). The Term C Note will be senior in right of payment and rights upon liquidation to all other existing and future indebtedness of the Company and would rank PARI PASSU with the Term B Note and the Bridge Note. The proceeds from the sale of the Term C Note will be used solely to assist the Company to finance the MFN Merger and to repay the MFN Senior Subordinated Notes.

         F. The Purchaser is willing to consent to the MFN Merger and to purchase the Bridge Note, all on the terms and subject to the conditions set forth in this Agreement and the Related Agreements.

                                A G R E E M E N T
                                -----------------

         In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions set forth in this Agreement and the Related Agreements, the parties hereby amend and restate the First Amended and Restated Securities Purchase Agreement as follows:

1.       DEFINITIONS; DETERMINATIONS.

         1.1 DEFINITIONS. For the purpose of this Agreement, the following capitalized terms shall have the meanings set forth below (unless otherwise specified, the plural shall mean the singular and vice versa); PROVIDED, HOWEVER, that certain capitalized terms used in this SECTION 1 and not defined herein shall have the meanings set forth in the First Amended and Restated Securities Purchase Agreement (and any other capitalized terms used in any such capitalized terms shall also have the meanings set forth in the First Amended and Restated Securities Purchase Agreement):

                  "AFFILIATE" shall mean, when used with reference to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, whether beneficially or of record, or as a trustee, guardian or other fiduciary (other than a commercial bank or trust company), five percent (5%) or more of the Capital Stock of such specified Person having ordinary voting power in the election of directors of such specified Person, (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with or is included in the Immediate Family of, such specified Person or any Affiliate of such specified Person, (iii) any executive officer, director, joint venturer, partner or member of such specified Person or any Person included in the Immediate Family of any of the foregoing, (iv) any Dealer, if such Dealer or any Affiliate of such Dealer is included in the Immediate Family of Charles E. Bradley, Sr., Charles E. Bradley, Jr. or any other officer or director of the Company, or (v) any Automobile Contract Debtor, independent contractor, vendor, client or customer of the Company, if such Automobile Contract Debtor, independent contractor, vendor, client or customer, or any Affiliate thereof, is included in the Immediate Family of Charles E. Bradley, Sr., Charles E. Bradley, Jr. or any other officer or director of the Company. For the purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, for the purposes of this Agreement and the Related Agreements, neither the Purchaser nor any of its Affiliates, officers, directors, partners or employees shall be deemed to be Affiliates of the Company or of any Affiliate of the Company.

                  "AGREEMENT" shall have the meaning set forth in the preamble and shall include the Exhibits and Schedules.

                  "AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT" shall mean a Second Amended and Restated Investor Rights Agreement dated as of the Closing Date, in form and substance satisfactory to the Purchaser, by and among the Company, Charles E. Bradley, Sr., Charles E. Bradley, Jr. and the Purchaser, as amended from time to time.

                  "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT" shall mean a Second Amended and Restated Registration Rights Agreement dated as of the Closing Date, in form and substance satisfactory to the Purchaser, by and between the Company and the Purchaser, as amended from time to time.

                  "AMENDED NOVEMBER 1998 PRIMARY NOTE" shall mean that certain Amended and Restated Senior Subordinated Primary Note dated as of November 17, 1998, as amended April 15, 1999, issued by the Company to the Purchaser in the principal amount of $25,000,000. The Amended November 1998 Primary Note amended and restated that certain Senior Subordinated Primary Note dated November 17, 1998.

                  "AMOUNT FINANCED" shall mean, with respect to an Automobile Contract, the aggregate amount advanced under such Automobile Contract toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "APPLICABLE LAWS" shall mean (i) the applicable provisions of all constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, including usury laws, the Federal Truth-In-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations B and Z of the Federal Reserve Board, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, the California Automobile Sales Finance Act and state adaptations of the National Consumer Act and the Uniform Consumer Credit Code, and other consumer credit, equal opportunity, disclosure or repossession laws or regulations, laws relating to the discharge of pollutants into the environment and the storage and handling of Hazardous Materials and laws relating to franchise, building, zoning, health, sanitation, safety or labor relations, (ii) any Consents of any Governmental Authority and (iii) any orders, writs, decisions, rulings, judgments or decrees of any Governmental Authority.

                  "APRIL 1999 NOTE" shall mean that certain Senior Subordinated Note dated April 15, 1999, issued by the Company to the Purchaser in the principal amount of $5,000,000.

                  "APRIL 1999 NOTE DOCUMENTS" shall mean, collectively, the April 1999 Securities Purchase Agreement, the April 1999 Note, the April 1999 Warrant, the other Related Agreements (as such term is defined in the April 1999 Securities Purchase Agreement) and any and all other agreements, instruments and other documents contemplated by or relating to the April 1999 Securities Purchase Agreement, as the same may be amended from time to time.

                  "APRIL 1999 SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement dated as of April 15, 1999, by and between the Company and the Purchaser.

                  "APRIL 1999 WARRANT" shall mean that certain Warrant (Warrant No. LLB-4) dated April 15, 1999, to purchase 1,335,000 shares of Common Stock.

                  "ARC" shall mean Alton Receivables Corp., a California corporation.

                  "ASSET SALE" shall mean any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries of
         (i) any shares of Capital Stock of the Company's Subsidiaries, or (ii) any other assets or properties of the Company or such Subsidiaries outside of the ordinary course of business; PROVIDED, HOWEVER, that the term "Asset Sale" shall not include (a) any sales made by the Company in the ordinary course of business of Automobile Contracts under the Company's "flow through" program whereby the Company sells Automobile Contracts at a price in excess of the consideration paid by the Company therefor, reduced by principal payments received thereon (it being understood, however, that "whole loan" sales made by the Company, the proceeds of which are used to repay indebtedness incurred in connection with any Warehouse Financing Transaction, shall continue to be deemed to be Asset Sales) or (b) sales of Automobile Contracts in connection with any Securitization Transaction (other than "whole loan" sales as provided in CLAUSE (A) above).

                  "ASSIGNEE" shall have the meaning set forth in SECTION 11.4.

                  "ASSIGNMENT" shall mean any assignment or other transfer to one or more Persons of any Note (or any interest therein) pursuant to the terms of such Note.

                  "AUTOMOBILE CONTRACT" shall mean any installment sale contract for a Financed Vehicle, and all rights and obligations thereunder.

                  "AUTOMOBILE CONTRACT DEBTOR" shall mean, with respect to any Automobile Contract, any purchaser or co-purchaser of any Financed Vehicle purchased, or any other Person who owes payments under, such Automobile Contract.

                  "AUTOMOBILE PRINCIPAL BALANCE" shall mean, with respect to any Automobile Contract, as of the close of business on the last day of a Collection Period, the Amount Financed MINUS the sum of the following amounts without duplication: (i) in the case of any "Rule of 78's" Automobile Contract, that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of any "Simple Interest Receivable" Automobile Contract, that portion of all Scheduled

         Payments actually received on or prior to such day allocable to principal using the "Simple Interest Method"; (iii) any payment of the Purchase Amount with respect to the Automobile Contract allocable to principal; (iv) any Cram Down Losses in respect of such Automobile Contract; and (v) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Automobile Contract.

                  "AUTOMOBILE SECURITY DOCUMENTS" shall mean all security agreements, chattel mortgages, deeds of trust, mortgages or other security instruments, guaranties, sureties, and all agreements of every type and nature (including a certificate of title) securing the obligations of an Automobile Contract Debtor.

                  "BANKRUPTCY LAW" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 ET SEQ.) or any similar federal or state law for the relief of debtors, as amended from time to time.

                  "BENEFIT PLAN" shall have the meaning set forth in SECTION
3.16.

                  "BOARD OF DIRECTORS" shall mean, with respect to any Person, the board of directors (or similar governing body) of such Person.

                  "BRIDGE NOTE" shall have the meaning set forth in SECTION 2.1.

                  "BRIDGE NOTE PURCHASE PRICE" shall have the meaning set forth in SECTION 2.3.

                  "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or obligated to close.

                  "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued) of the Company and its Subsidiaries made during such period, including all Capital Lease Obligations, for property, plant and equipment (other than repairs), other fixed assets and improvements, or for replacements, substitutions or additions thereto, that are required to be capitalized on the consolidated balance sheet of the Company in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" shall mean any obligations of the Company and its Subsidiaries under all leases of real or personal property that are required to be recorded as a capitalized lease on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

                  "CAPITAL STOCK" shall mean, with respect to any Person, (i) if such Person is a corporation, any and all shares of capital stock, participations in profits or other equivalents (however designated) or other equity interests of such Person, (ii) if such Person is a limited liability company, any and all membership units or other interests, or
         (iii) if such Person is a partnership or other entity, any and all partnership or entity units or other interests.

                  "CARSUSA" shall mean CARSUSA Inc., a California corporation.

                  "CHANGE IN CONTROL" shall have the meaning set forth in
         Section 6 of the Term B Note.

                  "CLASS B CERTIFICATE" shall mean that certain Class B Asset-Backed Certificate, Number B-1, in the original certificate balance of $14,036,989, issued by CPS Auto Receivables Trust 2001-A and evidencing the beneficial interest of a Certificateholder (as defined in the Amended and Restated Trust Agreement dated as of September 1, 2001 (the "CPS 2001-A TRUST Agreement"), between CPSR, as "Depositor," and Wilmington Trust Company, as "Owner Trustee") in the CPS Auto Receivables Trust 2001-A.

                  "CLOSING" shall have the meaning specified in SECTION 2.3.

                  "CLOSING DATE" shall have the meaning specified in SECTION
         2.3.

                  "CLOSING ESCROW AGENT" shall mean West LB, in its capacity as "Escrow Agent" under West LB Escrow Agreement I and West LB Escrow Agreement II.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                  "COLLATERAL" shall mean the collateral under the Collateral Documents, however defined.

                  "COLLATERAL DOCUMENTS" shall mean, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, landlord waivers and consents, control agreements, UCC financing and other statements and all other agreements, instruments and documents executed or delivered from time to time in connection herewith or therewith to secure the Obligations to Purchaser or any other obligations of the Company, any Subsidiaries of the Company or any other obligor under this Agreement, the Notes or any other Related Agreement (including the MFN Collateral Documents), in each case as amended from time to time.

                  "COLLECTION PERIOD" (or any term with a substantially similar meaning) shall mean, with respect to any Securitization Transaction,
         (i) (A) with respect to the first Payment Date, the period commencing at the close of business on the Initial Cut-Off Date and ending at the close business on the last day of the then current month, and (B) with respect to each subsequent Payment Date, the preceding calendar month, or (ii) such other period as may be provided for in the Securitization Transaction Documents for such Securitization Transaction. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

                  "COMMON STOCK" shall mean the common stock, no par value per share, of the Company.

                  "COMPANY" shall have the meaning set forth in the preamble.

                  "COMPANY SEC DOCUMENTS" shall mean all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including all exhibits, schedules and other information included or incorporated by reference therein) which are filed or are required to be filed by the Company (or any of its Subsidiaries) with the SEC under the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder, and all applications, filings, reports and other documents which are filed or are required to be filed by the Company with the Nasdaq or the NYSE.

                  "COMPANY STOCK PLANS" shall mean, collectively, the Company's 1991 Stock Option Plan, as amended, and the Company's 1997 Long-Term Incentive Stock Plan.

                  "CONSENT" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, license, exemption or order of, any registration, certificate, qualification, declaration or filing with, or any notice to, any Person, including any Governmental Authority.

                  "CONTINGENT OBLIGATIONS" shall mean, with respect to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any indebtedness or other obligation of another Person, including any direct or indirect guarantee of such indebtedness (other than any endorsement for collection or deposit in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such indebtedness or obligation or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness or obligation (whether in the form of loans, advances, stock purchases, capital contributions, dividends or otherwise), letters of credit and reimbursement obligations for letters of credit, (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to indemnify or hold harmless the holders of indebtedness or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation under clauses (i) and (ii) above shall be the maximum amount guaranteed or otherwise supported by the Contingent Obligation.

                  "CONVERTIBLE SECURITIES" shall mean any securities or other obligations issued or issuable by the Company or any other Person that are exercisable or exchangeable for, or convertible into, any Capital Stock of the Company.

                  "CPS AVERAGE DELINQUENCY RATIO" shall mean the "Average Delinquency Ratio" as defined in the CPS Master Spread Account Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the CPS Master Spread Account Agreement).

                  "CPS CUMULATIVE DEFAULT RATE" shall mean the "Cumulative Default Rate" as defined in the CPS Master Spread Account Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the CPS Master Spread Account Agreement).

                  "CPS CUMULATIVE NET LOSS RATE" shall mean the "Cumulative Net Loss Rate" as defined in the CPS Master Spread Account Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the CPS Master Spread Account Agreement).

                  "CPS DETERMINATION DATE" shall mean the "Determination Date" as defined in the applicable CPS Sale and Servicing Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the applicable CPS Sale and Servicing Agreement).

                  "CPS MASTER SPREAD ACCOUNT AGREEMENT" shall mean that certain Master Spread Account Agreement, as amended and restated, dated as of December 1, 1998, among CPSR, FSA, and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as "Trustee" and as "Collateral Agent," as amended by Amendment No. 1 dated as of September 7, 2001, among CPSR, FSA, Bank One Trust Company, N.A., in its capacity as "Trustee" and as "Collateral Agent" with respect to the "Bank One Collateral," and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), in its capacity as "Collateral Agent" with respect to the "Wells Fargo Collateral," as supplemented by a Series 2001-A Supplement, dated as of September 7, 2001, among CPSR, FSA and Bank One Trust Company, N.A., as "Trustee" and as "Collateral Agent," as further amended from time to time as permitted herein.

                  "CPS SALE AND SERVICING AGREEMENT" shall mean, with respect to a particular CPS Securitization Transaction, the sale and servicing agreement or similar agreement applicable to, or entered into in connection with, such CPS Securitization Transaction, including, with respect to the CPS Auto Receivables Trust 2001-A Securitization Transaction, that certain Sale and Servicing Agreement dated as of September 1, 2001 (the "CPS 2001-A SALE AND SERVICING AGREEMENT"), among CPS Auto Receivables Trust 2001-A, as "Issuer," CPSR, as "Seller," the Company, as "Servicer," Systems & Services Technologies, Inc., as "Back-up Servicer," and Bank One Trust, N.A., as "Standby Servicer and Trustee," as amended from time to time as permitted herein.

                  "CPSL" shall mean CPS Leasing, Inc., a Delaware corporation.

                  "CPS MARKETING" shall mean CPS Marketing, Inc., a California corporation.

                  "CPS 123 CORP." shall mean CPS 123 Corp., a Delaware corporation.

                  "CPSRC" shall mean CPS Receivables Corp., a California corporation.

                  "CPSRC SHARES" shall mean 1,000 shares of common stock, no par value per share, of CPSRC, represented by stock certificate no. 3 and registered in the name of the Company, which shares represent all of the issued and outstanding Capital Stock of CPSRC.

                  "CRAM DOWN LOSSES" shall mean, with respect to any Automobile Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on an Automobile Contract or otherwise modifying or restructuring Scheduled Payments to be made on an Automobile Contract, an amount equal to such reduction in the principal balance of such Automobile Contract or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date such order is entered.

                  "CREDIT ENHANCER" shall mean FSA, XLCA and/or any other Person which is not an Affiliate of the Company that issues any surety bond, financial guaranty insurance policy, letter of credit or other credit enhancement device in connection with any Securitization Transaction in which the Company or any Subsidiary of the Company is the issuer or a party.

                  "CUSTODIAN" shall mean any receiver, trustee, assignee, liquidation, sequestrator or similar official under any Bankruptcy Law.

                  "CUT-OFF DATE" shall mean, with respect to any Securitization Transaction, the date upon which (i) money received under Automobile Contracts sold in connection with such Securitization Transaction becomes payable to the trustee or similar Person under the relevant Securitization Transaction Documents (including principal prepayments relating to Scheduled Payments), and (ii) all Net Liquidation Proceeds received with respect to such Automobile Contracts.

                  "DEALER" shall mean, with respect to an Automobile Contract, any Person that has sold Goods to any Automobile Contract Debtor pursuant to such Automobile Contract.

                  "DEFAULT" shall mean any event or condition which, with the giving of notice or the lapse of time or both, would become an Event of Default.

                  "DETERMINATION DATE" shall mean a CPS Determination Date or an MFN Determination Date or both, as the case may be.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "DISCLOSURE SCHEDULES" shall have the meaning specified in the introductory paragraph of SECTION 3.

                  "EFFECTIVE TIME" shall have the meaning set forth in the MFN Merger Agreement.

                  "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to Hazardous Materials or the protection of human health or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating releases or threatened releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "EQUITY RIGHTS" shall mean any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Capital Stock of the Company, or any Convertible Securities, or any stock appreciation rights, including any options or similar rights issued or issuable under any employee stock option plan, pension plan or other employee benefit plan of the Company.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, including the rules and regulations promulgated thereunder, in each case as amended from time to time.
                  "ERISA AFFILIATE" shall mean, at any time, (i) MFN and its Subsidiaries and (ii) any other Person that is or was a member of the controlled group of corporations or trades or businesses (as defined in Sections (b), (c), (m) or (o) of Section 414 of the IRC) of which the Company or any of its Subsidiaries is or was a member within the six
         (6) year period immediately prior to such time.

                  "ESCROW ACCOUNT I" shall mean the "Escrow Account" defined in West LB Escrow Agreement I.

                  "EVENT OF DEFAULT" shall have the meaning specified in SECTION 10.1.

                  "EXCESS CASH" shall mean, in any period, all cash released to the Company or any of its Subsidiaries, by way of dividend, payment, distribution or otherwise, during such period in connection with any CPS Securitization Transaction.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same shall be in effect at the time.

                  "EXISTING INDEBTEDNESS" shall have the meaning set forth in
         SECTION 3.11(c).

                  "EXISTING LIENS" shall have the meaning set forth in SCHEDULE 3.11(a).

                  "FINANCED VEHICLE" shall mean a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing any Automobile Contract Debtor's indebtedness under an Automobile Contract.

                  "FINANCIAL STATEMENTS" shall have the meaning specified in
         SECTION 3.10(a).

                  "FIRST AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT" shall have the meaning set forth in the recitals.

                  "FISCAL QUARTER" shall mean any quarter of a Fiscal Year.

                  "FISCAL YEAR" shall mean the fiscal year of the Company, which shall be the twelve (12) month period ending on December 31 in each calendar year, or such other period as the Company may designate in writing and the Purchaser may approve in writing.

                  "FSA" shall mean Financial Security Assurance Inc., a New York stock insurance company.

                  "FSA STOCK PLEDGE AGREEMENT" shall mean the Stock Pledge Agreement dated as of June 10, 1994, among the Company, FSA and the Trustee, as collateral agent on behalf of FSA.

                  "FSA WARRANT" shall mean the Warrant Agreement dated as of November 30, 1998, between the Company and FSA Portfolio Management Inc., as purchaser, together with Warrant Certificate No. 1 dated as of December 4, 1998, which is part of a duly authorized issue of warrants issued pursuant to such Warrant Agreement.

                  "FULLY DILUTED BASIS" shall mean, at any time, a basis that includes all shares of Capital Stock of the Company issued and outstanding at such time and all additional shares of Capital Stock of the Company which would be issued upon the conversion or exercise of all Equity Rights of the Company outstanding at such time.

                  "FUNDCO" shall mean CPS Funding Corp., a California corporation.

                  "FUTURE SERVICING CASH FLOWS" shall mean, as of any date of determination, the present value on such date of the difference between
         (i) the cash collected from obligors on Automobile Contracts in each Securitization Transaction and (ii) the sum of (A) principal and interest passed-through on certificates, or paid on notes, issued to investors in such Securitization Transaction, (B) Servicing Fees and
         (C) other expenses, including trustee fees and expenses, collateral agent fees, rating agency fees and expenses, standby servicing fees, surety bond premiums and the underwriter's discount.

                  "GAAP" shall mean generally accepted accounting principles and practices in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the Closing Date, applied on a basis consistent with prior periods.

                  "GCM" shall mean Greenwich Capital Markets, Inc.

                  "GOODS" shall mean any new or used automobile, light truck, van or minivan, including equipment sold or financed in connection therewith, or any other item of personal property, each being intended principally for personal or family use by consumers, sold, leased or otherwise encumbered under any Automobile Contract.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "GUARANTEE" shall mean, with respect to any Person, (i) any guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, of any indebtedness or other obligation of any other Person and (ii) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any indebtedness or other obligation of such other Person, including any indemnity agreement, any warranty or any agreement to pay amounts drawn down by letters of credit. The amount of a Guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such Guarantee.

                  "HAZARDOUS MATERIALS" shall mean any substance (i) the presence of which requires investigation or remediation under any Applicable Laws; (ii) that is defined or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Laws, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) that is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (iv) the presence of which on any real property causes or threatens to cause a nuisance upon the real property or to adjacent properties or poses or threatens to pose a hazard to any real property or to the health or safety of Persons on or about any real property; or (v) without limitation, that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

                  "HOLDER" shall mean any Person (including the Purchaser) in whose name any Note is registered in the register maintained by the Company pursuant to SECTION 11 of the Notes, respectively.

                  "IMMEDIATE FAMILY" of a Person includes such Person's spouse, and the parents, children and siblings of such Person or his or her spouse and their spouses and other Persons related to the foregoing by blood, adoption or marriage within the second degree of kinship.

                  "INDEBTEDNESS" shall mean, with respect to the Company and its Subsidiaries, without duplication, (i) any indebtedness or obligations, contingent or otherwise, for borrowed money (including any Indebtedness for Money Borrowed (as such term is defined in the RISRS Indenture or the PENS Indenture)); (ii) all obligations evidenced by bonds, notes, debentures or similar instruments; (iii) all obligations to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business that are not overdue by more than sixty (60) days from its due date and that are not being contested in good faith); (iv) all Capital Lease Obligations; (v) all obligations secured by a Lien to which any property or assets owned by the Company or any of its Subsidiaries is subject, whether or not the obligations secured thereby have been assumed by the Company or any such Subsidiaries; (vi) all Contingent Obligations of the Company and its Subsidiaries, whether for letters of credit or bankers' acceptances or otherwise; (vii) all obligations under facilities for the discount or sale of receivables; (viii) the maximum fixed repurchase price of any redeemable stock of the Company and its Subsidiaries; and (ix) all Guarantees of items which would be included within this definition (regardless of whether such items would appear upon such balance sheet).

                  "INDEMNIFIED PARTIES" shall have the meaning specified in
         SECTION 9.2.

                  "INDEMNITY SIDE LETTER" shall have the meaning specified in
         SECTION 5.9(j).

                  "INITIAL CUT-OFF DATE" shall mean the first Cut-Off Date with respect to any Securitization Transaction.

                  "INSURANCE AGREEMENT EVENT OF DEFAULT" shall mean an event of default as defined in each of the Insurance and Indemnity Agreements to which the Company or any of its Subsidiaries is a party entered into in connection with a Securitization Transaction, or any other event or condition, however defined, which has a substantially similar meaning to such defined term.

                  "INTELLECTUAL PROPERTY" shall mean all intellectual property, including (i) patents, patent registrations, patent applications, patent disclosures and any related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model and certificate of invention; (ii) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, and any registrations and applications for registration thereof; (iii) copyrights and registrations and applications for copyrights, including the Company's proprietary scoring and underwriting model; (iv) computer software, data and documentation; (v) trade secrets, know-how, processes and techniques, research and development, works, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and any other confidential information; (vi) all proprietary rights relating to any of the foregoing; and (vii) copies and tangible embodiments thereof.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean an Intellectual Property Security Agreement, in form and substance satisfactory to the Purchaser, duly executed by the Company and the Purchaser, as amended from time to time.

                  "INVESTMENT AND GUARANTY AGREEMENT" shall mean that certain Investment Agreement and Continuing Guaranty dated as of April 15, 1999, by and among Stanwich, Charles E. Bradley, Sr., Charles E. Bradley, Jr., the Company and the Purchaser, as amended from time to time.

                  "INVESTMENTS" shall mean, as applied to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any Capital Stock of any other Person, or all or any substantial part of the business or assets of such other Person, and (ii) any direct or indirect loan, advance or capital contribution by such Person to any other Person (including any Affiliate, officer, director or employee of the Company).

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the treasury regulations promulgated thereunder.

                  "LICENSES AND PERMITS" shall mean, with respect to any Person, all licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations of all Governmental Authorities necessary to the conduct of the businesses of such Person, including all licenses issued or issuable under the finance laws in each state in which the activities of such Person would require such licensing, licenses required for the sale or brokerage of insurance products, compliance with all bonding requirements of any Governmental Authority and any licenses, franchises, permits, consents, approvals, registrations, certificates and authorizations required to be held to comply with or obtain exemptions from the usury laws of any state.

                  "LIEN" shall mean any lien, pledge, mortgage, security interest, hypothecation, charge or encumbrance of any kind (including the interest of a lessor under a Capital Lease having substantially the same economic effect), any agreement to give or refrain from giving any lien, pledge, mortgage, security interest, hypothecation, charge or other encumbrance of any kind, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement or other similar form of notice under the laws of any jurisdiction.

                  "LINC" shall mean LINC Acceptance Company, LLC, a Delaware limited liability company, which is involved in the marketing and originating of Automobile Contracts.

                  "LIQUIDATED CONTRACTS" shall mean any Automobile Contract (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession or (iii) as to which an Automobile Contract Debtor has failed to make more than 90% of a Scheduled Payment of more than ten dollars for 120 days or more as of the end of a Collection Period or
         (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Automobile Contract.

                  "LLCP COMMITMENT LETTER" shall have the meaning set forth in
         SECTION 11.3.

                  "LLCP COVERAGE RATIO" shall mean, as of any date, a fraction, expressed as a percentage, the numerator of which shall be (A) the sum of (i) all cash, (ii) all restricted cash, (iii) all servicing fees receivable and (iv) all investment in credit enhancements, in each case as shown on the consolidated balance sheet of the Company and its Subsidiaries as of such date, MINUS (B) the sum of all contributions, whether in the form of debt or equity, by the Company or any Subsidiary in CPS Funding LLC, CPS 123 Corp. or any other Subsidiary used for the purpose of effecting Warehouse Financing Transactions, and the denominator of which shall be equal to all Indebtedness outstanding under the Notes as of such date. For purposes of the LLCP Coverage Ratio, the calculation shall cover the assets and liabilities of the Company and its Subsidiaries other than MFN and its Subsidiaries except for, in the case of clause (A)(i) above, cash held by MFN in an amount not to exceed $2,000,000.

                  "LLCP REPRESENTATIVE" shall have the meaning set forth in the Amended and Restated Investor Rights Agreement.

                  "LLCP SHARES" shall mean (i) an aggregate of 4,552,500 shares of Common Stock held by the Purchaser as of the date hereof, (ii) the March 2000 LLCP Shares, (iii) any and all shares of Common Stock issued or issuable upon exercise of the Residual Warrant (including any Warrant Shares or other shares issued as an "anti-dilution" or other adjustment) and (iv) any other shares of Common Stock acquired by the Purchaser from and after the date hereof.

                  "LLCP WARRANTS" shall mean, collectively, the following Equity
         Rights: (i) the Bridge Warrant (Warrant No. LL-1) to Purchase 345,000 Shares of Common Stock of the Company, issued November 2, 1998; (ii) the Primary Warrant (Warrant No. LL-2) to Purchase 3,450,000 Shares of Common Stock, issued November 17, 1998; (iii) the Amended and Restated Primary Warrant (Warrant No. LLA-1) to Purchase 3,115,000 Shares of Common Stock, issued April 15, 1999; (iv) the Warrant (Warrant No. LLB
         4) to Purchase 1,335,000 Shares of Common Stock, issued April 15, 1999; and (v) the Residual Warrant.

                  "LOSSES" shall have the meaning specified in SECTION 9.2.

                  "MARCH 2000 LLCP SHARES" shall mean the 103,500 shares of Common Stock issued to the Purchaser as provided in the Waiver Agreement.

                  "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, or any successor thereto (the "Federal Reserve Board"), as amended from time to time.

                  "MARGIN STOCK" shall mean "margin stock" as defined in the Margin Regulations.

                  "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean a material adverse effect on or adverse change in, as the case may be, (i) the business, assets, condition (financial or otherwise), properties, results of operations, projections or prospects of the Company, individually, or the Company and its Subsidiaries (other than LINC or Samco) taken as a whole, (ii) the business, assets, condition (financial or otherwise), properties, results of operations, projections or prospects of MFN, individually, or MFN and its Subsidiaries taken as a whole, or (iii) the ability of the Company, individually, or the Company and its Subsidiaries (other than LINC or Samco) taken as a whole, to perform its or their obligations under this Agreement or any Related Agreements.

                  "MATERIAL CONTRACTS" shall have the meaning set forth in
         SECTION 3.13.

                  "MERGER CONSIDERATION" shall mean the "Merger Consideration" as defined in the MFN Merger Agreement.

                  "MERCURY FINANCE COMPANY" shall mean Mercury Finance Company LLC, a Delaware limited liability company.

                  "MERGERSUB" shall have the meaning set forth in the recitals.

                  "MERGERSUB CONSENT LETTER" shall mean that certain consent letter dated November 16, 2001, under which the Purchaser consented to the formation of Mergersub in connection with the execution and delivery of the MFN Merger Agreement.

                  "MFN" shall have the meaning set forth in the recitals.

                  "MFN CERTIFICATE OF MERGER" shall mean a Certificate of Merger, duly executed in accordance with the DGCL and to be filed with the Secretary of State of the State of Delaware effectuating the MFN Merger under the MFN Merger Agreement.

                  "MFN COLLATERAL DOCUMENTs" shall have the meaning set forth in
         SECTION 7.23.

                  "MFN CUMULATIVE GROSS LOSS RATE" shall mean the "Cumulative Gross Loss Rate" as defined in the applicable MFN Sale and Servicing Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the MFN Sales and Servicing Agreement).

                  "MFN CUMULATIVE NET LOSS RATE" shall mean the "Cumulative Net Loss Rate" as defined in the applicable MFN Sale and Servicing Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the applicable MFN Sales and Servicing Agreement).

                  "MFN DELINQUENCY RATIO" shall mean the "Delinquency Ratio" as defined in the applicable MFN Sale and Servicing Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the MFN Sales and Servicing Agreement).

                  "MFN DETERMINATION DATE" shall mean the "Determination Date" as defined in the applicable MFN Sale and Servicing Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the MFN Sales and Servicing Agreement).

                  "MFN GUARANTY" shall have the meaning set forth in SECTION
         7.23.

                  "MFN LEVEL 1 TRIGGER EVENT" shall mean the "Level 1 Trigger Event" as defined in the applicable MFN Sale and Servicing Agreement (and all capitalized terms used within such definition shall have the meanings ascribed to them in the MFN Sales and Servicing Agreement).

                  "MFN MASTER SPREAD ACCOUNT AGREEMENT" shall mean that certain Master Spread Account Agreement dated as of June 1, 2001, among MFN Securitization LLC, as "Seller," XLCA, as "Insurer," MFN Auto Receivables Trust 2001-A, as "Issuer," and Wells Fargo Bank Minnesota, National Association, as "Trust Collateral Agent" and "Collateral Agent, as supplemented by a Series 2001-A Supplement dated as of June 1, 2001, as amended from time to time as permitted herein.

                  "MFN MERGER" shall have the meaning set forth in the recitals.

                  "MFN MERGER AGREEMENT" shall have the meaning set forth in the recitals.

                  "MFN RECEIVABLES FINANCING DOCUMENTS" shall mean that certain Receivables Financing Agreement dated as of March 1, 2001, among MFN Funding LLC, Mercury Finance Company, MFN, Deutsche Bank AG, New York Branch, Wells Fargo Bank Minnesota, National Association, and the other parties thereto, and the agreements, instruments and other documents related thereto.

                  "MFN SALE AND SERVICING AGREEMENT" shall mean, with respect to a particular MFN Securitization Transaction, the sale and servicing agreement or similar agreement applicable to, or entered into in connection with, such MFN Securitization Transaction, including, with respect to the MFN Auto Receivables Trust 2001-A Securitization Transaction, the Sale and Servicing Agreement dated as of June 1, 2001, among MFN Auto Receivables Trust 2001-A, as "Issuer," Mercury Finance Company, as "Servicer," MFN, as "Performance Guarantor," Wells Fargo Bank Minnesota, National Association, as "Back-up Servicer" and "Trust Collateral Agent," and Systems & Services Technologies, Inc., as "Designated Back-up Servicer," as amended from time to time as permitted herein.

                  "MFN SIGNIFICANT SUBSIDIARIES" shall have the meaning set forth in SECTION 7.23.

                  "MFN SENIOR SUBORDINATED NOTES" shall mean the $22,500,000 principal amount of 11.0% Senior Subordinated Notes Due 2002 issued by MFN pursuant to the terms of that certain Indenture dated as of March 23, 1999, and related First Supplement to Trust Indenture dated as of March 23, 1999.

                  "MULTIEMPLOYER PLAN" shall have the meaning set forth in
         Section 4001(a)(3) of ERISA.

                  "NAB" shall mean NAB Asset Corporation, a Texas corporation.

                  "NASDAQ" shall mean The Nasdaq National Market System or any successor reporting system.

                  "NET AVAILABLE CASH" shall mean, with respect to any Asset Sale, all cash payments received from such Asset Sale (including cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the Company or any of its Subsidiaries of Indebtedness relating to the property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of (i) all legal, title and recording Tax expenses, commissions and other fees and expenses incurred, and all federal, state and local Taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, and (ii) all payments made on any Indebtedness which is secured by any property subject to such Asset Sale, in accordance with the terms of any Lien upon such property, or which must by its terms or in order to obtain a necessary Consent to such Asset Sale, or under Applicable Laws, be repaid out of the proceeds from such Asset Sale.

                  "NET INTEREST RECEIVABLE" shall mean, at any date of determination, the net present value as of such date of Future Servicing Cash Flows available to be distributed to the Company by any Subsidiary of the Company in connection with any Securitization Transaction as determined in accordance with Statement of Financial Accounting Standards No. 140. Future Servicing Cash Flows represents the difference between the coupon rate on the Automobile Contracts and the pass-through rate on the certificates or notes issued to the investors in the securitized pool in excess of a base Servicing Fee of two percent (2%) and any other continuing costs such as trustee or surety bond premiums. To determine the Net Interest Receivable, the Future Servicing Cash Flows are first estimated using an assumed rate of prepayment that is intended to be conservative relative to historical experience and then discounted as a market rate commensurate with the risk associated with this type of investment. The Net Interest Receivable is then reduced by a credit loss provision based upon historical experience and deemed adequate to cover net losses over the life of the trust. The Net Interest Receivable is subsequently amortized against servicing income on a level-yield basis.

                  "NET LIQUIDATION PROCEEDS" shall mean, as to any Liquidated Contract, all amounts realized with respect to such Automobile Contract net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Automobile Contract and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Automobile Contract Debtor on such Automobile Contract; PROVIDED, HOWEVER, that "Net Liquidation Proceeds" with respect to any Automobile Contract shall in no event be less than zero.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "NOTES" shall mean, collectively, the Term B Note, the Bridge Note and the Term C Note, as amended from time to time, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments thereof. The term "Note" shall refer to the Term B Note, the Bridge Note or the Term C Note, as applicable.

                  "OBLIGATIONS" or "OBLIGATIONS TO PURCHASER" shall mean any and all Indebtedness, claims, liabilities or obligations of the Company and any of its Subsidiaries owing from time to time to the Purchaser or any Affiliate of the Purchaser (or any successor, assignee or transferee of the Purchaser or such Affiliate) of whatever nature, type or description, arising under or with respect to the Prior LLCP Documents, this Agreement, the Notes (including the Term B Note, the Bridge Note and the Term C Note), the Amended and Restated Registration Rights Agreement, the Amended and Restated Investor Rights Agreement, the Subsidiary Guaranty, the Collateral Documents, the Option Agreement, the Indemnity Side Letter and the other Related Agreements, and any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, of whatever nature, character or description, including any claims for rescission or other damages under applicable federal and state securities laws, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including attorneys' fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

                  "OPTION AGREEMENT" shall mean an Option Agreement dated as of the Closing Date, in form and substance satisfactory to the Purchaser, duly executed by the Company and the Purchaser, as amended from time to time.

                  "PAYMENT DATE" shall mean, with respect to each Collection Period in any Securitization Transaction, the 15th day of the following calendar month or, if such day is not a Business Day, the immediately following Business Day, or such other day as provided for with respect to such Securitization Transaction. A Payment Date may also be referred to as a "Distribution Date," or an other term or definition which has a substantially similar meaning, with respect to any Securitization Transaction.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PENS" shall mean the "10.50% Participating Equity Notes" due April 15, 2004, issued by the Company in the original principal amount of $20,000,000 pursuant to a First Supplemental Indenture dated as of April 15, 1997, between the Company and Bankers Trust Company, as trustee thereunder, as in effect on the date hereof or as amended pursuant to SECTION 8.11(A). The PENS is the first series of unsecured subordinated debentures, notes or other evidences of indebtedness to be issued under the PENS Indenture.

                  "PENS INDENTURE" shall mean an Indenture, dated as of April 15, 1997, as supplemented by the First Supplemental Indenture, dated as of April 15, 1997, between the Company and Bankers Trust Company, as trustee thereunder, as in effect on the date hereof or as amended pursuant to SECTION 8.11(A).

                  "PERMITTED INVESTMENTS" shall mean any one or more of the following:

                           (i) any direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America, all of which mature within three (3) months from the date of acquisition thereof; or

                           (ii) any interest-bearing demand or time deposits or certificates of deposit that mature no more than thirty (30) days from the date of creation thereof and that are either (a) insured by the Federal Deposit Insurance Corporation or (b) held in any United States commercial bank having general obligations rated at least "AA" or equivalent by Standard & Poor's Rating Group Corporation or Moody's Investors Service, Inc. and having capital and surplus of at least $500,000,000 or the equivalent.

                  "PERMITTED LIENS" shall mean:

                           (i) judgment and attachment Liens in connection with
         (a) judgments that do not constitute an Event of Default so long as the judgment creditor has not succeeded in the foreclosure thereof and reserves have been established to the extent required by GAAP as in effect at such time and (b) litigation and legal proceedings that are being contested in good faith by appropriate proceedings (or as to which the Company or any of its Subsidiaries, as the case may be, is preparing to promptly initiate in appropriate proceedings) so long as adequate reserves have been established in accordance with GAAP and so long as such Liens do not encumber assets in an aggregate amount (together with the amount of any unstayed judgments against the Company or any of its Subsidiaries) in excess of $1,000,000;

                           (ii) Liens for Taxes, assessments or other governmental charges or levies on property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, and Liens for personal property Taxes so long as such Liens do not secure an amount in excess of $20,000;

                           (iii) pledges or deposits by the Company or any of its Subsidiaries under worker's compensation laws, unemployment insurance laws or similar legislation;

                           (iv) Liens on the property of the Company or any of its Subsidiaries incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or indemnity bonds or other obligations of like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (provided that the Company may incur Liens to secure surety or indemnity bonds or other obligations of like nature outside of the ordinary course of business so long as such Liens do not encumber assets in excess of $350,000 in the aggregate);

                           (v) Liens imposed by operation of law, such as carriers', warehousemen's and mechanics' Liens, on property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations which are not more than sixty (60) days past due or are being contested in good faith by appropriate proceedings and, if required by GAAP, are appropriately reserved for on the books of the Company or such Subsidiary, as the case may be; and

                           (vi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

         PROVIDED, HOWEVER, that each of the Liens described in the foregoing clauses (i) through (vi) inclusive shall only constitute a Permitted Lien so long as such Liens do not materially interfere with the conduct of the business of the Company and its Subsidiaries, individually or taken as a whole, or result in a Material Adverse Change.

                  "PERSON" shall mean any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, other business entity or Governmental Authority.

                  "PLEDGE AGREEMENT" shall mean a Stock Pledge and Control Agreement dated as of the Closing Date, in form and substance satisfactory to the Purchaser, by and between the Company and the Purchaser, as amended from time to time.

                  "PLEDGED STANWICH NOTES" shall have the meaning set forth in the Stanwich Amended Subordination Agreement.

                  "POOLE" shall mean John G. Poole, an individual and a former Affiliate of Stanwich.

                  "POOLE REPLACEMENT NOTE" shall mean the Convertible Subordinated 12.5% Note dated November 16, 1998, in the principal amount of $1,000,000, made payable by the Company in favor of Poole.

                  "PREVIOUSLY PLEDGED STANWICH NOTES" shall have the meaning set forth in the Stanwich Amended Subordination Agreement.

                  "PRIOR LLCP DOCUMENTS" shall mean, collectively, any and all agreements, instruments, amendments, certificates and other documents entered into or delivered by the Purchaser, the Company or Stanwich or any of the Company's other Affiliates from November 2, 1998, through the date immediately preceding the Closing Date, related to, or in connection with, the purchase by the Purchaser of any debt or equity securities of the Company, including the Bridge Loan Documents, the November 1998 Transaction Documents and the April 1999 Note Documents and the Waiver Agreement.

                  "PRO FORMA CLOSING BALANCE SHEET" shall have the meaning set forth in SECTION 3.10(e).

                  "PURCHASE PRICE" shall have the meaning specified in SECTION 2.2.

                  "PURCHASED CONTRACT" shall mean an Automobile Contract purchased as of the close of business on the last day of a Collection Period by the Servicer.

                  "PURCHASER" shall have the meaning set forth in the preamble.

                  "REAL PROPERTY" shall mean any real property or "facility" (as defined in the Resource Conversation and Recovery Act (RCRA), 42 U.S.C.
         Section 6901 ET SEQ.) currently or formerly owned, operated, leased or occupied by the Company and its Subsidiaries.

                  "RELATED AGREEMENTS" shall mean, collectively, the Prior LLCP Documents, the Notes, the Option Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Investor Rights Agreement, the Subsidiary Guaranty, the Collateral Documents, the Stanwich-Related Agreements, the Indemnity Side Letter, the Mergersub Consent Letter, the consent letter dated March 7, 2002, between the Company and the Purchaser with respect to the CPS Auto Receivables Trust 2002-A Securitization Transaction, the consent letter dated March 7, 2002, between the Company and the Purchaser with respect to the CPS Warehouse Trust Securitization Transaction, the side letter dated as of the date hereof with respect to the Pardee Matter (as defined therein), and any and all agreements, instruments, certificates, letters and other documents executed or delivered in connection herewith or therewith or contemplated hereby and thereby (including the MFN Guaranty and the MFN Collateral Documents), as the same may be amended from time to time.

                  "RESIDUAL INTEREST IN SECURITIZATIONS" shall mean, at any date of determination, the present value as of such date of the aggregate (without duplication) of the Company's or any Subsidiaries' interest in
         (i) the Net Interest Receivable relating to all Securitization Transactions, (ii) all spread accounts, collection accounts, reserve accounts and all other deposit accounts and securities accounts relating to all Securitization Transactions and (iii) any over-collateralized accounts.

                  "RESIDUAL WARRANT" shall mean that certain Warrant (No. LLB 5) issued April 15, 1999, and restated upon exercise in part as of May 26, 1999, to Purchase 1,000 Shares of Common Stock, as amended from time to time.

                  "RESIDUAL WARRANT SHARES" shall mean any and all shares of Common Stock issued or issuable upon exercise of the Residual Warrant.

                  "RESTRICTED PAYMENT" shall mean, with respect to any Person, any one or more of the following:

                           (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of such Person now or hereafter outstanding;

                           (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of such Person now or hereafter outstanding; and

                           (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness (PROVIDED that any sinking fund payments required to be made by the Company under the terms of any Existing Indebtedness shall not constitute a Restricted Payment);

         PROVIDED, HOWEVER, that the following shall not constitute a Restricted Payment so long as the Company is Solvent and no Default or Event of Default has occurred and is continuing or would occur as a result thereof: (a) any dividend or other distribution, direct or indirect, on account of any Capital Stock of such Person now or hereafter outstanding which is payable solely in shares of Common Stock; (b) any regularly scheduled payments of principal of and/or interest on any Subordinated Indebtedness made in accordance with the terms and provisions of the Subordinated Agreements; (c) any sales or transfers of Automobile Contracts (or pools thereof) between or among the Company and its Subsidiaries in connection with any Securitization Transaction (including any Warehouse Financing Transaction); (d) any purchases by the Company of its Capital Stock under the Company's Employee Savings (401(k)) Plan; (e) any dividend or other distribution, direct or indirect, on account of any Capital Stock (now or hereafter outstanding) of any of the Company's Subsidiaries to the Company; or
         (f) the cancellation or acquisition of any Capital Stock of the Company as payment to the Company of the exercise price of any Equity Rights.

                  "RISRS" shall mean the "Rising Interest Subordinated Redeemable Security Due 2006" issued by the Company in the original principal amount of $20,000,000, pursuant to a First Supplemental

         Indenture dated as of December 15, 1995, between the Company and Harris Trust and Savings Bank, as trustee thereunder, as in effect on the date hereof, or as amended pursuant to SECTION 8.11(A). The RISRS is the first series of unsecured subordinated debentures, notes or other evidences of indebtedness to be issued under the RISRS Indenture.

                  "RISRS INDENTURE" shall mean an Indenture dated as of December 15, 1995, between the Company and Harris Trust and Savings Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 15, 1995, between the Company and Bankers Trust Company, as trustee thereunder, as in effect on the date hereof or as amended pursuant to SECTION 8.11(A).

                  "SAMCO" shall mean Samco Acceptance Corp., a Delaware corporation.

                  "SCHEDULED PAYMENT" shall mean, with respect to any Collection Period for any Automobile Contract, the amount set forth in such Automobile Contract as required to be paid by the Automobile Contract Debtor in such Collection Period (without giving effect to deferments of payments or any rescheduling of payments in any insolvency or similar proceedings).

                  "SEC" shall mean the Securities and Exchange Commission, or any successor agency.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

                  "SECURITIZATION TRANSACTION DOCUMENTS" shall mean any and all agreements, instruments and other documents now existing or hereafter related to, or entered into in connection with, any Securitization Transaction, including any and all purchase agreements, assignment agreements, sale and servicing agreements, pooling and servicing agreements, servicing agreements, sub-servicing agreements, trust agreements, indentures, note purchase agreements, master spread account agreements, spread account supplements, collection account agreements, lockbox agreements, blocked account agreements, other deposit account control agreements, insurance and indemnity agreements, liquidity facility agreements, financial guaranty insurance policies and other credit enhancement agreements, in each case as amended from time to time as permitted herein.

                  "SECURITIZATION TRANSACTION" shall mean any and all transactions, whether now existing or hereafter arising or entered into, by the Company or any of its Subsidiaries involving the pooling and sale of Automobile Contracts to a Special Purpose Entity, including the pooling and sale of Automobile Contracts to a Special Purpose Entity in connection with any Warehouse Financing Transaction, including (i) Alton Grantor Trust 1993-1, Alton Grantor Trust 1993-2, Alton Grantor Trust 1993-3, Alton Grantor Trust 1993-4, CPS Auto Grantor Trust 1994-1, CPS Auto Grantor Trust 1994-2, CPS Auto Grantor Trust 1994-3, CPS Auto Grantor Trust 1994-4, CPS Auto Grantor Trust 1995-1, CPS Auto Grantor Trust 1995-2, CPS Auto Grantor Trust 1995-3, CPS Auto Grantor Trust 1995-4, CPS Auto Grantor Trust 1996-1, FASCO Auto Grantor Trust 1996-2, CPS Auto Grantor Trust 1996-2A, CPS Auto

         Grantor Trust 1996-3, CPS Auto Grantor Trust 1997-1, CPS Auto Grantor Trust 1997-2, CPS Auto Receivables Trust 1997-3, CPS Auto Receivables Trust 1997-4, CPS Auto Receivables Trust 1997-5, CPS Grantor Trust 1998-1, CPS Auto Receivables Trust 1998-2, CPS Auto Receivables Trust 1998-3, CPS Auto Receivables Trust 1998-4, CPS Auto Receivables Trust 2001-A (the "CPS 2001-A SECURITIZATION TRANSACTION") and CPS Auto Receivables Trust 2002-A, and any such future securitization transactions involving the Company or any of its Subsidiaries (other than MFN and its Subsidiaries covered by clause (B) below) (collectively, the "CPS SECURITIZATION Transactions"), or (B) MFN Auto Receivables Trust 2001-A, MFN Auto Receivables Trust 2002-A and any such future securitization transactions involving MFN or any of its Subsidiaries (collectively, the "MFN SECURITIZATION TRANSACTIONS").

                  "SECURITY AGREEMENT" shall mean an Amended and Restated Security Agreement dated as of the Closing Date, in form and substance satisfactory to the Purchaser, by and between the Company and the Purchaser, as amended from time to time.

                  "SENIOR INDEBTEDNESS" shall mean the principal amount of, premium, if any, and interest on (i) any Indebtedness of the Company, whether now outstanding or hereafter created, incurred, assumed or guaranteed, unless in the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding it is provided that such Indebtedness is subordinate in right of payment or rights upon liquidation to any other Indebtedness of the Company, and (ii) refundings, renewals, extensions, modifications, restatements, and increases of any such Indebtedness. The term "Senior Indebtedness" shall include any and all Indebtedness and other amounts owing under the Notes.

                  "SENIOR SUBORDINATED INDEBTEDNESS" shall mean, collectively, the RISRS, the PENS, the Stanwich Indebtedness, the Poole Replacement Note and any other Indebtedness of the Company which ranks PARI PASSU with the RISRS, the PENS and the Stanwich Indebtedness and the Poole Replacement Note; PROVIDED, HOWEVER, that such other Indebtedness is evidenced or governed by provisions that are reasonably satisfactory to the Purchaser, in each case as amended from time to time in accordance with SECTION 8.11(A).

                  "SERVICER" shall mean the Company, as the servicer of Automobile Contracts, and each successor servicer of the Company.

                  "SERVICING FEES" shall mean any and all servicing fees (including, as applicable, reimbursements and returns) paid or payable to the Company in connection with and under the terms of the applicable indenture, pooling or sale and servicing agreements or other agreements or documents executed in connection with any Warehouse Financing Transaction or other Securitization Transaction.

                  "SOLVENT" shall mean, with respect to any Person on the date of determination, that: (i) the present fair saleable value of the assets of such Person is greater than the amount required to be paid with respect to the probable liability on the existing debts and other liabilities (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person as they become absolute and matured; (ii) the sum of the debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) of such Person will not exceed all of the property of such Person at a fair valuation (including the value of all intangible property); (iii) such Person's assets do not constitute unreasonably small capital for such Person to carry on its business as now conducted and as proposed to be conducted; and (iv) such Person does not intend to, and does not believe it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Person and of amounts to be payable on or with respect to debt of such Person). For purposes of this definition, the amount of Contingent Obligations outstanding at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that is reasonably expected to become an actual or matured liability.

                  "SPECIAL PURPOSE ENTITY" shall mean any direct or indirect wholly owned Subsidiary of the Company that is formed or created as a "bankruptcy remote special purpose" entity solely for the purposes of effectuating any Securitization Transaction.

                  "SPECIFIED DEFAULTS" shall have the meaning set forth in
         SECTION 2.5.

                  "STANWICH" shall mean Stanwich Financial Services Corp., a Rhode Island corporation or Stanwich Partners, Inc., a Delaware corporation, as applicable.

                  "STANWICH AMENDED REGISTRATION RIGHTS AGREEMENT" or "AMENDED STANWICH REGISTRATION RIGHTS AGREEMENT" shall mean the Consolidated Registration Rights Agreement dated as of November 17, 1998 (the "STANWICH REGISTRATION RIGHTS AGREEMENT"), between the Company, Stanwich and Poole, as amended by the First Amendment to Consolidated Registration Rights Agreement dated as of March 15, 2000, as further amended from time to time.

                  "STANWICH AMENDED SUBORDINATION AGREEMENT" or "AMENDED STANWICH SUBORDINATION AGREEMENT" shall mean the Subordination Agreement dated as of November 17, 1998 (the "ORIGINAL STANWICH SUBORDINATION AGREEMENT"), among Stanwich, Poole, the Purchaser and the Company, as amended by the Amendment to Subordination Agreement dated as of April 15, 1999, among Stanwich, the Purchaser and the Company (it being understood that such amendment was not intended in any way to affect Poole's obligations under the Original Stanwich Subordination Agreement insofar as they related to Poole), and as further amended by the Second Amendment to Subordination Agreement dated as of March 15, 2000, among Stanwich, Poole, the Purchaser and the Company, as further amended from time to time.

                  "STANWICH CASE" shall mean IN RE STRUCTURED SETTLEMENT LITIGATION, Nos. BC 244111, 244271 and 243787 (Cal. Super. Ct. filed May 9, 2001), including any and all claims, counterclaims and cross-claims related thereto.

                  "STANWICH COMMITMENT NOTE" shall mean the Subordinated Promissory Note dated September 30, 1999, made by the Company to Stanwich in the principal amount of $1,500,000.

                  "STANWICH DEBT DOCUMENTS" shall mean, collectively, all agreements, instruments and other documents, whether now existing or hereafter entered into, evidencing or governing any Stanwich Indebtedness, including (i) the 1997 Stanwich Notes, (ii) the Poole Replacement Note, (iii) the Stanwich Debt Restructure Agreement, (iv) the Stanwich Amended Subordination Agreement and (v) the Stanwich Commitment Note, as the same may be amended from time to time in accordance with SECTION 8.11(A).

                  "STANWICH DEBT RESTRUCTURE AGREEMENT" shall mean the Debt Restructure Agreement dated as of November 17, 1998, among the Company, Stanwich and Poole.

                  "STANWICH INDEBTEDNESS" shall mean, collectively, any and all outstanding Indebtedness of the Company or its Subsidiaries or both owing to Stanwich or any of Stanwich's shareholders, officers, directors, employees or Affiliates (including Poole, but excluding the Company and its Subsidiaries), including Indebtedness owing under the following:

                           (i) the seven (7) "Partially Convertible Subordinated 9% Notes" dated June 12, 1997, including two (2) in the principal amount of $5,000,000 and five (5) in the principal amount of $1,000,000 (collectively, the "1997 STANWICH NOTES"), issued by the Company to Stanwich in the aggregate principal amount of $15,000,000;

                           (ii) the Poole Replacement Note; and

                           (iii) the Stanwich Commitment Note;

         in each of clauses (i) through (iii) above as amended from time to time in accordance with SECTION 8.11(a).

                  "STANWICH-RELATED AGREEMENTS" shall mean the Stanwich Debt Documents, the Stanwich Amended Registration Rights Agreement, the Stanwich Amended Subordination Agreement, the Stanwich Termination and Settlement Agreement and any and all agreements, instruments and documents executed and delivered in connection therewith or from time to time with respect to any Stanwich Indebtedness.

                  "STANWICH REPLACEMENT NOTE" shall mean the Convertible Subordinated 12.5% Note dated November 16, 1998, in the principal amount of $4,000,000, made payable by the Company in favor of Stanwich.

                  "STANWICH TERMINATION AND SETTLEMENT AGREEMENT" shall mean the Termination and Settlement Agreement With Respect To Investment Agreement and Continuing Guaranty dated as of March 15, 2000, by and among the Purchaser, the Company, Stanwich, Charles E. Bradley, Sr. and Charles E. Bradley, Jr.

                  "SUBORDINATED AGREEMENTS" shall mean, collectively, the RISRS Indenture, the PENS Indenture, the Stanwich Debt Documents and all other agreements, instruments and other documents evidencing or governing any Indebtedness of the Company or any of its Subsidiaries, whether now existing or hereafter entered into, that expressly provides that such Indebtedness is subordinate in right of payment or rights upon liquidation to any other Indebtedness of the Company, together with any and all related agreements, instruments and other documents between or among the Company, any of its Subsidiaries and/or the Subordinated Lenders, in each case as amended, supplemented or otherwise modified from time to time in accordance with SECTION 8.11(a).

                  "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness that is not Senior Indebtedness, as such Indebtedness may be refinanced, renewed, replaced, restructured or exchanged from time to time in accordance with SECTION 8.11(A).

                  "SUBORDINATED LENDERS" shall mean the lenders of Subordinated Indebtedness (including Stanwich and Poole).

                  "SUBSIDIARY" and "SUBSIDIARIES" shall mean, with respect to any Person, any other Person of which more than fifty percent (50%) of the total voting power of Capital Stock entitled to vote (without regard to the occurrence of any contingency) in the election of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company and includes, at any time after the consummation of the MFN Merger (and, without limiting the generality of this sentence for purposes of ARTICLES 7 and 8), MFN and its direct and indirect Subsidiaries; PROVIDED, HOWEVER, that, unless otherwise indicated, when used in ARTICLE 3, the term "Subsidiary" means any Subsidiary of the Company immediately prior to the MFN Merger.

                  "SUBSIDIARY GUARANTORS" shall mean CPSL, CPS Marketing and any other direct or indirect Subsidiary that is or becomes a "Guarantor" under the Subsidiary Guaranty.

                  "SUBSIDIARY GUARANTY" shall mean an Amended and Restated Joint and Several General and Continuing Guaranty dated as of the Closing Date, in form and substance satisfactory to the Purchaser, duly executed by the Subsidiary Guarantors in favor of the Purchaser, as amended from time to time.

                  "TAX" or "TAXES" shall mean any present and future income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether federal, state, local or foreign, together with any interest and penalties and additions to tax.

                  "TERM A NOTE" shall mean that certain Secured Senior Note Due 2001 dated March 15, 2000, issued by the Company in favor of the Purchaser in the principal amount of $16,000,000.

                  "TERM B NOTE" shall mean a Second Amended and Restated Secured Senior Note Due November 30, 2003, as amended and restated as of the Closing Date, in the principal amount of $26,000,000, in substantially the form of EXHIBIT A-1, which amends and restates that certain Amended and Restated Secured Senior Note Due 2003 dated as of March 15, 2000 (the "FIRST AMENDED TERM B NOTE"), issued by the Company in favor of the Purchaser in the original principal amount of $30,000,000, as amended from time to time. (The Term B Note evidences the aggregate Indebtedness and all other amounts owing under the Amended November 1998 Primary Note and the April 1999 Note.)

                  "TERM C NOTE" shall have the meaning set forth in SECTION 2.1.

                  "TERM C NOTE PURCHASE PRICE" shall have the meaning set forth in SECTION 2.3.

                  "TERMINATION EVENT" shall mean (i) the Company, any ERISA Affiliate, and Benefit Plan or any fiduciary (within the meaning of Section 3(21) of ERISA) of a Benefit Plan being named as a defendant in a lawsuit filed under ERISA; (ii) the Internal Revenue Service giving notice that it intends to revoke the tax-qualified status of any Benefit Plan; (iii) the occurrence of a "Reportable Event" described in
         Section 4043 of ERISA with respect to a Benefit Plan, regardless of whether the PBGC has waived the notice requirements with respect to such event in its regulations; (iv) the imposition of liability (whether absolute or contingent) as a result of a complete or partial withdrawal from a Multiemployer Plan, if any; (v) the filing of a notice to terminate a Benefit Plan in a distress termination under
         Section 4041(c) of ERISA; (vi) the institution of proceedings by the PBGC to terminate a Benefit Plan or to appoint a trustee pursuant to
         Section 4042 of ERISA, or the occurrence of any event or set of circumstances that might reasonably constitute grounds for the PBGC to do either; (vii) the restoration of a plan by the PBGC pursuant to
         Section 4047 of ERISA; or (viii) the Company's or any ERISA Affiliate's withdrawal from a single-employer plan during the plan year in which it is a substantial employer pursuant to Section 4063 of ERISA.

                  "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in SECTION 3.22(A).

                  "TRIGGER EVENT" shall mean a "Trigger Event," a "Level 1 Trigger Event," a "Level 2 Trigger Event," a "Level 3 Trigger Event" or any other term or definition having a substantially similar meaning, as defined or used in any Securitization Transaction Document or other agreement executed in connection with any Securitization Transaction, including the CPS Master Spread Account Agreement and the MFN Master Spread Account Agreement.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; PROVIDED that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of the Purchaser's Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

                  "USAP AUDIT" shall mean an audit conducted according to the requirements and standards set forth in the Uniform Single Attestation Program promulgated by the Mortgage Bankers Association of America.

                  "WAIVER AGREEMENT" shall mean that certain Waiver Agreement dated as of March 15, 2000, by and between the Company and the Purchaser, as amended from time to time.

                  "WARECO" shall mean CPS Warehouse Corp., a Delaware corporation.

                  "WAREHOUSE FINANCING TRANSACTION" shall mean any transaction entered into in the ordinary course of the Company's business, in each case consistent with the Company's past practices, pursuant to which
         (i) the Company or one or more of its Subsidiaries sells Automobile Contracts to any entity which is established by the Company for the limited purpose of buying and reselling such Automobile Contracts, and
         (ii) such entity purchases such Automobile Contracts from the Company or such selling Subsidiary from time to time for cash or other consideration equal to the fair market value of such Automobile Contracts and finances the purchase of such Automobile Contracts through borrowings under a "warehouse financing" facility established with a third party financing party and under which such entity is the sole borrower (with no recourse to either the Company or any other Subsidiary other than for breaches of customary representations and warranties in connection with sales of Automobile Contracts).

                  "WARRANT SHARES" shall mean any and all shares of Common Stock issued or issuable upon exercise of, or otherwise under, any LLCP Warrants.

                  "WEST LB" shall mean Westdeutsche Landesbank Girozentrale, New York Branch.

                  "WEST LB COMMITMENT LETTER" shall mean that certain Project Chicago-Commitment Letter dated November 16, 2001, between West LB and the Company.

                  "WEST LB ESCROW AGREEMENT I" shall have the meaning set forth in SECTION 5.9(h)(i).

                  "WEST LB ESCROW AGREEMENT II" shall have the meaning set forth in SECTION 5.9(h)(ii).

                  "WEST LB ESCROW AGREEMENTS" shall mean, collectively, West LB Escrow Agreement I and West LB Escrow Agreement II.

                  "XLCA" shall mean XL Capital Assurance Inc., a New York monoline financial guaranty insurance company.

         1.2 ACCOUNTING TERMS AND COMPUTATIONS. For purposes of this Agreement and any Related Agreement, (a) all accounting terms used that are not expressly defined herein or therein have the meanings given to them under GAAP, (b) all computations made pursuant to this Agreement or any Related Agreement shall be made in accordance with GAAP and (c) all financial statements and other financial information required to be delivered by the Company or any Guarantor under this Agreement or under any Related Agreement shall, except as otherwise expressly provided in this Agreement, be prepared in accordance with GAAP in the ordinary course of business consistent with past practices, except that any such financial statements or other financial information which are unaudited may be subject to year-end audit adjustments and may omit footnotes.

         1.3 INDEPENDENCE OF COVENANTS. All covenants in this Agreement or any Related Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         1.4 HEADINGS; CONSTRUCTION AND INTERPRETATION. The headings in this Agreement and any Related Agreement are for convenience of reference only, do not constitute a part of this Agreement or such Related Agreement and are not to be considered in construing or interpreting this Agreement or Related Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references contained in this Agreement or any Related Agreement are to this Agreement or such Related Agreement, as the case may be, unless otherwise stated. Unless the context of this Agreement or any Related Agreement clearly requires otherwise, the use of the word "including" is not limiting and the use of the word "or" has the inclusive meaning represented by the phrase "and/or." Reference in this Agreement or any Related Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or amendments of any document or law, shall include any amendments, restatements, supplements, replacements, renewals, refinancings, refunds, waivers or other modifications. This Agreement and each Related Agreement has been negotiated by, and entered into between or among, persons that are sophisticated and knowledgeable in business matters. Accordingly, any rule of law or legal decision that would require interpretation of this Agreement or any Related Agreement against the party that drafted it shall not be applicable and is irrevocably and unconditionally waived. All provisions of this Agreement and each Related Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         1.5 DETERMINATIONS. Any determination or calculation contemplated by this Agreement or any Related Agreement that is made by the Purchaser shall be final and conclusive and binding upon the Company in the absence of manifest error.

         1.6 KNOWLEDGE OF THE COMPANY. Whenever the term "KNOWLEDGE OF THE COMPANY" or "BEST KNOWLEDGE OF THE COMPANY PARTIES" or words of similar import are used in this Agreement or any other Investment Document with respect to the existence or absence of any fact, it shall mean that any one or more of the following Persons knows or should have known, based upon the reasonable inquiry of such Person, of the existence or absence of such fact: Charles E. Bradley, Jr., David Kenneally and Mark A. Creatura, Esq.

2.       PURCHASE AND SALE OF NOTES; CLOSING; LIMITED WAIVER.

         2.1 AUTHORIZATION. The Company has authorized, among other things, (a) the amendment and restatement of the First Amended and Restated Securities Purchase Agreement, on the terms and subject to the conditions set forth herein,
(b) the amendment and restatement of the First Amended Term B Note, on the terms and subject to the conditions set forth in the Term B Note, (c) the issuance, sale and delivery to the Purchaser of a Secured Senior Note Due February 28, 2003, in the principal amount of $35,000,000, in substantially the form of EXHIBIT A-2 (as amended from time to time, the "BRIDGE NOTE") and (d) the issuance, sale and delivery to the Purchaser of a 12.00% Secured Senior Note Due 2008 in the principal face amount of $11,241,931, in substantially the form of EXHIBIT A-3 (as amended from time to time, the "TERM C NOTE"). The Indebtedness evidenced by the Bridge Note and the Term C Note, including the payment of principal thereof and premium, if any, and interest thereon, shall constitute Senior Indebtedness and shall rank PARI PASSU in right of payment and rights upon liquidation to all Indebtedness evidenced by the Term B Note.

         2.2 PURCHASE OF NOTES. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Bridge Note and the Term C Note. The aggregate purchase price to be paid by the Purchaser for the Bridge Note shall be $35,000,000 (the "BRIDGE NOTE PURCHASE PRICE") and the aggregate purchase price to be paid by the Purchaser for the Term C Note shall be $8,500,000 (the "TERM C NOTE PURCHASE PRICE"), in each case which will be paid in accordance with SECTION 2.3.

         2.3 CLOSING. The closing (the "CLOSING") of the issuance, sale and delivery of the Bridge Note and the Term C Note and the other transactions contemplated by this Agreement shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, on the date hereof or as soon as practicable thereafter immediately following the satisfaction or waiver of the conditions precedent set forth in SECTION 5 and SECTION 6 (such date being the "CLOSING DATE"). At the Closing, the Company shall deliver to the Purchaser the Term C Note, duly executed by the Company, against delivery by the Purchaser of the Term C Note Purchase Price (net of amounts permitted to be withheld pursuant to SECTION 11.8) by wire transfer in immediately available funds to such bank as the Company may request in writing (which request shall be made in writing at least one (1) Business Day prior to the Closing Date) for credit to an account designated by the Company in such request. Pursuant to the terms of West LB Escrow Agreement I and as expressly instructed by the Company, immediately prior to the Closing, the Purchaser shall deposit into Escrow Account I the Bridge Note Purchase Price (net of amounts permitted to be withheld pursuant to SECTION 11.8) in accordance with the wire transfer instructions contained in the West LB Escrow Agreement I. Concurrently with the release by the Closing Escrow Agent of the funds deposited by the Purchaser and others into Escrow Account I as provided in West LB Escrow Agreement I, the Company shall be deemed to have received the Bridge Note Purchase Price, and the Company shall deliver to the Purchaser the Bridge Note, duly executed by the Company.

         2.4 USE OF PROCEEDS. The proceeds to be received by the Company from the issuance and sale of the Bridge Note hereunder shall be used solely to fund a portion of the Merger Consideration under the MFN Merger Agreement and to pay costs, fees and expenses associated with the MFN Merger and the transactions contemplated by this Agreement and the Related Agreements. The proceeds to be received by the Company from the issuance and sale of the Term C Note hereunder shall be used solely to fund a portion of the Merger Consideration under the MFN Merger Agreement, to repay the MFN Senior Subordinated Notes and to pay costs, fees and expenses associated with the MFN Merger and the transactions contemplated by this Agreement and the Related Agreements.

         2.5 LIMITED WAIVER OF SPECIFIED DEFAULTS. The Company has advised the Purchaser that the Events of Default under the First Amended and Restated Securities Purchase Agreement listed on SCHEDULE 2.5 (the "SPECIFIED DEFAULTS") have occurred and are continuing as of the date hereof. Effective at and as of the Closing, pursuant to Section 10.4 of the First Amended and Restated Securities Purchase Agreement and in consideration for the payment being made to the Purchaser pursuant to SECTION 5.3, the Purchaser waives the Specified

Defaults. Except for the waiver of the Specified Defaults as expressly provided for in this SECTION 2.5, nothing contained in this Agreement or any Related Agreement is intended to or shall be construed as a waiver of any breaches, violations, Defaults or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company, any of its Subsidiaries or the Collateral, and the Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement and the Related Agreements, whether at law or in equity.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that, except as set forth in the disclosure schedules attached to this Agreement (the "DISCLOSURE SCHEDULES"), the following statements are true and correct:

         3.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all power and authority, including all Licenses and Permits, necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified or licensed and in good standing as a "foreign corporation" duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary. The Company has the requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party, to amend and restate the First Amended and Restated Securities Purchase Agreement, to issue, sell and deliver the Bridge Note to be issued by it hereunder and to consummate the other transactions contemplated hereby and by the Related Agreements.

         3.2 SUBSIDIARIES.

                  (a) SCHEDULE 3.2 sets forth a true, correct and complete list of all direct and indirect Subsidiaries of the Company as of the date hereof and a list of all direct and indirect Subsidiaries of the Company immediately following the MFN Merger, in each case setting forth, as to each such Subsidiary, its name, the jurisdiction of its organization, the address of its principal executive offices, the number of outstanding shares of its Capital Stock and the number of such outstanding shares or other interests owned, directly or indirectly, by the Company. Each such Subsidiary is an entity duly organized, validly existing and, if applicable, in good standing (other than LINC) under the laws of the jurisdiction of its incorporation, and has all power and authority, including all Licenses and Permits, necessary to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Since March 15, 2000, each of LINC and Samco has not conducted any business whatsoever and is inactive. ARC owns or holds no assets, does not, and will not, conduct any business and is inactive. No Subsidiary of MFN is material to the business, condition (financial or otherwise) or operations of MFN other than Mercury Finance Company and the "bankruptcy remote special purpose" entities created by MFN for purposes of the MFN Securitization Transactions completed through the date hereof.

                  (b) All of the outstanding Capital Stock of each Subsidiary listed on SCHEDULE 3.2 has been duly authorized and is validly issued, fully paid and non-assessable. The Company owns all of the outstanding Capital Stock of each Person that is a Subsidiary of the Company as of the date hereof free and clear of any Liens and of any other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock) except for Liens in favor of the Purchaser and as set forth in SCHEDULE 3.2, and, immediately after the Closing, the Company will own all of the outstanding Capital Stock of each Person that will be a Subsidiary of the Company immediately after the Closing (including MFN) free and clear of any Liens and of any other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock), except for Liens in favor of the Purchaser and as set forth in SCHEDULE 3.2.

         3.3 QUALIFICATION. The Company and each of its Subsidiaries (other than
LINC) is duly qualified or licensed and in good standing as a "foreign corporation" duly authorized to do business in each jurisdiction in which the character of the properties owned or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not have a Material Adverse Effect.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it or any Subsidiary is a party, the amendment and restatement of the First Amended and Restated Securities Purchase Agreement and the First Amended Term B Note, the issuance, sale and delivery of the Bridge Note and the Term C Note, the grant of Liens in favor of the Purchaser pursuant to the Collateral Documents, the consummation of the MFN Merger and the transactions referenced in
SECTION 5.16 and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, MFN and their Subsidiaries, as applicable. This Agreement has been duly executed and delivered by the Company and, at the Closing, each of the Bridge Note, the Term C Note and the other Related Agreements will be duly executed and delivered by the Company or its Subsidiaries that is a party thereto. This Agreement is, and the Bridge Note, the Term C Note and each other Related Agreement will at the time of the Closing be, a legal, valid and binding obligation of the Company or its Subsidiaries that is a party thereto, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

         3.5 NO VIOLATION; EXISTING DEFAULTS; SENIOR INDEBTEDNESS.

                  (a) The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it or any Subsidiary is a party, the amendment and restatement of the First Amended and Restated Securities Purchase Agreement and the First Amended Term B Note, the issuance, sale and delivery of the Bridge Note and the Term C Note, the grant of Liens in favor of the Purchaser pursuant to the Collateral Documents and the consummation of the MFN Merger, and the transactions referenced in SECTION 5.16 and the other transactions contemplated hereby and thereby do not and will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company, MFN or any of their respective Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or
(iii) any term of any Material Contract (including any Securitization

Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company, MFN or any of their respective Subsidiaries is a party or by which any of its or their properties or assets are bound.

                  (b) Except as disclosed in SCHEDULE 3.5(B), neither the Company, MFN nor any of their respective Subsidiaries is in default, breach or violation of (i) its charter or bylaws, as in effect on the date hereof, (ii) any term of any Material Contract (including any Securitization Transaction Document or any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company, MFN or any of their respective Subsidiaries is a party or by which any of its or their properties or assets are bound or (iii) to the best knowledge of the Company, any Applicable Laws. Without limiting the generality of the foregoing, except as set forth in
SCHEDULE 3.5(B), no "default" or "event of default" has occurred and is continuing under any agreement, instrument or other document to which the Company, MFN or any of their respective Subsidiaries is a party which evidences or governs any Indebtedness of the Company, MFN or their respective Subsidiaries, as the case may be (other than such "defaults" or "events of default" as have been duly waived by the appropriate Person pursuant to waivers which are in effect as of the date hereof and are disclosed in SCHEDULE 3.5(B)).

                  (c) The outstanding principal balance of the First Amended Term B Note is equal to $26,000,000. The First Amended Term B Note remains in full force and effect. The Indebtedness evidenced by the Term B Note constitutes "Senior Indebtedness" (as such term is defined in the RISRS Indenture, the PENS Indenture and the Stanwich Debt Documents). Immediately following the Closing, the Indebtedness evidenced by the Bridge Note and the Term C Note will also constitute "Senior Indebtedness" (as such term is defined in the RISRS Indenture, the PENS Indenture and the Stanwich Debt Documents), and there will be no agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to Purchaser to the repayment of any other Indebtedness of the Company or any of its Subsidiaries.

                  (d) Except as set forth on SCHEDULE 3.5(d), no Trigger Event or Insurance Agreement Event of Default has occurred and is continuing.

                  (e) There are no contractual or other restrictions or limitations which (i) prohibit the amendment and restatement of the First Amended and Restated Securities Purchase Agreement or the First Amended Term B Note, the issuance, sale and delivery of the Bridge Note and the Term C Note or any other transaction contemplated hereby, (ii) prohibit or restrict any merger, sale of assets or other event which could cause a Change in Control or (iii) otherwise prohibit any other financings by the Company, including any public or private debt or equity financings.

         3.6 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS. Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Agreement or any Related Agreement, the amendment and restatement of the First Amended Term B Note, the issuance, sale and delivery of the Bridge Note or the Term C Note or the grant of the Liens in favor of the Purchaser, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Agreement or any Related Agreement or (c) any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect.

         3.7 CAPITALIZATION.

                  (a) SCHEDULE 3.7(a) sets forth a true, correct and complete description of the authorized capital stock of the Company and the number of shares of each class or series of Capital Stock that is issued and outstanding as of the date hereof. As of the date hereof, (i) 6,100,000 shares of Common Stock were reserved for issuance under the Company Stock Plans, of which options to purchase 642,531 shares are available for future grants, options to purchase 1,890,500 shares have been exercised and options to purchase 3,566,969 shares are outstanding (of which options to purchase 1,966,371 shares are exercisable);
(ii) an aggregate of 2,412,228 shares of Common Stock were reserved for issuance upon conversion of the PENS and the Stanwich Indebtedness; and (iii) 1,000 shares of Common Stock were reserved for issuance upon exercise of the Residual Warrant. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and are free and clear of any Liens and other restrictions (including any restrictions on the right to vote, sell or otherwise dispose of such Capital Stock but excluding any such restrictions under the Amended and Restated Investor Rights Agreement) and of any preemptive or other similar rights to subscribe for or to purchase any such Capital Stock. Except as set forth on SCHEDULE 3.7(A) (which Schedule sets forth a true, correct and complete description of, with respect to each security, title, name of the holder or Person, as applicable, the number of shares of Capital Stock underlying such security, exercise price, expiration date and percentage of shares of such Capital Stock on a Fully Diluted Basis), as of the date hereof, there are: (i) no outstanding Equity Rights; (ii) to the best knowledge of the Company, no voting trusts or other agreements or undertakings with respect to the voting of the Capital Stock of the Company; (iii) no obligations or rights (whether fixed or contingent) on the part of the Company, any of its directors or officers or, to the best knowledge of the Company, any other Person to purchase, repurchase, redeem or "put" any outstanding shares of the Capital Stock of the Company or Equity Rights; and (iv) no agreements to which the Company, any of its directors or officers or, to the best knowledge of the Company, any other Person is a party granting any other Person any rights of first offer or first refusal, registration rights or "drag-along," "tag-along" or similar rights with respect to any transfer of any Capital Stock of the Company or Equity Rights. All shares of Capital Stock of the Company and Equity Rights that have been issued by the Company have been offered, issued and sold in compliance with all applicable federal and state securities laws.

                  (b) SCHEDULE 3.7(b) sets forth a true, correct and complete description of the authorized capital stock of each Subsidiary of the Company on the date hereof and of the authorized capital stock of each Subsidiary of the Company immediately after the Closing and the number of shares of each class of Capital Stock that is issued and outstanding as of the date hereof. There are no options, warrants or similar rights to purchase or otherwise acquire any shares of Capital Stock of any Subsidiary. All shares of Capital Stock of each Subsidiary that have been issued have been offered, issued and sold in compliance with all applicable federal and state securities laws.

                  (c) No shares of Capital Stock of the Company will become issuable to any Person (including FSA) pursuant to any "anti-dilution" or other provisions contained in any issued and outstanding Equity Rights on account of the exercise of the Residual Warrant or the application of the "anti-dilution" provisions contained in any LLCP Warrant.

                  (d) Except as set forth on SCHEDULE 3.7(d), the Company has not incurred, and should not incur, any charges to its statement of operations in connection with any repricing of stock options issued under the Company Stock Plans.

                  (e) Pursuant to the FSA Stock Pledge Agreement, the Company pledged to FSA, and FSA continues to have a valid first priority security interest in, all of the Company's right, title and interest in and to the CPSRC Shares as security for the full and complete performance of all Obligations (as such term is defined therein). The FSA Stock Pledge Agreement has not been amended, supplemented or otherwise modified.

         3.8 VALIDITY AND ISSUANCE OF RESIDUAL WARRANT SHARES. The Residual Warrant Shares have been duly authorized and, when issued, delivered and paid for pursuant to the terms of the Residual Warrant, will be duly and validly issued, fully paid and nonassessable.

         3.9 TRANSACTIONS WITH AFFILIATES.

                  (a) SCHEDULE 3.9 contains a true, complete and accurate list and description of each agreement, transaction, financial or other arrangement, obligation or commitment between the Company or any of its Subsidiaries, on the one hand, and any former or present officer, director or Affiliate of the Company or any of its Subsidiaries, or any member of the Immediate Family of such Person, on the other hand, other than the payment of compensation to such Persons in the ordinary course of business. Neither the Company nor any Subsidiary has loaned or advanced funds to any officer, director, employee or minority shareholder except as disclosed on SCHEDULE 3.9.

                  (b) Except as set forth in SCHEDULE 3.9, since January 1, 1999, no shareholder, employee, officer, director or Affiliate of the Company or any of its Subsidiaries or, to the best knowledge of the Company, Affiliate of any such Person, and no member of the Immediate Family of any such Person, has engaged in any transaction or relationship with the Company or any of its Subsidiaries (other than the payment of compensation to such Persons in the ordinary course of business).

                  (c) This SECTION 3.9 does not apply to transactions or relationships involving (i) sales or transfers of Automobile Contracts (or interests therein) between or among the Company and its Subsidiaries in connection with any Securitization Transaction (including any Warehouse Financing Transaction), (ii) any Investments disclosed on SCHEDULE 3.11(a) or
(iii) any purchases by the Company of Automobile Contracts from CARSUSA, so long as the terms of such purchases are no less favorable to the Company than those otherwise attainable from unrelated franchised dealers in an arm's length transaction.

                  (d) Charles E. Bradley, Sr. resigned as Chairman of the Board of the Company on July 5, 2001.

         3.10 FINANCIAL STATEMENTS; DISCLOSURE.

                  (a) The Company has delivered to the Purchaser copies of:

                  (i) Audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998, 1999 and 2000, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the three (3) years then ended, together with a report and an unqualified opinion of KPMG LLP, the Company's independent public accountants;

                  (ii) Unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2001, and unaudited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for the twelve (12) month period then ended, together with notes related thereto;

                  (iii) An unaudited consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2002, and an unaudited consolidated statement of operations for the twelve (12) month period then ended;

                  (iv) Audited consolidated balance sheets of MFN and its Subsidiaries as of December 31, 1998, 1999 and 2000, and audited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for each of the three (3) years then ended, together with a report and an unqualified opinion of from MFN's independent auditors;

                  (v) Unaudited consolidated balance sheets of MFN and its Subsidiaries as of December 31, 2001, and unaudited consolidated statements of operations, shareholders' equity and changes in financial position or cash flows for the twelve (12) month period then ended, together with notes related thereto; and

                  (vi) The "monthly board packages" furnished to the Board of Directors since January 1, 2001, including the unaudited financial information contained therein (the financial statements and information referred to in clauses (i) through (vi) being collectively referred to as the "FINANCIAL Statements").

                  (b) The Financial Statements have been prepared in accordance with GAAP (except that, with respect to the monthly board packages, the Dealer acquisition fees reflected in the financial statements included therein have not been accounted for in accordance with GAAP) and fairly present the consolidated and consolidating financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein. Except as set forth in SCHEDULE 3.10(A), since December 31, 2000, there has not been any Material Adverse Change.

                  (c) All financial statements and other financial information not included in the Financial Statements and previously furnished by or on behalf of the Company, its Subsidiaries or any of their representatives or agents to the Purchaser in connection with this Agreement and the transactions contemplated hereby adequately reflect the financial position and results of operations of the Company and its Subsidiaries, as applicable, as of the dates and for the period indicated therein, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading.

                  (d) Neither the Company nor any of its Subsidiaries, nor any of its or their officers, directors or other Affiliates (i) is contemplating the filing of a petition under the Bankruptcy Laws, or the liquidation of all or any major portion of its or their assets or properties, or (ii) is aware of any Person contemplating the filing of any petition against the Company or any of its Subsidiaries under the Bankruptcy Laws. Neither the Company nor any of its Subsidiaries is contemplating changing its business, as such business is being conducted on the date hereof.

                  (e) SCHEDULE 3.10(d) sets forth a true, correct and complete copy of a consolidated balance sheet of the Company and its Subsidiaries as of February 28, 2002, as adjusted to give PRO FORMA effect to the consummation of the transactions contemplated by this Agreement as if such transactions had occurred on such date (the "PRO FORMA CLOSING BALANCE SHEET"), together with footnotes describing the pro forma adjustments and the assumptions underlying the PRO FORMA Closing Balance Sheet. The PRO FORMA Closing Balance Sheet presents fully and fairly in all material respects the PRO FORMA consolidated financial position of the Company and its Subsidiaries as of February 28, 2002, and properly gives effect to the application of the PRO FORMA adjustments described therein and contemplated herein. All assumptions underlying the PRO FORMA Closing Balance Sheet were made in good faith and are reasonable under the circumstances.

                  (f) Neither the Company nor any of its directors or officers is aware of any fact or circumstance that would cause KPMG LLP, the Company's independent public accountants, to render a qualified opinion with respect to the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2001.

                  (g) SCHEDULE 3.10(g) sets forth a true, correct and complete description of each Warehouse Financing Transaction entered into by the Company, MFN or any of their respective Subsidiaries and existing on the date hereof.

         3.11 INDEBTEDNESS; LIENS; INVESTMENTS; ETC.

                  (a) SCHEDULE 3.11(a) sets forth a true and correct list, and describes, as of the date or dates indicated therein, as applicable:

                  (i) all Indebtedness of the Company, MFN or their respective Subsidiaries, whether accrued, absolute, contingent or otherwise (and whether incurred individually or in the aggregate), outstanding immediately prior to the Closing Date, which Schedule shows, as to each item of material Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable);

                  (ii) All UCC, Tax and judgment Liens granted by or imposed against the Company, MFN or their respective Subsidiaries or their respective assets and properties existing immediately prior to the Closing ("EXISTING LIENS"), including all UCC financing statements filed naming the Company, MFN or any such Subsidiary as a debtor and all material pledges and other material Liens on the assets of the

         Company, MFN or any such Subsidiary for which no UCC financing statement has been filed, in each case immediately prior to the Closing Date;

                  (iii) all Investments (other than Investments made in auto receivables in trusts with respect to any Securitization Transactions) of the Company, MFN or their respective Subsidiaries immediately prior to the Closing Date; and

                  (iv) all Guarantees (including indemnification agreements) of the Company, MFN or their respective Subsidiaries existing immediately prior to the Closing Date.

                  (b) The Stanwich Replacement Note has been prepaid in cash in full on or about January 31, 2001, and no principal, interest or other amounts are owed thereunder.

                  (c) Immediately following the Closing, the Company and its Subsidiaries will not have any Indebtedness, whether accrued, absolute, contingent or otherwise (whether individually or in the aggregate), except for the Indebtedness described in SCHEDULE 3.11(C) (collectively, "EXISTING INDEBTEDNESS"), which Schedule sets forth, as to each item of material Indebtedness, the payee thereof and the total amount outstanding (by principal, interest and other amounts, if applicable).

                  (d) There are no outstanding loans, advances, indebtedness or other obligations or commitments owing by NAB to the Company or any of its Subsidiaries or other Affiliates or owing by the Company or any of its Subsidiaries to NAB.

         3.12 CERTAIN CHANGES. Except as set forth on SCHEDULE 3.12, since December 31, 2000, there has not been:

                  (a) any damage or destruction to, or loss of, any asset of the Company or any of its Subsidiaries, whether or not covered by insurance, which could have a Material Adverse Effect;

                  (b) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it, other than those arising in the ordinary course of business in connection with the Company's servicing and collection activities relating to Automobile Contracts;

                  (c) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries outside of the ordinary course of business;

                  (d) any material change or amendment to any Automobile Contract, Dealer Agreement or Material Contract by which the Company, any of its Subsidiaries or any of its or their respective properties or assets is bound or subject, other than those arising in the ordinary course of business in connection with the Company's servicing and collection activities relating to Automobile Contracts;

                  (e) any material adverse change in the assets, liabilities, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries;

                  (f) any change in the Contingent Obligations of the Company or any of its Subsidiaries, by way of Guarantees or otherwise, outside of the ordinary course of business;

                  (g) any declaration or payment of any dividend or other distribution of assets of the Company to its shareholders, or the adoption or consideration of any plan or arrangement with respect thereto;

                  (h) any resignation or termination of the employment of any director, officer or key employee of the Company or any of its Subsidiaries;

                  (i) any Investment by the Company or any of its Subsidiaries in the Capital Stock of any Person other than Mergersub (PROVIDED that the Company shall not be obligated to include on SCHEDULE 3.12 the employee loans and advances disclosed on SCHEDULE 3.9);

                  (j) any offer, issuance or sale of any shares of Capital Stock of the Company or any Equity Rights (other than as provided in the First Amended and Restated Securities Purchase Agreement);

                  (k) any material change in the Company's credit guidelines and policies, charge-off policies or accounting methods, procedures or policies;

                  (l) any incurrence of any Indebtedness by the Company or any of its Subsidiaries;

                  (m) any agreement or commitment to do any of the foregoing;

                  (n) any deterioration in the quality of the portfolio of Automobile Contracts owned by the Company or any of its Subsidiaries; or

                  (o) any other event or condition of any character which could have a Material Adverse Effect.

         3.13 MATERIAL CONTRACTS; AUTOMOBILE CONTRACTS.

                  (a) SCHEDULE 3.13(a) (which, with respect to MFN and its Subsidiaries only, shall be delivered to the Purchaser within ten (10) calendar days after the Closing, pursuant to SECTION 7.24) sets forth a true and complete list of all material contracts, agreements, commitments or arrangements, whether oral or written, of the Company, MFN and any of their respective Subsidiaries, including all Securitization Transaction Documents, Stanwich-Related Agreements, the MFN Merger Agreement, credit, loan or financing agreements, guaranties, indemnity agreements, underwriting agreements, dealer affiliation agreements, employment and other agreements with management, joint venture agreements, partnership agreements, agreements, instruments and other documents evidencing Indebtedness (including the Subordinated Agreements), leases (whether real or personal property) and other agreements, commitments or arrangements involving, in any instance, any obligation of the Company, MFN or any of their respective Subsidiaries to pay an amount in excess of $100,000, or the breach or termination of which could have a Material Adverse Effect (all of the foregoing contracts, agreements, commitments and arrangements, whether entered into prior to, on or after the Closing Date, being collectively referred to herein as the "MATERIAL CONTRACTS").

                  (b) Each Material Contract is legal, valid, binding and enforceable against the parties thereto in accordance with its terms and is in full force and effect as of the date hereof. The Company, MFN or their respective Subsidiaries, as applicable, and, to the best knowledge of the Company, all third parties to the Material Contracts are in substantial compliance with the terms thereof, and no default or event of default by the Company, MFN or their respective Subsidiaries or, to the best knowledge of the Company, any third party, exists thereunder which could cause a Material Adverse Effect. Neither the Company, MFN nor their respective Subsidiaries is a party to any contract, commitment, license, agreement, obligation or arrangement that restricts it from carrying on its business or any part thereof, or from competing in any line of business or with any other Person.

                  (c) [INTENTIONALLY OMITTED.]

                  (d) SCHEDULE 3.13(d) (which, with respect to MFN and its Subsidiaries only, shall be delivered to the Purchaser within ten (10) calendar days after the Closing pursuant to SECTION 7.24) sets forth true and correct portfolio performance reports for the Company, MFN and their respective Subsidiaries.

         3.14 TRADE ACCOUNTS PAYABLE. Except to the extent disputed in good faith by the Company, all trade accounts payable of the Company, MFN and their respective Subsidiaries were incurred in the ordinary course of business and are valid. SCHEDULE 3.14 sets forth a true, correct and complete list of all trade accounts payable of the Company and its Subsidiaries as of a recent date, reflecting agings per trade account payable in categories of thirty (30), sixty
(60), ninety (90) and more than ninety (90) days after the date of invoice.

         3.15 LABOR AND EMPLOYEES.

                  (a) Neither the Company, MFN nor any of their respective Subsidiaries is a party to any collective bargaining agreement, there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, MFN or any of their respective Subsidiaries or, to the best knowledge of the Company, threatened, and there are no facts or circumstances known to the Company or any of its Subsidiaries that could reasonably be expected to give rise to such complaint or claim. To the best knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company, MFN or any of their respective Subsidiaries or any of the employees performing work for the Company, MFN or any of their respective Subsidiaries but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company, MFN or any of their respective Subsidiaries.

                  (b) All employees of the Company, MFN or any of their respective Subsidiaries are employed at will, except as set forth on SCHEDULE
3.15 and SCHEDULE 3.30. SCHEDULE 3.15 sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, annual base salary, wage and other monetary compensation with respect to such person or arrangement. Except as described in SCHEDULE 3.15, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company, MFN or any of their respective Subsidiaries to any officer, director, or employee of, or consultant to the Company, MFN or any of their respective Subsidiaries and, to the best of the knowledge of the Company, (i) no employee of the Company or any of its Subsidiaries has made any threat, or otherwise revealed an intent, to terminate said employee's relationship with the Company or any of its Subsidiaries , for any reason, including because of the consummation of the transactions contemplated by this Agreement, and (ii) no employee of MFN or any of its Subsidiaries has made any threat, or otherwise revealed an intent, to terminate said employee's relationship with MFN or any of its Subsidiaries, for any reason, including because of the consummation of the transaction contemplated by this Agreement, which could cause a Material Adverse Effect. Neither Company, MFN nor any of their respective Subsidiaries is a party to any agreement for the provision of labor from any outside agency, or to any agreement with any consultant or other independent contractor, except as set forth in SCHEDULE 3.15. To the best knowledge of the Company, except as set forth in SCHEDULE 3.15, within the three (3) year period preceding the Closing Date, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, MFN or any of their respective Subsidiaries , no claims by any governmental agency with regard to such employees and no attempts by any labor organization to organize the employees assigned by any outside agency to work for, at or on behalf of Company, MFN or any of their respective Subsidiaries .

                  (c) Within the three (3)-year period preceding the Closing Date, there have been no federal or state claims based on the sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company, MFN or any of their respective Subsidiaries or by any of the employees performing work for the Company, MFN or any of their respective Subsidiaries but provided by an outside employment agency, that would result in a Material Adverse Effect, and there are no facts or circumstances known to the Company, MFN or any of their respective Subsidiaries that could reasonably be expected to give rise to any such complaint or claim. Each of the Company, MFN and their respective Subsidiaries has complied with all laws related to the employment of employees except for such occurrences where non-compliance and liabilities could not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. Except as set forth on SCHEDULE 3.15, each of the Company, MFN and any of their respective Subsidiaries has not received any notice of any claim within the three (3) years preceding the Closing Date that it has not complied in any material respect with any laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the federal Workers Adjustment and Retraining Notification Act, as amended, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (d) The Company has no written policies and/or employee handbooks or manuals except as set forth in SCHEDULE 3.15.

         3.16 EMPLOYEE BENEFIT PLANS; ERISA. For purposes of this SECTION 3.16, the term "COMPANY" shall include any ERISA Affiliate.

                  (a) SCHEDULE 3.16 (which, with respect to MFN and its Subsidiaries only, shall be delivered to the Purchaser within ten (10) calendar days after the Closing, pursuant to SECTION 7.24) sets forth a true, correct and complete list of:

                  (i) Each termination or severance agreement involving the Company or its Subsidiaries, on the one hand, and any of its respective employees whose annual compensation is at a base rate equal to or exceeding $60,000, on the other hand;

                  (ii) All employee benefit plans, as defined in Section 3(3) of ERISA; and

                  (iii) All other profit-sharing, bonus, stock option, stock purchase, stock bonus, restricted stock, stock appreciation right, phantom stock, vacation pay, holiday pay, tuition reimbursement, scholarship, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, supplemental retirement, employee loan or loan guarantee program, split dollar, cafeteria plan, and other compensation arrangements;

in each case maintained or contributed to by the Company for the benefit of its employees (or former employees) and/or their beneficiaries. All of these types of arrangements shall be collectively referred to as "BENEFIT PLANS". An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because the Company's obligations under the plan arise by reason of its being a "successor employer" under Applicable Laws. Furthermore, a Voluntary Employees' Beneficiary Association under Section 501(c)(9) of the IRC will be considered a Benefit Plan for this purpose.

                  (b) All costs of administering and contributions required to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the IRC, or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of the Company under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the plan have been recorded on the books of the Company. There will be no liability of the Company (i) with respect to any Benefit Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement, or other liability arising wholly or partially out of events occurring before the Closing.

                  (c) Each Benefit Plan has been operated at all times in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, with all Applicable Laws, including ERISA and the IRC. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to qualify under Section 401(a) or 501(c)(9) of the IRC, and no event has occurred (either before or after the date of the letter) that would disqualify the plan.

                  (d) The Company does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees or independent contractors (including retirees) following termination of employment, other than benefits that are required to be provided under COBRA or any state law continuation coverage or conversion rights. The Company has complied in all material respects with the continuation coverage requirements of COBRA.

                  (e) There are no audits, investigations, proceedings, lawsuits or claims pending or, to the best knowledge of the Company, threatened relating to any Benefit Plan.

                  (f) The Company does not have any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify any existing Benefit Plan so as to increase benefits to participants or the cost of maintaining the plan. The benefits under all Benefit Plans are as represented, and have not been, and will not be increased subsequent to the date documents are provided to the Purchaser except in the ordinary course of business and consistent with competitive business standards. No statement, either oral or written, has been made by the Company (or any agent of the Company) to any Person regarding any Benefit Plan that is not in accordance with the Plan that could have adverse economic consequences to the Purchaser.

                  (g) None of the persons performing services for the Company have been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime, except where the improper classification could not result in a Material Adverse Effect.

                  (h) None of the Benefit Plans provide any benefits that (i) become payable or become vested solely as a result of the consummation of this transaction or of transactions under the MFN Merger Agreement or (ii) would result in excess parachute payments (within the meaning of Section 280G of the IRC), either (A) solely as a result of the consummation of this transaction or of transactions under the MFN Merger Agreement or (B) as a result of the consummation of this transaction or of transactions under the MFN Merger Agreement and any actions taken by the Purchaser after the Closing Date. Furthermore, the consummation of this transaction will not require the funding (whether formal or informal) of the benefits under any Benefit Plan (E.G., contributions to a "rabbi trust").

                  (i) None of the assets of any Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

                  (j) No Benefit Plan has any interest in any annuity contract or other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship, rehabilitation, or similar proceeding.

                  (k) With respect to each Benefit Plan that is subject to Title IV of ERISA:

                  (i) No amount is due or owing from the Company to the PBGC, other than a liability for premiums under Section 4007 of ERISA;

                  (ii) All premiums have been paid to the PBGC on a timely basis;

                  (iii) The present value of all accrued benefits under any such Benefit Plans shall not, as of the Closing Date, exceed the value of the assets of such Benefit Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA, and each such Benefit Plan shall be capable of being terminated as of the Closing Date in a "standard termination" under Section 4041(b) of ERISA;

                  (iv) No amount is due or owing from the Company to the PBGC or to any such Benefit Plan on account of any withdrawal therefrom, and no such Benefit Plan has been terminated other than in accordance with ERISA or at a time when the plan was not sufficiently funded;

                  (v) The transactions contemplated under this Agreement and by the MFN Merger Agreement shall not result in any such withdrawal or other liability under ERISA;

                  (vi) There are no liens against the assets of the Company under Section 412(n) of the IRC or Sections 302(f) or 4068 of ERISA;

                  (vii) No Termination Event has occurred; and

                  (viii) No reportable events (within the meaning of Section 4043 of ERISA) have occurred.

                  (l) In the case of each Benefit Plan that is subject to IRC
Section 412, there is no, and has never been any, accumulated funding deficiency (within the meaning of IRC Section 4971), whether or not such deficiency has been waived.

                  (m) The Company does not contribute to, and is not a participant in, and has never contributed to or been a participant in, any Multiemployer Plan.

                  (n) The Company has delivered to the Purchaser a true and complete copy of the following documents, to the extent that they are applicable:

                  (i) Each Benefit Plan and any related funding agreements (E.G., trust agreements or insurance contracts), including all amendments (and SCHEDULE 3.16 includes a description of any such amendment that is not in writing);

                  (ii) The current draft of the Summary Plan Description and all subsequent Summaries of Material Modifications of each Benefit Plan;

                  (iii) The most recent Internal Revenue Service determination letter for each Benefit Plan that is intended to qualify for favorable income tax treatment under Section 401(a) or 501(c)(9) of the Code, which determination letter reflects all amendments that have been made to the plan (except as set forth in SCHEDULE 3.16); and

                  (iv) The two (2) most recent Form 5500s (including all applicable Schedules and the opinions of the independent accountants) that were filed on behalf of the Benefit Plan.

         3.17 TAXES.

                  (a) The Company and each of its Subsidiaries has filed within the required time periods all federal, state and other Tax returns required to have been filed by it or them, and such returns are true and correct in all respects. No extensions to file such returns have been requested by the Company or its Subsidiaries. The Company and each of its Subsidiaries has paid all Taxes which were due and payable by it or them, prior to the date hereof, other than
(i) Taxes that are being contested in good faith and for which reserves have been properly established on the PRO FORMA Closing Balance Sheet and the internal consolidated balance sheets of the Company in accordance with GAAP and
(ii) personal property Taxes not to exceed $20,000. No Governmental Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax returns has asserted that the Company or any of its Subsidiaries is subject to taxation in that jurisdiction.

                  (b) The Company and each of its Subsidiaries has withheld and paid over on a timely basis to the appropriate Government Authority all Taxes required to be withheld by it or them in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (c) Except as set forth on SCHEDULE 3.17(c): (i) Neither the Company nor any of its Subsidiaries has been advised that any Tax returns have been, are being, or will be audited by any Governmental Authority; (ii) there are no agreements, waivers or other arrangements providing for a waiver of any statute of limitations with respect to any Taxes or an extension of time with respect to the assessment of any Taxes or deficiency against the Company or any of its Subsidiaries, and the statute of limitations has run for such assessment by the Internal Revenue Service through the Company's taxable year ended December 31, 1997; (iii) there are no actions, suits, proceedings or claims now pending by or against the Company or any of its Subsidiaries in respect of any Taxes or assessments; and (iv) there is no pending or, to the best knowledge of the Company, threatened audit or investigation of the Company or any of its Subsidiaries by any Governmental Authority relating to any Taxes or assessments, or any claims for additional taxes or assessments asserted by any Governmental Authority.

                  (d) Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

                  (e) Neither the Company nor any of its Subsidiaries is a party to or bound by any agreement, arrangement, or commitment with any Governmental Authority concerning the determination of its Tax liability for current or future periods, such as a closing agreement or advance pricing agreement.

                  (f) The Company has not made and will not make an election under Section 338 of the IRC to treat the acquisition of MFN or any of its Subsidiaries as an acquisition of assets for federal income Tax purposes.

                  (g) Neither MFN nor any Subsidiary of MFN has ever been a member of an affiliated group of corporations other than the affiliated group of corporations of which MFN is the common parent, and neither MFN nor any Subsidiary of MFN is liable for the Taxes of any person other than MFN and its Subsidiaries pursuant to Treasury Regulation ss.1.1502-6, as a transferee or successor, by contract or otherwise.

                  (h) In connection with the consummation of the MFN Merger, none of the Company, the Subsidiaries of the Company, MFN, or the Subsidiaries of MFN will make, or become obligated to make, any payment that would be subject to limitations on the deduction of such payment imposed by Sections 162(m) and 280G of the Code. None of the Company or its Subsidiaries is obligated to reimburse or indemnify anyone for excise taxes imposed on any "golden parachute payment," and neither the Company nor any of its Subsidiaries (including the companies acquired in the MFN Merger) will agree to such reimbursement or indemnification in the future.

         3.18 ACTIONS AND LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 3.18, and except with respect to Automobile Contracts, there are no (a) actions, suits, claims, proceedings or investigations pending or threatened before any Governmental Authority against or affecting the Company, MFN or any of their respective Subsidiaries or Affiliates or (b) orders, decrees, judgments, injunctions or rulings of any Governmental Authority against or affecting the Company, MFN or any of their respective Subsidiaries or Affiliates. Such Schedule sets forth, as to each matter identified therein, the names of the parties thereto, the forum for such matter, a summary of the details of the matter, the settlement or other disposition of the matter (including the monetary value of such settlement or other disposition) or, if such matter is still pending, a statement to that effect. None of the actions, suits, claims, proceedings or investigations against or affecting the Company, MFN or any of their respective Subsidiaries could have a Material Adverse Effect. All claims pending against the Company or any of its Subsidiaries under or with respect to any Automobile Contracts not disclosed on SCHEDULE 3.18 do not exceed $500,000 in the aggregate. There is no action, suit, claim or other proceeding pending or threatened which questions the validity of this Agreement, the Notes, the other Related Agreements or the MFN Merger, or any action taken or to be taken pursuant hereto or thereto, which could, individually or in the aggregate, have a Material Adverse Effect.

         3.19 GOVERNMENTAL REGULATION; MARGIN STOCK. Neither the Company, MFN or any of their respective Subsidiaries is subject to the Investment Company Act of 1940, as amended, or to any Applicable Laws limiting its ability to incur Indebtedness or to create Liens on any of its properties or assets to secure such Indebtedness. Neither the Company, MFN or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by the Company, MFN and their respective Subsidiaries constitutes less than 5.0% of the value, as determined in accordance with the Margin Regulations, of all assets of the Company, MFN and their respective Subsidiaries.

         3.20 COMPLIANCE WITH LAWS; LICENSES AND PERMITS. Each of the Company, MFN and their respective Subsidiaries is in compliance with all Applicable Laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Company, MFN and their respective Subsidiaries, and its or their employees, agents and other representatives is in compliance with the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. ss.78dd-2 ET SEQ.), and each Automobile Contract, the sale of Financed Vehicles and the other Goods complied at the time it was originated or made, and at the execution of this Agreement complies, in all material respects with all Applicable Laws. SCHEDULE
3.20 sets forth a true, correct and complete list of all material Licenses and Permits held by the Company, MFN and their respective Subsidiaries in connection with the ownership of its or their assets or the conduct of its or their businesses (which Schedules shall set forth, with respect to each License and Permit, its name, the issuing Person, the date it was issued and the date of expiration), and such Licenses and Permits constitute all of the Licenses and Permits required under Applicable Laws to own their respective assets or conduct their respective businesses as now conducted and as proposed to be conducted.

All of the Licenses and Permits are validly issued and in full force and effect, and the Company, MFN and their respective Subsidiaries have fulfilled and performed in all material respects their obligations with respect thereto and have full power and authority to operate thereunder.

         3.21 TITLE TO PROPERTIES AND ASSETS; LIENS. Each of the Company and its Subsidiaries has good and marketable title to all of its properties and assets (including all shares of Capital Stock owned or held by it), and none of such properties or assets is subject to any Liens except for the Existing Liens and the Permitted Liens. Each of the Company and its Subsidiaries enjoys quiet possession under all leases to which they are parties as lessees, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee or any unusual or burdensome provision materially adversely affecting the current and proposed operations of the Company and its Subsidiaries. Neither LINC nor Samco has any material assets, properties or operations.

         3.22 INTELLECTUAL PROPERTY.

                  (a) Each of the Company and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used in the conduct of its business as currently conducted and as proposed to be conducted, except where the failure to own, license or possess the same could not have a Material Adverse Effect. SCHEDULE
3.22 lists (i) all patents, patent applications, trademarks, servicemarks, trademark and servicemark applications, copyrights, trade names and domain names owned or held by the Company or any of its Subsidiaries and used in the conduct of its or their businesses, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed; (ii) all material written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which any Person (other than employees of the Company in the course of their employment) is authorized to use any such Intellectual Property rights; and (iii) all material written licenses, sublicenses and other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including computer software which are used in the businesses of the Company or the Subsidiaries or which form a part of any product or service of the Company or its Subsidiaries ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), all of which are in full force and effect. The Company has made available to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses and agreements and related documentation, all as amended to date. Neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Company owns or uses. Neither the Company nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in SCHEDULE 3.22 under the terms of this SECTION 3.22.

                  (b) Neither the Company nor any of its Subsidiaries will be, as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                  (c) Neither the Company nor any of its Subsidiaries has been named in any suit, action or other proceeding which involves a claim of infringement of any Intellectual Property rights of any third party. Except as disclosed in SCHEDULE 3.22, the performance of the services offered by the Company and its Subsidiaries do not infringe on any Intellectual Property right of any other Person, and to the best knowledge of the Company, the Intellectual Property rights of the Company and its Subsidiaries are not being infringed by activities, products or services of any third party.

         3.23 BROKERS; CERTAIN EXPENSES. Neither the Company, MFN nor any of their respective Subsidiaries has paid or is obligated to pay any fee, commission or other payment to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby (including the MFN Merger) other than, in the case of MFN, Keefe Bruyette & Woods, Inc. Neither the Company, MFN nor any of their respective Subsidiaries is bound by any agreement or commitment for the provision of investment banking or financial advisory services with respect to any proposed recapitalization, issuance of debt or equity securities or other transactions involving the Company, MFN or any of their respective Subsidiaries or the provision of any other investment banking or financial advisory services to the Company or any of its Subsidiaries other than certain agreements with GCM and West LB with respect to Securitization Transactions.

         3.24 REAL PROPERTY LEASES. SCHEDULE 3.24 sets forth a true and complete list of all real property leases, subleases and licenses pursuant to which the Company or any of its Subsidiaries is a lessor, lessee, sublessor, sublessee, licensor or licensee of real property, including the term thereof, any extension and renewal options, and the rent payable thereunder. The Company has delivered to the Purchaser correct and complete copies of the same (as amended to date). With respect to each such lease, sublease and license, except as set forth on
SCHEDULE 3.24:

                  (a) Such lease, sublease and license is legal, valid, binding and enforceable against the parties thereto;

                  (b) No party thereto is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (c) There are no disputes, oral agreements or forbearance programs in effect;

                  (d) Neither the Company nor any of its Subsidiaries, as the case may be, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein; and

                  (e) All parking lots located on any real property subject thereto are in compliance with Applicable Laws, including zoning requirements.

         3.25 POWERS OF ATTORNEY. There are no outstanding powers of attorney granted by or on behalf of the Company or any of its Subsidiaries, other than powers of attorney granted to (a) purchasers of Automobile Contracts from the Company in order to assign or transfer such Contracts to third parties and (b) Persons who repossess Financed Vehicles in order to convey title thereto to third parties.

         3.26 INSURANCE. SCHEDULE 3.26 sets forth a true and complete list of all liability and other insurance policies insuring the Company and its Subsidiaries against losses arising out of or related to the businesses of the Company and its Subsidiaries (and accurately describes the coverage carried and expiration dates of such policies) and all key man life insurance policies owned or maintained by the Company (including the directors and officers liability insurance and key man life insurance policy on the life of Charles E. Bradley, Jr. required to be maintained under SECTION 7.6). Each of the Company and its Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged and will be so covered after consummation of the transactions contemplated hereby. The insurance policies listed on SCHEDULE 3.26 constitute insurance protection against all liability, claims and risks occurring in the ordinary course of business customarily included within comprehensive liability coverage and at amounts and levels customarily maintained for a business of this type. All such policies are in full force and effect.

         3.27 BOOKS AND RECORDS. The minute books and other similar records of the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Board of Directors of the Company or any committees thereof and shareholders of the Company and its Subsidiaries and of all written consents executed in lieu of the holding of any such meetings. The books and records of the Company accurately reflect in all respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business, accounting and bookkeeping practices.

         3.28 DEALERS. SCHEDULE 3.28 sets forth a true and complete list of all Dealers as of the date hereof. No Dealer accounts for more than five percent (5.0%) of the aggregate Amount Financed under Automobile Contracts purchased by the Company during the calendar year ended December 31, 2001.

         3.29 PERSONAL PROPERTY LEASES. SCHEDULE 3.29 sets forth a true and complete list and description of all agreements (or group of related agreements) for the lease of personal property requiring payments by the Company, MFN or any of their respective Subsidiaries over the remaining life of the lease of $10,000 or more. Neither the Company, MFN nor any of their respective Subsidiaries has breached any agreement pertaining to, is in default with respect to, or is overdue in payment of, any amounts owing under any agreement for the lease of real property, except where any such breach (or breaches) or default (or defaults), individually or in the aggregate, could not have a Material Adverse Effect. No such lease agreement contains any provisions which restrict or prohibit (a) the amendment and restatement of the First Amended and Restated Securities Purchase Agreement or the First Amended Term B Note, (b) the issuance and sale of the Bridge Note or the Term C Note, (c) any other financings by the Company, MFN or any of their respective Subsidiaries, including any public or private debt or equity financings or (d) other than ordinary restrictions on assignment, any merger, sale of assets or other event which could cause a Change in Control.

         3.30 EMPLOYMENT AND AGENCY AGREEMENTS. SCHEDULE 3.30 sets forth a true and complete list of all employment, agency, independent contractor or sales representative agreements, compensation agreements, golden parachute agreements and non-competition or non-solicitation agreements to which the Company, MFN or any of their respective Subsidiaries is a party, true and complete copies of which have been provided to the Purchaser. Each such agreement is in writing, is a valid and binding agreement enforceable in accordance with its terms, and no party to any such agreement is in breach of, or in default with respect to, its obligations under such agreement nor is the Company or any of its Subsidiaries aware of any facts or circumstances which might give rise to a breach or default thereunder.

         3.31 SOLVENCY. Each of the Company and its Subsidiaries (other than LINC and Samco) is, and immediately following the consummation of the transactions contemplated by this Agreement each of the Company and its Subsidiaries (including MFN and its Subsidiaries but excluding LINC and Samco) will be, Solvent. Neither the Company, MFN nor any of their respective Subsidiaries will, by virtue of the consummation of the transactions contemplated hereby and by the Related Agreements, incur debts that will be beyond its ability to pay as they mature. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Related Agreements with the intent to hinder, delay or defraud either present or future creditors of the Company, MFN or any of their respective Subsidiaries.

         3.32 ENVIRONMENTAL MATTERS. Neither the Company nor any of its Subsidiaries has ever caused or permitted any Hazardous Materials to be disposed of on or under any Real Property, and no Real Property has ever been used (by the Company and/or any Subsidiary or, to the best knowledge of the Company, by any other Person) as (a) a disposal site or permanent storage site for any Hazardous Materials or (b) a temporary storage site for any Hazardous Materials. Each of the Company or its Subsidiaries has been issued and is in compliance with all material Licenses and Permits relating to environmental matters and necessary or desirable for its business, and has filed all notifications and reports relating to chemical substances, air emissions, underground storage tanks, effluent discharges and Hazardous Materials waste storage, treatment and disposal required in connection with the operation of its businesses, the failure to have or comply with which, individually or in the aggregate, has had or could have a Material Adverse Effect. All Hazardous Materials used or generated by the Company or any of its Subsidiaries or any business merged into or otherwise acquired by the Company or any of its Subsidiaries have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all Environmental Laws, the violation of which has any reasonable likelihood of having a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liabilities with respect to Hazardous Materials, and to the best knowledge of the Company, no facts or circumstances exist which could give rise to liabilities with respect to the violation (whether by the Company or any other Person) of any Environmental Laws and/or Hazardous Materials which could have any Material Adverse Effect.

         3.33 PUBLIC HOLDING COMPANY; INVESTMENT COMPANY. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.34 DEPOSITORY AND OTHER ACCOUNTS. SCHEDULE 3.34 sets forth a true and complete list of all banks and other financial institutions and depositories at which the Company or any of its Subsidiaries maintains (or has caused to be maintained) deposit accounts, spread accounts, yield supplement reserve accounts, operating accounts, trust accounts, trust receivable accounts or other accounts of any kind or nature into which funds of the Company or any of its

Subsidiaries (including funds in which the Company maintain a contingent or residual interest) is deposited from time to time. Such SCHEDULE 3.34 correctly identifies the name and address of each depository, the name in which each account is held, the purpose of the account, the account number, the contact person at such depository and his or her telephone number. The Company will from time to time notify the Purchaser and supplement SCHEDULE 3.34 as new accounts are established within two (2) Business Days thereof.

         3.35 TAX STATUS OF SECURITIZATION TRANSACTIONS. None of the trusts formed or created in connection with any Securitization Transaction is, or will be, classified as an association taxable as a corporation under the IRC or is, or will be, otherwise taxable as a separate entity for federal income tax purposes.

         3.36 BURDENSOME OBLIGATIONS; FUTURE EXPENDITURES. Neither the Company nor any of its Subsidiaries is a party to or bound by any agreement or contract (including the Material Contracts listed on Schedule 3.13(a)), instrument, deed or lease or is subject to any charter, bylaw or other restriction, commitment or requirement which, in the opinion of its management, is so unusual or burdensome that in the foreseeable future it could have, or cause or create a material risk of having or causing, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries anticipates that the future expenditures, if any, by the Company and its Subsidiaries needed to meet the provisions of any Applicable Laws will be so burdensome as to have or cause, or create a material risk of having or causing, a Material Adverse Effect.

         3.37 CREDIT ENHANCER INDEBTEDNESS AND LIABILITIES. None of the Company, any of its Subsidiaries or any trust maintained in connection with any Securitization Transaction occurring prior to the Closing Date has any Indebtedness owing to any Credit Enhancer (or any Affiliate of any Credit Enhancer) pursuant to any agreement, commitment or arrangement to which the Credit Enhancer (or any such Affiliate) is a party, other than Indebtedness incurred in connection with such Securitization Transaction of the type which the Company believes is reasonably and customarily incurred in connection with similar securitization transactions insured by similarly situated Credit Enhancers, the assets of which consist solely of Automobile Contracts.

         3.38 [INTENTIONALLY OMITTED.]

         3.39 COMPANY SEC DOCUMENTS.

                  (a) The Company has timely filed all Company SEC Documents which were required to be filed by it with the SEC and the Nasdaq and the NYSE since December 31, 1998. SCHEDULE 3.39 sets forth a true, complete and correct list of all Company SEC Documents required to be filed by the Company since December 31, 1999, the respective dates on which they were filed and a notation to the effect, if true, that such filing was late.

                  (b) As of their respective dates, the Company SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q and the SEC) applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Such financial statements reflect appropriate reserves established for all Automobile Contracts and general ledger accounts in accordance with GAAP.

         3.40 LISTING OF COMMON STOCK. The Common Stock is listed for trading solely on the Nasdaq. Except for the RISRS and the PENS which are listed for trading on the NYSE, no Capital Stock or other securities of the Company or any of its Subsidiaries are listed for trading on any other securities exchange or on Nasdaq.

         3.41 MFN-RELATED MATTERS. Each of the representations and warranties made by MFN in the MFN Merger Agreement that is qualified by materiality was true and correct in all respects on and as of the date when made, and will be true and correct in all respects as of the Closing Date, with the same effect as if made on and as of the Closing Date; each of the representations and warranties made by MFN in the MFN Merger Agreement that is not qualified by materiality was true and correct in all material respects on and as of the date when made and shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on and as of the Closing Date; and each of the conditions precedent to the consummation of the MFN Merger, including those set forth in Article 6 of the MFN Merger Agreement, has been satisfied or will be satisfied on or prior to the Closing.

         3.42 STANWICH-RELATED MATTERS.

                  (a) Other than the March 2000 Stanwich Shares (as defined in the Waiver Agreement), since November 17, 1998, the Company has not issued to Stanwich (or any of its Affiliates) any shares of Common Stock or any Equity Rights.

                  (b) Other than the Stanwich Indebtedness, no Indebtedness or other amounts are due or payable by the Company or any of its Subsidiaries to Stanwich or any of Stanwich's shareholders, officers, directors, employees or other Affiliates (including Charles E. Bradley, Sr. or Charles E. Bradley, Jr.). The definition of Stanwich Debt Documents lists all presently existing agreements, instruments or other documents, and all amendments or supplements thereto, representing or evidencing any obligation of the Company or any of its Subsidiaries to pay to Stanwich or any of its Affiliates any Indebtedness or other amounts.

         3.43 CLASS B CERTIFICATE. The Company is the beneficial owner and owner of record of the Class B Certificate, free and clear of all security interests and Liens except those in favor of the Purchaser. The principal balance of the Class B Certificate outstanding as of the date hereof is $11,241,931.00 Other than the Company, no Person has any right or interest in the Class B Certificate.

         3.44 DISCLOSURE. After due inquiry of the directors, executive officers and employees of the Company and its Subsidiaries having knowledge of the matters represented, warranted or stated herein, no representation, warranty, statement or information (whether regarding the Company, MFN, any of their

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respective Subsidiaries or otherwise) made or furnished to the Purchaser by or on behalf of the Company, its Subsidiaries or its or their respective representatives and agents, whether written or oral, whether included in any materials or documents furnished to the Purchaser prior to the date hereof or included in this Agreement or any Related Agreement or in any Exhibit or Schedule, is untrue with respect to any material fact or omits to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that the following statements are true and correct as of the date hereof:

         4.1 ORGANIZATION AND GOOD STANDING. The Purchaser is a limited partnership formed and validly existing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

         4.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and of each of the Related Agreements to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser.

         4.3 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and at the time of the Closing each Related Agreement to which the Purchaser is a party will be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

         4.4 NO VIOLATION. The execution, delivery and performance by the Purchaser of this Agreement and each Related Agreement to which the Purchaser is a party, and the consummation of the transactions contemplated hereby, do not violate (a) the limited partnership agreement of the Purchaser as in effect on the date hereof, (b) any law, statute, rule or regulation applicable to the Purchaser, (c) any order, ruling, judgment or decree of any Governmental Authority binding on the Purchaser or (d) any term of any material indenture, mortgage, lease, agreement or instrument to which the Purchaser is a party.

         4.5 INVESTMENT INTENT. The Purchaser is acquiring the Term B Note, the Bridge Note, the Term C Note and its interest in the Class B Certificate under the Option Agreement for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof. The Purchaser understands that none of the Notes nor the Class B Certificate has been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

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

         4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Term B Note, the Bridge Note, the Term C Note and its interest in the Class B Certificate under the Option Agreement, has the capacity to protect its own interests and is able to bear the economic risk of such investment. The Purchaser has had an opportunity to review the books and records of the Company and all documents, information and agreements furnished to the Purchaser by the Company relating to the Class B Certificate, and to ask questions of representatives of the Company concerning the terms and conditions of the transactions contemplated by this Agreement.

         4.7 PURCHASER CONSENTS. The execution and delivery by the Purchaser of this Agreement and each of the Related Agreements to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby, do not and will not require the Consent of any Governmental Authority or any other Person, other than Consents that have already been obtained or made.

         4.8 BROKERS. Neither the Purchaser nor any of its Affiliates has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby.

5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions contemplated hereby, including the purchase of the Bridge Note and the Term C Note, is subject to the satisfaction, prior to or at the Closing, of the condition that the Closing shall occur on or prior to the date hereof and of the other conditions set forth below in this
SECTION 5; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Purchaser in its sole and absolute discretion:

         5.1 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Company shall have delivered to the Purchaser an Officers' Certificate, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality was true and correct in all respects on and as of the date hereof and shall be true and correct in all respects on and as of the Closing Date, with the same effect as if made on and as of the Closing Date; (b) each of the representations and warranties of the Company contained in this Agreement that is not qualified by materiality was true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if made on and as of the Closing Date; (c) each of the covenants, agreements and obligations of the Company required to be performed or satisfied under this Agreement on or prior to the Closing Date shall have been performed or satisfied on or before the Closing Date; (d) no Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from the transactions contemplated by or related to this Agreement, including the execution and delivery of this Agreement or the Term B Note, the issuance, sale and delivery of the Bridge Note or the Term C Note, the consummation of the MFN Merger, the incurrence of any other Indebtedness in connection with the MFN Merger (including Indebtedness owing to West LB), the consummation of the

Securitization Transactions or the Warehouse Financing Transaction being established on or prior to the Closing Date or the consummation of the other transactions contemplated by or related to this Agreement or any Related Agreement; and (e) each of the other conditions set forth in this SECTION 5 has been satisfied and fulfilled.

         5.2 FEES. The Company shall have paid to the Purchaser at or before the Closing, by wire transfer in immediately available funds to a bank account designated by the Purchaser, aggregate fees of $2,400,000, consisting of $1,400,000, which represents the unpaid portion of the non-refundable, non-accountable closing fee of $1,750,000, and a non-refundable investment banking fee of $1,000,000 (which aggregate fees may be withheld by the Purchaser from the proceeds of the Bridge Note and/or the Term C Note).

         5.3 DEFAULT INTEREST; DEFERRED FEES. The Company shall have paid to the Purchaser the aggregate amount of $426,181.00 representing accrued interest at the Default Rate on the First Amended Term B Note with respect to the Specified Defaults and deferred fees.

         5.4 REIMBURSEMENT OF FEES AND EXPENSES. The Company shall have paid directly to the Purchaser's attorneys, by wire transfer in immediately available funds to a bank account designated by its attorneys, all attorneys' fees and expenses incurred by or on behalf of the Purchaser in connection with the diligence, preparation, negotiation, execution and delivery of this Agreement and the Related Agreements and the administration, exercise and enforcement of the Purchaser's rights, remedies and powers against the Company through the Closing Date.

         5.5 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or "blue sky" laws.

         5.6 NO MATERIAL ADVERSE CHANGES. Since December 31, 2000, there shall not have occurred any Material Adverse Change.

         5.7 NO INJUNCTION OR ORDER. There shall not have been issued any injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the Related Agreements, and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company that (a) draws into question the validity, legality or enforceability of the MFN Merger Agreement, this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby or (b) might result, in the judgment of the Purchaser, in the imposition of a penalty if the Term B Note, the Bridge Note or the Term C Note were delivered as contemplated hereunder or in any Material Adverse Change.

         5.8 LEGAL OPINIONS. The Purchaser shall have received the following:
(a) an opinion letter of Bingham Dana LLP, special counsel to the Company, dated the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, (b) an opinion letter of Andrews & Kurth LLP, special counsel to the Company, dated the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel and (c) an opinion letter of Mark A. Creatura, Esq., General Counsel to the Company, dated the Closing Date and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its counsel.

         5.9 DELIVERY OF CERTAIN CLOSING DOCUMENTS. The Company shall have delivered to the Purchaser the following closing documents, each dated as of the Closing Date:

                  (a) This Agreement, duly executed by the Company, together with the Exhibits and the Disclosure Schedules;

                  (b) The Bridge Note, duly executed by the Company;

                  (c) The Term C Note, duly executed by the Company;

                  (d) The Term B Note, executed by the Company;

                  (e) The Amended and Restated Registration Rights Agreement, duly executed by the Company;

                  (f) The Amended and Restated Investor Rights Agreement, duly executed by the Company;

                  (g) The Subsidiary Guaranty, duly executed by the Subsidiary Guarantors;

                  (h) (i) An escrow agreement, in form and substance satisfactory to the Purchaser, among the Company, West LB, the Purchaser and the Closing Escrow Agent, duly executed by the Company, West LB and the Closing Escrow Agent ("WEST LB ESCROW AGREEMENT I"), and (ii) an escrow agreement, in form and substance satisfactory to the Purchaser, among Mergersub, West LB and the Closing Escrow Agent, duly executed by Mergersub, West LB and the Closing Escrow Agent ("WEST LB ESCROW AGREEMENT II");

                  (i) The Option Agreement, duly executed by the Company;

                  (j) A side letter, in form and substance satisfactory to the Purchaser, duly executed by the Company (the "INDEMNITY SIDE LETTER"); and

                  (k) Such other documents as the Purchaser may request, including a side letter, in form and substance satisfactory to the Purchaser, executed by the Company regarding the Pardee Matter (as defined therein).

         5.10 COLLATERAL DOCUMENTS. The Company shall have delivered to the Purchaser at or prior to the Closing the following collateral documents, each dated as of the Closing Date (except as provided below):

                  (a) The Amended and Restated Security Agreement, duly executed by the Company, together with the exhibits and schedules thereto;

                  (b) The Pledge Agreement, duly executed by the Company, together with the exhibits and schedules thereto;

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

                  (c) Original certificates representing or evidencing the Pledged Stock (as such term is defined in the Pledge Agreement) that are not currently being held by the Purchaser as collateral security for the payment and performance of the Obligations to Purchaser, together with stock powers duly executed by the Company in blank;

                  (d) The Intellectual Property Security Agreement, duly executed by the Company, together with exhibits and schedules thereto;

                  (e) Amended and restated UCC-1 financing statements naming the Company as debtor, as requested by, and in form and substance satisfactory to, the Purchaser;

                  (f) [Intentionally Omitted];

                  (g) The original Class B Certificate, registered in the name of the Purchaser, together with written evidence that CPS Auto Receivables Trust 2001-A has registered the Class B Certificate in the name of the Purchaser;

                  (h) File-stamped copies of UCC termination statements, naming the Company, MFN or their respective Subsidiaries as debtors, terminating the UCC-1 financing statements identified by the Purchaser; and

                  (i) Such other documents relating to the Collateral as the Purchaser may request.

         5.11 MFN MERGER-RELATED MATTERS.

                  (a) The Purchaser shall have received a Secretary's Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Secretary of the Company, certifying as to the resolutions of the Board of Directors of MFN and the shareholders of MFN adopting and approving the MFN Merger Agreement, the MFN Merger and the other transactions contemplated by the MFN Merger Agreement.

                  (b) The Purchaser shall have received an Officers' Certificate, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying that (i) attached thereto is a true, correct and complete copy of the proxy statement distributed to the stockholders of MFN soliciting their vote or consent to the approval and adoption of the MFN Merger Agreement; (ii) attached thereto are true, correct and complete copies of the MFN Merger Agreement and all exhibits, schedules and amendments thereto; and (iii) the MFN Merger has become effective.

                  (c) The Purchaser shall have received a copy of the MFN Certificate of Merger, certified by the Secretary of State of the State of Delaware.

                  (d) The Tax Sharing Agreement dated as of March 23, 1999, among MFN and its Subsidiaries shall have been terminated in writing effective as of the Closing Date, and the Purchaser shall have received a copy of such termination agreement.

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         5.12 STANWICH-RELATED MATTERS.

                  (a) Stanwich shall have delivered to the Purchaser at or prior to the Closing the following closing documents:

                  (i) An Agreement and Confirmation Regarding Subordination dated as of the Closing Date, in form and substance satisfactory to the Purchaser, duly executed by Stanwich and the Company; and

                  (ii) An Agreement and Confirmation Regarding Subordination dated as of the Closing Date, in form and substance satisfactory to the Purchaser, duly executed by Poole and the Company.

         5.13 DELIVERY OF COMPANY CORPORATE DOCUMENTS. The Company shall have delivered to the Purchaser at or prior to the Closing the following corporate documents with respect to the Company, in each case certified by the Secretary of the Company:

                  (a) Certified copies of its charter or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (b) Copies of its bylaws or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (c) A good standing certificate and, if available, a good standing tax certificate, issued by the Secretary of State of the State of California and the Franchise Tax Board, in each case dated as of a recent practicable date prior to the Closing Date;

                  (d) Foreign good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the Closing Date;

                  (e) Resolutions of its Board of Directors approving and authorizing, as applicable, the execution, delivery and performance of this Agreement, the Term B Note, the Bridge Note, the Term C Note, the Collateral Agreements and the other Related Agreements to which it is a party and the consummation of the transactions contemplated thereby, including the issuance and sale of the Bridge Note and the Term C Note, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (f) Incumbency certificates of its officers who are authorized to execute, deliver and perform this Agreement, the Related Agreements and any other agreements, instruments, certificate or other documents required to be executed by it in connection herewith; and

                  (g) Such other documents as the Purchaser may request.

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

         5.14 DELIVERY OF SUBSIDIARY CORPORATE DOCUMENTS.

                  (a) The Company shall have delivered to the Purchaser at or prior to the Closing the following corporate documents with respect to each Subsidiary of the Company immediately prior to the Closing, MFN and Mercury Finance Company:

                  (i) Certified copies of its charter or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (ii) A good standing certificate and, if available, a good standing tax certificate, issued by the Secretary of State of its jurisdiction of incorporation and the state taxing authority of such jurisdiction, in each case dated as of a recent practicable date prior to the Closing Date;

                  (iii) Foreign good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the Closing Date;

                  (iv) Copies of its bylaws or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date;

                  (v) If applicable, resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Related Agreements to which it is a party and the consummation of the transactions contemplated thereby, certified by its Secretary as being in full force and effect as of the Closing Date and the date of delivery; and

                  (vi) Such other documents as the Purchaser may request.

                  (b) The Company shall have delivered to the Purchaser at or prior to the Closing the good standing certificates described in SECTION 5.14(a)(ii) for each MFN Subsidiary (other than Mercury Finance Company).

         5.15 REPAYMENT OF INDEBTEDNESS. Prior to or simultaneously with the Closing, MFN shall have paid in full all Indebtedness, liabilities and other obligations owed by it and its Subsidiaries under the MFN Receivables Financing Documents, and the Company shall have delivered to the Purchaser true and correct copies of all documentation relating thereto, including payoff letters, UCC termination statements and other lien releases.

         5.16 NEW SECURITIZATION TRANSACTIONS; NEW RECEIVABLES FACILITY.

                  (a) The Purchaser shall have received executed copies of all Securitization Transaction Documents relating to the MFN Auto Receivables Trust 2002-A Securitization Transaction, all of which shall be in form and substance satisfactory to the Purchaser and certified by the Secretary of the Company.

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

                  (b) The Purchaser shall have received executed copies of all agreements, instruments and other documents relating to the Warehouse Financing Transaction being financed by West LB on or prior to the Closing Date, all of which shall be in form and substance satisfactory to the Purchaser and certified by the Secretary of the Company.

                  (c) The Purchaser shall have received executed copies of all Securitization Transaction Documents relating to the CPS Auto Receivables Trust 2002-A Securitization Transaction, all of which shall be in form and substance satisfactory to the Purchaser and certified by the Secretary of the Company.

         5.17 INSURANCE. The Company shall deliver to the Purchaser original certificates of insurance with respect to the insurance policies required to be maintained by the Company and its Subsidiaries as of the Closing Date pursuant to Section 7.6 (including the directors and officers liability insurance and the key man life insurance policy on the life of Charles E. Bradley, Jr.), together with additional insured and lender's loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

         5.18 THIRD PARTY CONSENTS. The Company and each of its Subsidiaries shall have obtained all Consents required to be obtained in connection with the execution, delivery and performance of this Agreement, the amendment and restatement of the First Amended Term B Note, the issuance, sale and delivery of the Bridge Note and the Term C Note and the consummation of the other transactions contemplated by this Agreement (including the MFN Merger).

         5.19 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a Compliance Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Chief Financial Officer of the Company, certifying as to the Company's compliance with the financial covenants set forth in Section 8.15 of the Securities Purchase Agreement.

         5.20 FINANCIAL PROJECTIONS. The Company shall have delivered to the Purchaser an Officers' Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the projected annual balance sheets, income statements and statements of cash flows of the Company and its Subsidiaries, on a consolidated basis, for the four (4) year period ending December 31, 2005, and a list of the key assumptions underlying such projections. Such Officers' Certificate shall state that (a) the projections, which shall be attached thereto, have been prepared by management of the Company and are the responsibility of management, (b) the projections have been prepared on a reasonable basis and in good faith by management and are believed by management to be reasonable, (c) all assumptions underlying such projections were made in good faith and are reasonable under the circumstances and (d) neither the Company nor any of its directors or officers is aware of any fact or other information that would lead the Company to believe that the Financial Projections are incorrect or misleading in any material respect.

         5.21 SOLVENCY CERTIFICATE. The Purchaser shall have received a Solvency Certificate, in form and substance satisfactory to the Purchaser, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to the matters described therein.

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

         5.22 DOCUMENTS IN SATISFACTORY FORM. All proceedings taken prior to or at the Closing in connection with the amendment and restatement of the First Amended and Restated Securities Purchase Agreement and the First Amended Term B Note, the issuance and sale of the Bridge Note and the Term C Note and the consummation of the other transactions contemplated hereby (including the MFN Merger), and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons. Without limiting the generality of the foregoing, the Company shall have made such arrangements as may be requested by the Purchaser (a) to ensure that the proceeds from the issuance and sale of the Bridge Note and the Term C Note will be applied in the manner set forth in SECTION 2.4 and (b) for the direct payment to the Purchaser's third party service providers of the costs and expenses incurred by the Purchaser, as provided in SECTION 11.8.

6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of the conditions set forth in this
SECTION 6; PROVIDED, HOWEVER, that any or all of such conditions may be waived, in whole or in part, by the Company in its sole and absolute discretion:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and the Purchaser shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to the Closing Date.

         6.2 PURCHASE PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated by this Agreement shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws, and shall not be enjoined (temporarily or permanently) under, or prohibited by or contrary to, any injunction, order or decree. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal and state securities laws.

         6.3 NO MATERIAL JUDGMENT OR ORDER. There shall not have been issued any judgment, injunction, order, decree or ruling that prohibits or limits any of the transactions contemplated by this Agreement or the Related Agreements, and there shall not be any action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company that (a) draws into question the validity, legality or enforceability of the MFN Merger Agreement, this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, (b) prohibits the amendment and restatement of the Securities Purchase Agreement or the First Amended Term B Note or the issuance, sale or delivery of the Bridge Note or the Term C or (c) might result, in the judgment of the Purchaser, in the imposition of a penalty if the Bridge Note or the Term C Note were delivered, or the Term B Note were amended and restated, as contemplated hereunder or in any Material Adverse Change.

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         6.4 PAYMENT FOR NOTES. The Purchaser shall have delivered to the
Company the Bridge Note Purchase Price and the Term C Purchase Price, MINUS the fees, costs and expenses to be reimbursed by the Company under SECTION 11.8.

7. AFFIRMATIVE COVENANTS. The Company covenants and agrees that, until all Indebtedness (including all principal of, premium, if any, and interest) and other amounts owing under the Notes shall have been indefeasibly paid in full, the Company shall perform, comply with and observe the covenants set forth in this SECTION 7, PROVIDED that the covenants contained in SECTION 7.4 (Legal Existence; Compliance with Laws), SECTION 7.13 (Nasdaq Listing) and SECTION 7.15 (Securities and Exchange Act Compliance) shall survive the payment of all such Indebtedness and other amounts.

         7.1 PAYMENTS WITH RESPECT TO NOTES. The Company shall pay all principal of, premium, if any, interest and other amounts due pursuant to the terms of the Notes on the dates and in the manner provided for therein, including all mandatory prepayments of principal of and interest on the Notes as specifically required under the terms of the Notes.

         7.2 INFORMATION COVENANTS. The Company shall furnish to the Purchaser:

                  (a) Within ninety (90) days after the end of each fiscal year of the Company, (i) the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries at the end of such year, and (ii) the related audited consolidated and consolidating statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in comparative form with respect to such financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Company and reasonably satisfactory to the Purchaser (it being understood that the current accountants of the Company are satisfactory to the Purchaser), which opinion shall be unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved by the Purchaser in advance of the delivery of such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; PROVIDED, HOWEVER, that such accountants' certification may be limited to the consolidated financial statements, in which case the consolidating financial statements shall be certified by the Chief Financial Officer of the Company; PROVIDED FURTHER, HOWEVER, that the Company shall not be required to furnish to the Purchaser the information set forth in this clause (a) if the Company is required to file with the SEC, at the time such information is required to be furnished to the Purchaser under this clause
(a), the information, documents and other reports required to be filed with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (b) Within forty-five (45) days after the end of each of the first three (3) quarterly accounting periods in each fiscal year of the Company,
(i) the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated and consolidating statements of income and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the Chief Financial Officer of the Company; PROVIDED, HOWEVER, that the Company shall not be required to furnish to the Purchaser the information set forth in this clause
(b) if the Company is required to file with the SEC, at the time such

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information is required to be furnished to the Purchaser under this clause (b), the information, documents and other reports required to be filed with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (c) [Intentionally Omitted]

                  (d) Promptly (but not later than three (3) Business Days) after it becoming available, a copy of the Company's annual USAP Audit;

                  (e) Promptly (but not later than three (3) Business Days) after their becoming available, copies of all filings by the Company or any of its Subsidiaries, or by any party in connection with any Securitization Transaction, with the SEC, or any periodic or special reports filed with any other Governmental Authority, and copies of any material notices and other material communications from the SEC or from any other Governmental Authority which specifically relate to the Company or any of its Subsidiaries;

                  (f) Promptly upon (but not later than three (3) Business Days after) receipt thereof, copies of all audit reports and management letters, if any, submitted to the Company or any of its Subsidiaries by independent public accountants in connection with each interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants and copies of all financial statements, reports, notices and proxy statements, if any, sent by the Company to its shareholders;

                  (g) Immediately, notice of: (i) the institution or commencement of any action, suit, proceeding or investigation by or against or affecting the Company, any of its Subsidiaries or any of its or their respective assets, including any action, suit, proceeding or investigation involving the SEC, the Nasdaq or the NYSE; (ii) any litigation or proceeding instituted by or against the Company or any of its Subsidiaries, or any judgment, award, decree, order or determination relating to any litigation or proceeding involving the Company or any of its Subsidiaries; (iii) the imposition or creation of any Lien (other than a Permitted Lien securing not more than $1,000) against any asset of the Company or any of its Subsidiaries; (iv) any reportable event under ERISA, together with a statement of the Chief Executive Officer, Chief Financial Officer and/or Controller of the Company as to the details thereof and a copy of its notice thereof to the PBGC; (v) any known release or threat of release of Hazardous Materials on or onto any Real Property or the incurrence of any expense or loss in connection therewith or upon the Company's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any Governmental Authority in connection with the containment or removal of any Hazardous Materials for which expense or loss the Company may be liable or potentially responsible (all such notices shall describe the nature of any lawsuit); PROVIDED, HOWEVER, that no notice shall be required to be given under this clause (g) to disclose (A) the replevin of any Financed Vehicle; (B) the enforcement of the Company's rights under any Automobile Contract; or (C) the commencement of any consumer bankruptcy proceeding with respect to a Financed Vehicle;

                  (h) Immediately upon receipt or issuance by the Company or any of its Subsidiaries, (i) copies of all covenant compliance certificates, budgets, projections, requests for waivers, notices of default, requests for amendments or other material documents relating to any agreements, instruments or other documents evidencing or governing any Subordinated Indebtedness, (ii)

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to the extent not inconsistent with any confidentiality provisions, copies of any agreements or other documents to which the Company (or any of its Subsidiaries) and any Credit Enhancer (including FSA or any Affiliate of FSA) are parties and (iii) any agreements, instruments and other material documents relating to any Indebtedness or any Securitization Transactions;

                  (i) Together with the information package for each calendar month required to be delivered under clause (j) below (but not later than the twenty fifth day after the end of such calendar month), a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Purchaser (a "COMPLIANCE CERTIFICATE"), setting forth, among other things, the calculations required to establish compliance with the financial covenants set forth in SECTION 8.15 with respect to such calendar month;

                  (j) Simultaneously with its delivery to the members of the Board of Directors of the Company, all reports, budgets, materials and other information furnished to such Board members with respect to the Company and its Subsidiaries, including copies of the monthly information package delivered to such Board members, which package shall consist of (i) monthly financial statements; (ii) financial ratio analysis and departmental cost accounting information; (iii) an executive summary with respect to monthly performance;
(iv) year-to-date origination information; (v) twelve-month historical origination information; (vi) portfolio performance data; (vii) asset recovery/dealer compliance information; and (viii) stock price performance; and
(ix) such additional information as may be included therein; PROVIDED, HOWEVER, that if the information package for any month or the annual operating budget for any fiscal year is not delivered to the Board members with respect to any particular month or fiscal year, as the case may be, the Company shall nonetheless deliver the same to LLCP within thirty (30) days after the end of such month or not later than thirty (30) days prior to the commencement of such fiscal year, as the case may be;

                  (k) Simultaneously with its delivery to the trustee with respect to any Securitization Transactions, copies of all servicer certificates delivered with respect thereto;

                  (l) Immediately, a written notice to the Purchaser if any "back-up servicer," "sub-servicer" or similar servicer resigns or is terminated or replaced with respect to any Securitization Transaction;

                  (m) Within ten (10) days after the end of each calendar month, a certificate, in form and substance satisfactory to the Purchaser, signed by the Chief Financial Officer of the Company and certifying to the Purchaser that no payments or other amounts have been paid by the Company during such calendar month to Charles E. Bradley, Sr., Poole or any former or present director of the Company, or any of their Affiliates, and that any payments or other amounts so paid were in compliance with the terms of this Agreement; and

                  (n) Promptly (but not later than five (5) Business Days) after its request, such other information concerning the business, affairs and condition of the Company and its Subsidiaries as the Purchaser may from time to time reasonably request.

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         7.3 PERFORMANCE OF RELATED AGREEMENTS. The Company shall perform, comply with and observe all of its obligations under the Notes and each other Related Agreement in accordance with their respective terms.

         7.4 LEGAL EXISTENCE; COMPLIANCE WITH LAWS. The Company shall, and shall cause its Subsidiaries to, (a) maintain its corporate existence and business;
(b) maintain all properties which are reasonably necessary for the conduct of such business, now or hereafter owned, in good repair, working order and condition; (c) take all actions necessary to maintain and keep in full force and effect all of its Licenses and Permits; and (d) comply in all material respects with all Applicable Laws in respect of the conduct of its business and the ownership of its properties in the states in which it conducts its business; PROVIDED, HOWEVER, that nothing in this SECTION 7.4 shall be interpreted to restrict or in any manner affect the Company's or any of its Subsidiaries' ability to elect to discontinue any line of business or to discontinue doing business in any state if the Board of Directors of the Company or of such Subsidiary, as the case may be, deems such discontinuance to be in its or their best interests.

         7.5 BOOKS, RECORDS AND INSPECTIONS. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and complete entries in conformity with GAAP and all requirements of Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. If at any time an LLCP Representative is not a duly elected and current member of the Board of Directors of the Company, the Company shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives and/or agents of the Purchaser to visit and inspect any of the properties of the Company or such Subsidiaries, to examine the books of account of the Company or such Subsidiaries and to discuss the affairs, finances and accounts of the Company or such Subsidiaries with, and be advised as to the same by, its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Purchaser may then request.

         7.6 INSURANCE.

                  (a) The Company shall maintain with financially sound and reputable insurers policies of insurance, coverage amounts and related terms and conditions for the Company and its Subsidiaries normally maintained by companies engaged in the same or similar business as the Company against loss or damage and such other policies of insurance and coverage amount as may be reasonably requested by the Purchaser. Such insurance shall include, without limitation, comprehensive general liability, fire and extended coverage, product liability and recall, property damage, workers' compensation, flood insurance (if customarily maintained in locations in which the Company or any of its Subsidiaries is located), earthquake loss insurance, environmental liability insurance, business interruption insurance (either for loss of revenues or for additional expenses) and directors and officers liability insurance as provided in the Amended and Restated Investor Rights Agreement. All insurance covering liability shall irrevocably name the Purchaser as an additional insured, and all insurance covering property shall irrevocably name the Purchaser as a loss payee with respect to any casualty or loss.

                  (b) In addition, as soon as practicable but not later than the six (6) months anniversary of the Closing Date, the Company shall increase the existing insurance coverage under the key man life insurance policy on the life of Charles E. Bradley, Jr., the President and Chief Executive Officer of the

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

Company, from $10,000,000 to $20,000,000 and shall maintain such increased coverage until the Obligations to Purchaser have been indefeasibly paid in full. Such key man life insurance policy shall continue to name the Company as the owner and name the Purchaser as the irrevocable beneficiary thereunder. Each of the insurance policies required to be maintained under this SECTION 7.6 shall provide for at least thirty (30) days' prior written notice to the Purchaser of the cancellation or substantial modification thereof.

         7.7 TAXES.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, file within the required time periods all federal, state and other Tax returns required to be filed by it or them, and such returns will be true and correct in all respects. The Company shall, and shall cause each of its Subsidiaries to, pay all Taxes which are due and payable by it or them, other than Taxes that are being contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of the Company) have been established with respect thereto.

                  (b) The Company shall, and shall cause each of its Subsidiaries to, withhold and pay over on a timely basis to the appropriate Government Authority all Taxes required to be withheld by it or them in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

         7.8 ERISA MATTERS.

                  (a) The Company shall, and shall cause each of its ERISA Affiliates to, cause each Benefit Plan to be operated in compliance with the terms of such Benefit Plan and Applicable Law and shall pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and Applicable Law; PROVIDED, HOWEVER, that the Company and its ERISA Affiliates shall not be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the opinion of its independent certified public accountants, are adequate with respect thereto.

                  (b) The Company shall, and shall cause each of its ERISA Affiliates to, deliver to the Purchaser promptly, but in no event more than five
(5) Business Days after any officer of the Company obtains knowledge of, (i) the intention of the Internal Revenue Service to (A) revoke the tax-qualified status of any Benefit Plan that is a tax-qualified retirement plan, (B) impose an excise tax upon the occurrence of a "prohibited transaction" as such term is defined in Section 4975 of the IRC, or (C) disallow a deduction (in whole or in part) for a contribution to a Benefit Plan, (ii) the institution of a lawsuit against a Benefit Plan (or a Fiduciary of such plan), (iii) any event which might reasonably result in a withdrawal from any Benefit Plan subject to the provisions of Title IV of ERISA (including a Multiemployer Plan), (iv) the termination of, or any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to, any of such Benefit Plans, (v) the occurrence of any Termination Event, (vi) any strike, slowdown, work stoppage, or material charge of unfair labor practice, labor dispute, grievance, complaint, or arbitration proceeding, (vii) any attempt by a labor union or employee organization to represent any employees of the Company or any of its ERISA Affiliates not represented as of the Closing Date, (viii) any notice by any

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

labor union or employee organization that it desires to renegotiate any collective bargaining agreement, or (ix) the imposition of a lien of the assets of the Company or any of its ERISA Affiliates under Section 412(n) of the IRC or Sections 302(f) or 4068 of ERISA; (x) the Company or any of its ERISA Affiliates being obligated to contribute to or participate in any Multiemployer Plan; or
(xi) the intention of the United Stated Department of Labor's imposition of a penalty under Section 502 of ERISA relating to a Benefit Plan, a written notice specifying the nature of such action, what action has been taken, is being taken, or is proposed to be taken with respect thereto, and a copy of any correspondence or other documentation relating to the matter.

         7.9 PERFORMANCE OF SERVICING DUTIES; CLEAN-UP CALLS. The Company shall, and shall cause its Subsidiaries to, comply with the terms of any and all Securitization Transaction Documents to which it is a party, including performing its duties and obligations as a "servicer" in compliance with the applicable terms thereof. The Company may make (or cause to make) "clean up" calls under, or in connection with, any Securitization Transaction at any time or from time to time when the Company has the right to do so.

         7.10 COMMUNICATION WITH ACCOUNTANTS. So long as no Default or Event of Default shall have occurred and be continuing, the Purchaser shall not communicate directly with the Company's independent certified public accountants without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. If any Default or Event of Default shall have occurred and be continuing, the Company hereby authorizes its independent certified public accountants to (a) furnish to the Purchaser any and all financial statements and other supporting financial documents, work papers and schedules as the Purchaser may request and (b) discuss with the Purchaser, as often as the Purchaser may reasonably request, the accounts, financial condition, business and affairs of the Company and its Subsidiaries, in each case without the consent of the Company.

         7.11 FURTHER ASSURANCES. From time to time after the date hereof, the Company will execute and deliver, and will cause any of its Subsidiaries and any other Persons to execute and deliver, such additional instruments, certificates and documents, and will take all such actions, as the Purchaser may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement, the Notes or any other Related Agreement or to establish, maintain, perfect or continue the Purchaser's security interests in the Collateral. Upon exercise by the Purchaser of any power, right, privilege or remedy pursuant to this Agreement or any Related Agreement which requires any Consent, the Company will execute and deliver, and will cause any of its Subsidiaries and any other Persons to execute and deliver, all applications, certifications, instruments and other documents and papers that may be required to be obtained for such Consent.

         7.12 FUTURE INFORMATION. All data, certificates, reports, statements, documents and other information furnished by or on behalf of the Company, any of its Subsidiaries or any of its or their respective representatives or agents to the Purchaser in connection with this Agreement, the Related Agreements or the transactions contemplated hereby and thereby, at the time the information is so furnished, shall not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Purchaser sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

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

         7.13 NASDAQ LISTING. The Company shall do or cause to be done all things necessary to maintain the listing of its Common Stock on the Nasdaq (or, if the Company so elects, maintain a listing of its Common Stock for trading on the NYSE).

         7.14 CARSUSA FLOORING LINE. The Company shall not permit, and shall cause its Subsidiaries not to permit, the outstanding balance of the CARSUSA flooring line to exceed $339,000 at any time. In addition, the Company shall use its best efforts to reduce the outstanding balance of the CARSUSA flooring line to zero as soon as practicable.

         7.15 SECURITIES AND EXCHANGE ACT COMPLIANCE.

                  (a) The Company shall timely file with the SEC, and provide to the Purchaser concurrently therewith, all Company SEC Documents as are specified in the Exchange Act as being required to be filed by U.S. corporations that are subject to reporting requirements of the Exchange Act. In addition, the Company shall timely file with the Nasdaq and the NYSE and provide to the Purchaser concurrently therewith, all Company SEC Documents required to be filed therewith. Each Company SEC Document to be filed by the Company, when filed with the SEC or the Nasdaq, as the case may be, will comply with all applicable requirements of the Securities Act, the Exchange Act, the Nasdaq rules and the NYSE rules, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries to be included in each Company SEC Document to be filed by the Company will comply as to form, as of the date of its filing with the SEC, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) and will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with past practices and consistently applied). Notwithstanding anything to the contrary contained in this SECTION 7.15, the Company shall not be deemed to be in default of this SECTION 7.15 if the Company is late in filing any Company SEC Document, PROVIDED that (a) such Company SEC Document is filed with the SEC within ten (10) Business Days after the filing was due, shall notify the Purchaser in writing of the late filing and (b) such late filing shall not in any manner adversely affect the Purchaser's right to avail itself of the benefits under Rule 144 promulgated under the Securities Act with respect to the Warrant Shares, and PROVIDED FURTHER that the Company shall not rely on the grace period in this sentence on more than two (2) occasions during the term of this Agreement.

                  (b) If the exercise, sale or other disposition of the Residual Warrant pursuant to or in connection with any sale, reorganization, merger or other business combination involving the Company would be subject to the provisions of Section 16(b) of the Exchange Act, then the Company shall pay to Purchaser, prior to or upon the consummation of any such sale, reorganization, merger or other business combination, in lieu of such exercise, sale or disposition and in satisfaction of the Residual Warrant and to the extent of the number of Residual Warrant Shares set forth in clause (ii) below, an amount in cash equal to the product of (i) the difference between the fair value of the consideration to be received for each share of Common Stock pursuant to such sale, reorganization, merger or other business combination and the Warrant

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

Purchase Price (as defined in the Residual Warrant) then in effect, MULTIPLIED BY (ii) the number of Residual Warrant Shares, the sale or other disposition of which would be subject to the provisions of Section 16(b) of the Exchange Act.

         7.16 ADDITIONAL SUBSIDIARY GUARANTORS. The Company shall take all such action, and will cause each of its Subsidiaries to take all such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Special Purpose Entities) are Subsidiary Guarantors under the Subsidiary Guaranty. Without limiting the generality of the foregoing, if, subject to SECTION 8.5, the Company or any of its Subsidiaries shall form or acquire any new Subsidiary after the date hereof (or any Subsidiary ceases to be a Special Purpose Entity), the Company or such Subsidiary will cause such new Subsidiary (a) to execute and deliver a joinder agreement to the Subsidiary Guaranty, in form and substance satisfactory to the Purchaser, pursuant to which such Subsidiary would become a Subsidiary Guarantor, (b) to execute and deliver such collateral security agreements, instrument and other documents, including security agreements, stock pledge and control agreements and intellectual property security agreements, in form and substance satisfactory to the Purchaser, under which such Subsidiary would grant a valid first priority security interest and lien on all of its assets, properties and rights to secure the payment and performance of all obligations of such Subsidiary under the Subsidiary Guaranty; (c) if such Subsidiary has any Subsidiaries, to execute and deliver pledge agreements, together with (i) certificates representing all of the Capital Stock of any Person owned by such Subsidiary and (ii) undated stock powers executed in blank, (d) to execute and deliver such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority of any Lien in favor of the Purchaser or to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Related Agreements to which Subsidiary Guarantors are parties, and (e) to deliver opinions of counsel to the Company or such Subsidiary as to such matters as the Purchaser may request. In addition, the Company shall grant to the Purchaser a valid first priority perfected security interest in the Capital Stock of any Subsidiary to secure the Obligations to Purchaser, subject to
SECTION 7.17.

         7.17 CPSRC SHARES. The Company covenants and agrees that, if the security interest granted by the Company to FSA in and to the CPSRC Shares terminates or is released pursuant to Section 18 of the FSA Pledge Agreement or otherwise, it shall (a) immediately notify the Purchaser of such event in writing and (b) within three (3) Business Days following the effective date of termination, (i) grant to the Purchaser a valid, perfected first priority pledge and security interest in and to the CPSRC Shares, free and clear of any Liens of any other Person, on terms and conditions substantially similar to those contained in the Security Agreement, and (ii) deliver to the Purchaser the original certificate or certificates evidencing or representing the CPSRC Shares, together with stock powers duly executed in blank. In addition to, and notwithstanding, the foregoing provisions of this SECTION 7.17, the Company shall use its reasonable best efforts to obtain from FSA, at such time or times prior to the termination of FSA's security interest in the CPSRC Shares as the Company reasonably believes it has an opportunity to do so, FSA's consent to the grant by the Company to the Purchaser of a valid pledge and security interest in and to the CPSRC Shares, subject only to the security interest of FSA.

         7.18 LANDLORD CONSENTS AND WAIVERS. The Company shall use its best efforts to deliver (or cause to be delivered) to the Purchaser, as soon as practicable but not later than one hundred and twenty (120) days following the Closing Date, landlord consents and waivers, in form and substance satisfactory

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to the Purchaser, executed by the Company's real property lessors or landlords with respect to the business locations that are leased by the Company.

         7.19 [INTENTIONALLY OMITTED.]

         7.20 PAYMENT OF CERTAIN INDEBTEDNESS. Not later than March 16, 2002, the Company shall cause MFN to pay in full all principal of, accrued and unpaid interest on and other amounts owing with respect to the MFN Senior Subordinated Notes.

         7.21 CORPORATE SEPARATENESS.

                  (a) All customary formalities regarding the corporate existence of the Company and its Subsidiaries (including MFN) will be observed at all times.

                  (b) The Company will not commingle its assets with those of any of its Subsidiaries, any of its other Affiliates or any other Person. The Company will accurately maintain its own bank accounts and separate books of account.

                  (c) The Company will pay its own liabilities from its own separate assets, and each Subsidiary will pay its own liabilities from its own separate assets.

                  (d) The Company will properly and adequately disclose, and will cause each of its Subsidiaries so to disclose, all Securitization Transactions, indicating the transfer of ownership of the Automobile Contracts subject thereto, by footnotes to its financial statements or otherwise. The Company will not, and will not permit any Subsidiary to, hold out any assets transferred in Securitization Transactions, or any assets of any Affiliate of such Person, as applicable, as available to creditors of, or other interest holders in, such Person.

         7.22 BALANCE SHEET ITEMS; DISSOLUTION OF CERTAIN SUBSIDIARIES. The Company shall use its reasonable best efforts to (a) perform each of the matters described in SCHEDULE 7.22 and (b) liquidate, wind up and dissolve each of LINC, Samco, Alton Receivables Corp., WareCo and FundCo in accordance with Applicable Laws, in each case not later than June 30, 2002. The Company shall deliver to the Purchaser documentation evidencing the liquidation, winding up and dissolution of each such entity not later than July 15, 2002.

         7.23 ADDITIONAL MFN COLLATERAL SECURITY FOR OBLIGATIONS. The Company covenants and agrees that, not later than March 16, 2002, the Company shall (a) cause MFN and each Subsidiary of MFN (other than a Special Purpose Entity) identified by the Purchaser (each an "MFN SIGNIFICANT SUBSIDIARY") to (i) execute and deliver a joint and several general and continuing guaranty, in form and substance satisfactory to the Purchaser (the "MFN GUARANTY"), pursuant to which MFN and such MFN Subsidiaries would jointly and severally guaranty as and when due any and all Obligations to Purchaser from time to time owing by the Company to the Purchaser and (ii) execute and deliver such collateral security agreements, instrument and other documents, including security agreements, stock pledge and control agreements and intellectual property security agreements, in form and substance satisfactory to the Purchaser, under which MFN and the MFN Significant Subsidiaries would grant in favor of the Purchaser valid first priority security interests and Liens (subject only to Permitted Liens) on all of its or their assets, properties and rights as collateral security to secure the prompt and timely payment and performance of their obligations under the MFN Guaranty (the "MFN COLLATERAL DOCUMENTS"); (b) to the extent that MFN and the

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MFN Significant Subsidiaries have any Subsidiaries, cause MFN and the MFN
Significant Subsidiaries to deliver to the Purchaser (i) certificates representing all of the Capital Stock of the pledged entities and (ii) undated stock powers executed in blank, (c) cause MFN and the MFN Significant Subsidiaries to execute and deliver such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority of any security interests and Liens granted by MFN and the MFN Significant Subsidiaries in favor of the Purchaser or to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Related Agreements to which they may become parties and (d) deliver such opinions of counsel as to such matters as the Purchaser may request. In addition, MFN and each MFN Significant Subsidiary shall grant to the Purchaser a valid first priority perfected security interest in the Capital Stock of any Subsidiary of MFN to secure the payment and performance of the guarantors under the MFN Guaranty.

         7.24 POST-CLOSING DELIVERIES. As soon as practicable, but not later than ten (10) calendar days after the Closing Date, the Purchase shall deliver to the Purchaser the following:

                  (a) The Company shall deliver the following Disclosure Schedules with respect to MFN and its Subsidiaries only, and each such Schedule shall be true, correct and complete as of the Closing Date and as of the date such Disclosure Schedules are delivered to the Purchaser: SCHEDULE 3.13(A) (Material Contracts), SCHEDULE 3.13(D) (Portfolio Performance Reports) and
SCHEDULE 3.16 (Benefit Plans);

                  (b) The Company shall deliver the following corporate documents with respect to each Subsidiary of MFN other than Mercury Finance
Company:

                  (i) Certified copies of its charter or similar organizational documents as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date and the date of delivery;

                  (ii) Foreign good standing certificates from each jurisdiction in which it is required to be qualified to transact business as a foreign corporation or other entity, in each case dated as of a recent practicable date prior to the date of delivery;

                  (iii) Copies of its bylaws or similar governing document as amended through the Closing Date, certified by its Secretary as being in full force and effect as of the Closing Date and the date of delivery;

                  (iv) If applicable, resolutions of its Board of Directors approving and authorizing the execution and delivery of the Related Agreements to which it is a party and the consummation of the transactions contemplated thereby, certified by its Secretary as being in full force and effect as of the Closing Date and the date of delivery; and

                  (v) Such other documents as the Purchaser may request;

                  (c) The Company shall deliver control agreements, in form and substance satisfactory to the Purchaser, duly executed by the Company and each of its banks covering the deposit accounts listed on SCHEDULE II to the Security Agreement and deposit accounts and securities accounts as contemplated by the Pledge Agreement (PROVIDED that the control agreements will provide that the

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Company will continue to have the right to direct transactions in funds and financial assets in such accounts until the occurrence of a Modified Event of Default (as defined in the Pledge Agreement));

                  (d) The Company shall cause Andrews & Kurth LLP (or such other counsel as may be acceptable to the Purchaser) to deliver a legal opinion letter, effective as of the Closing Date, with respect to "no conflicts" with the Material Contracts described on SCHEDULE 3.13(a);

                  (e) The Company shall deliver a financial analysis, in form and substance satisfactory to the Purchaser, reflecting a "break even" analysis of the business operations of CPSL;

                  (f) The Company shall deliver a list of shareholders of the Company as of a recent practicable date;

                  (g) The Company shall deliver documentation evidencing the Company's guaranties of certain obligations of CPSL;

                  (h) The Company shall update and deliver, in form and substance satisfactory to the Purchaser, the financial projections delivered by the Company at the Closing pursuant to SECTION 5.20;

                  (i) The Company shall update and deliver the following Disclosure Schedule, which Schedule shall be true, correct and complete as of the Closing Date and as of the date such Disclosure Schedule is delivered to the
Purchaser: SCHEDULE 3.11(a) (Existing Liens); and

                  (j) All documents required to be delivered to the Purchaser at the Closing that were not so delivered and for which the Purchaser hereby reserves its rights.

8. NEGATIVE COVENANTS. In addition, the Company covenants and agrees that, until all Indebtedness (including all principal of, premium, if any, and interest) and other amounts owing under the Notes shall have been indefeasibly paid in full, the Company shall perform, comply with and observe the covenants set forth in this ARTICLE 8.

         8.1 LIMITATIONS ON INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or become or remain liable in respect of any Indebtedness, except for:

                  (a) Obligations to Purchaser;

                  (b) Existing Indebtedness (other than as provided in CLAUSE
(g) below), including any refinancings, renewals, replacements, restructurings or exchanges thereof, but subject to SECTION 8.11(a);

                  (c) Unsecured Subordinated Indebtedness that is expressly made subordinate in right of payment and rights upon liquidation to all Senior Indebtedness, including the Indebtedness evidenced by the Notes, PROVIDED that such Indebtedness (i) does not exceed, when taken together with all other Subordinated Indebtedness, the Consolidated Net Worth (as defined in the RISRS Indenture or the PENS Indenture, as the case may be) of the Company at any time

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outstanding, (ii) does not mature prior to the one (1) year anniversary of the stated maturity date of the Term B Note; and (iii) is on terms and conditions reasonably satisfactory to the Purchaser;

                  (d) Indebtedness in the form of Capital Lease Obligations used to finance the acquisition, construction or improvement of assets of the Company or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000;

                  (e) Indebtedness incurred by any Special Purpose Entity in connection with any Warehouse Financing Transaction, subject to SECTION 8.11(a);

                  (f) Indebtedness of the type described in clause (v) of the definition of the term "Indebtedness," but only to the extent that such Indebtedness is secured by a Permitted Lien;

                  (g) The MFN Senior Subordinated Notes, PROVIDED that all principal of, accrued interest on and other amounts owing under the MFN Senior Subordinated Notes is paid not later than March 16, 2002, as provided in SECTION 7.20;

                  (h) Unsecured Indebtedness owing to West LB, in an amount not greater than $60,000,000, borrowed by the Company on the Closing Date pursuant to the West LB Commitment Letter, PROVIDED, HOWEVER, that all such Indebtedness shall be repaid by the Company prior to the close of business on the Closing Date;

                  (i) Unsecured indemnification obligations incurred by the Company in favor of Credit Enhancers, private placement agents or underwriters in connection with any Securitization Transaction for the Company's own misconduct or for misstatements of, or omissions to state, a material fact in connection with the consummation of such Securitization Transaction, all on customary terms for similar transactions (PROVIDED that in no event shall the Company guaranty any principal, interest or other amounts with respect to securities issued by any Special Purpose Entity or other Subsidiary);

                  (j) An unsecured Guarantee dated on or about the date hereof and entered into by the Company in favor of GCM pursuant to which the Company guaranties the payment of all obligations of MFN under the Note Purchase Agreement entered into in connection with the MFN Auto Receivables Trust 2002-A Securitization Transaction; and

                  (k) An unsecured Guaranty dated on or about the date hereof and entered into by the Company in favor of the Benefited Parties (as defined therein) pursuant to which the Company guaranties the performance of all obligations of MFN under certain agreements entered into in connection with the MFN Auto Receivables Trust 2002-A Securitization Transaction.

         8.2 LIMITATIONS ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, or agree to create, incur, assume or suffer to exist, or consent to cause or permit in the future the creation, incurrence or existence of, any Lien with respect to any assets, rights or properties (whether real or personal, tangible or intangible, now existing or hereafter acquired), except for:

                  (a) Liens in favor of the Purchaser;

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                  (b) Permitted Liens;

                  (c) The Liens reflected on SCHEDULE 3.11(a), other than the Liens being terminated as of the Closing and Liens required by the Purchaser to be terminated;

                  (d) Liens granted (i) by Special Purpose Entities in favor of any Credit Enhancers, (ii) by the Company in favor of FSA under the FSA Stock Pledge Agreement and (iii) covering Automobile Contracts that are transferred by the Company to any Special Purpose Entity in connection with any Warehouse Financing Transaction; and

                  (e) Any Lien constituting a renewal, extension or replacement of any of the foregoing Liens, PROVIDED that the principal amount of any Indebtedness or other obligation secured by such renewal, extension or replacement Lien does not exceed the principal amount of the Indebtedness or other obligation renewed, extended or replaced.

         8.3 LIMITATIONS ON INVESTMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment, except:

                  (a) Permitted Investments;

                  (b) The Investments and Guarantees set forth on SCHEDULE 3.11(a);

                  (c) Automobile Contracts; and

                  (d) Investments permitted under SECTION 8.14.

         8.4 LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment.

         8.5 SUBSIDIARIES; CHANGES IN BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, form or create any Subsidiaries other than the Subsidiaries in existence immediately following the Closing (PROVIDED, HOWEVER, that the Company may from time to time form or create Special Purpose Entities for the sole purpose of effectuating any Securitization Transactions). The Company shall not, and shall not permit its Subsidiaries to, engage in any business other than the purchasing, selling and servicing of Automobile Contracts.

         8.6 OBSERVANCE OF STANWICH SUBORDINATION PROVISIONS. The Company shall not make, or cause or permit to be made, any payments in respect of any Stanwich Indebtedness in contravention of any of the subordination provisions applicable to any such Stanwich Indebtedness.

         8.7 ENVIRONMENTAL LIABILITIES. The Company shall not, and shall not permit any of its Subsidiaries to, violate any material Environmental Laws or other requirement of law, rule or regulation regarding Hazardous Materials. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, dispose of any Hazardous Materials into or onto, or from, any Real Property, nor allow any Lien imposed pursuant to any Environmental Laws to be imposed or to remain on such Real Property, except for Liens being contested in good faith by appropriate proceedings and for which

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adequate reserves have been established and are being maintained on the books of the Company or its Subsidiaries, as the case may be.

         8.8 AMENDMENTS TO SECURITIZATION TRANSACTION DOCUMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or change (or consent to any such amendment, modification or change), in any manner adverse to the interests of the Purchaser, any of the provisions set forth in the Securitization Transaction Documents without the prior written consent of the Purchaser (it being understood that the Purchaser has no interest in any Automobile Contracts transferred in any Securitization Transaction). Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, consent or agree, without the prior written consent of the Purchaser, to (a) any increase in the amount on deposit in any "spread accounts" so as to maintain the rating of the related Securitization Transaction or (b) alter the priorities for payment from any collection account, distribution account, or spread account in a manner which would reduce the amounts payable to the Company or any of its Subsidiaries.

         8.9 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any direct or indirect transaction, agreement or arrangement with any officer, director, employee or Affiliate of the Company at any time on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those otherwise obtainable in an arm's length transaction at such time from a Person who is not an officer, director, employee or other Affiliate of the Company and, in any event, unless approved in writing by the Purchaser. The Company agrees that any direct or indirect transaction, agreement or arrangement between the Company, on the one hand, and any of its Subsidiaries or other Affiliates, on the other, shall be unanimously approved in advance by all of the members of the Board of Directors of the Company who are not interested in the transaction and approved by the Purchaser; PROVIDED, HOWEVER, that no such Board approval shall be required with respect to sales of Automobile Contracts made by the Company to its Subsidiaries, or by its Subsidiaries to the Company, in the ordinary course of its business so long as such sales are made on terms that are no less favorable to the Company than those that might be obtained in an arm's length transaction with a Person who is not an Affiliate of the Company.

         8.10 RESTRICTIONS ON FUNDAMENTAL CHANGES. The Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) make any change in its business (which shall be the purchase and sale of Automobile Contracts), purposes, corporate name, structure or operations;

                  (b) amend any of its organizational documents (including its charter, bylaws, certificate of formation, limited liability company agreement, partnership agreement or trust agreement, as applicable);

                  (c) sell, assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a significant portion of its assets, other than Asset Sales expressly permitted hereby in connection with Securitization Transactions and dispositions of assets in the ordinary course of business consistent with past practice;

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                  (d) merge (other than the MFN Merger), consolidate, reorganize or recapitalize; or

                  (e) liquidate, wind up or dissolve (except as expressly provided for herein).

         8.11 AGREEMENTS AFFECTING CAPITAL STOCK AND INDEBTEDNESS; AMENDMENTS TO MATERIAL CONTRACTS.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser, (i) enter into any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of shares of the Capital Stock of the Company (other than revocable proxies in connection with meetings of shareholders of the Company) or its Subsidiaries, except as contemplated by this Agreement or any Related Agreement; (ii) refinance, renew, replace, restructure or exchange any Existing Indebtedness (other than Existing Indebtedness incurred by a Special Purpose Entity in connection with any Securitization Transaction); or (iii) amend, supplement or otherwise modify, or waive, any term or provision of any agreement, instrument or other document evidencing or governing any Indebtedness of the Company or any of its Subsidiaries (including the RISRS Indenture, the PENS Indenture, any Stanwich Debt Documents or any other Subordinated Agreements).

                  (b) The Company shall not, and shall not permit any of its Subsidiaries to, cancel or terminate any Material Contract (or consent to or accept any cancellation or termination thereof), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any breach of or default under any Material Contract, or take any action in connection with any Material Contract that would impair the value of the interests or rights of the Company thereunder or that would impair the interest or rights of the Purchaser hereunder or under this Agreement or any Related Agreement.

         8.12 INDEBTEDNESS TO CREDIT ENHANCER. The Company shall not, and shall not permit any of its Subsidiaries to, have outstanding at any time Indebtedness for the payment of money of any kind or nature (whether matured or unmatured or contingent or non-contingent) to any Credit Enhancer or any Affiliate of any Credit Enhancer pursuant to any agreement to which such Credit Enhancer is a party, other than Indebtedness (whether matured or unmatured or contingent or non-contingent) in connection with any Securitization Transactions of the type which is consistent with past practice and which the Company reasonably believes is customary in securitization transactions insured by such Credit Enhancer, the assets of which consist solely of Automobile Contracts.

         8.13 PAYMENT RESTRICTIONS AFFECTING CERTAIN SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries (other than a Special Purpose Entity) to, enter into or permit to exist any agreement, instrument or other document which, directly or indirectly, prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any such Subsidiary to (a) pay dividends or make other distributions in respect of its Capital Stock owned by the Company or any other such Subsidiary, (b) pay or repay any Indebtedness owed to the Company or any other such Subsidiary, (c) make loans or advances to the Company or (d) transfer any of its properties or assets to the Company or any other such Subsidiary.

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         8.14 NO NEW LOANS AND ADVANCES. The Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any directors, officers, Affiliates or employees of the Company or any of its Subsidiaries, or renew, refinance or restructure any of such loans or advances or the terms thereof, without the prior written consent of the Purchaser; PROVIDED, HOWEVER, that the Company and its Subsidiaries may make advances for reasonable and incidental business expenses approved in advance by the Chief Financial Officer of the Company not to exceed $2,500 in any one (1) month to any employee in the ordinary course of business, all of which shall be repaid within thirty (30) days after the date such loan or advance is made. The Company shall ensure that all loans and advances made by the Company, whether made prior to, on or after the date hereof, are evidenced by a promissory note or other written instrument or agreement (copies of which shall be provided to the Purchaser) which provides for the repayment in full in cash of such loans and advances. In addition, on the last Business Day of each calendar month, the Company shall deliver to the Purchaser a certificate, duly signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, listing all such loans and advances, including the dates made, the names of the obligors and the outstanding principal, interest and other amounts due, and certifying that such list is true, accurate and complete as of the date of such certificate.

         8.15 FINANCIAL COVENANTS. The Company shall, and shall cause its Subsidiaries to, comply with the following covenants:

                  (a) MAXIMUM CAPITAL EXPENDITURES. The Company and its Subsidiaries shall not incur Capital Expenditures during any fiscal year, commencing with the fiscal year ending December 31, 2002, in excess of $2,000,000.

                  (b) LLCP COVERAGE RATIO. Commencing with the calendar month ending March 31, 2002, and for each calendar month thereafter, the LLCP Coverage Ratio shall not be less than (i) 125% at and as of the end of each such calendar month through May 31, 2002, (ii) 150% at and as of the end of each such calendar month through August 31, 2002, (iii) 175% at and as of the end of each such calendar month through November 30, 2002 and (iv) 200% at and as of the end of each such calendar month thereafter.

         8.16 CPS LEASING. The Company shall not permit CPSL to conduct any business other than collecting receivables owing to CPSL.

         8.17 LINC AND SAMCO. The Company shall not, and shall not permit its Subsidiaries to, transfer any assets or properties to LINC, unless the Company or any such Subsidiary is compelled to do so by a non-appealable written order of a court of competent jurisdiction (and, in such event, the Company will deliver a copy of such order to the Purchaser), and LINC shall continue to conduct no business and remain inactive. In addition, the Company shall not, and shall not permit its Subsidiaries to, transfer any assets or properties to Samco.

9. INDEMNIFICATION.

         9.1 TRANSFER TAXES. The Company shall pay all stamp, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the Notes and shall hold

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harmless the Purchaser from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

         9.2 LOSSES.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify and hold harmless the Purchaser, its successors and assigns, and its Affiliates, employees, partners, officers, directors, representatives, agents, attorneys, successors and assigns (the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, liabilities, judgments, expenses and costs, including attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "LOSSES"), incurred by such Indemnified Party in connection with or arising from:

                  (i) Any breach of any warranty or the inaccuracy of any representation made by the Company or any of its Subsidiaries in this Agreement or any Related Agreement;

                  (ii) The failure of the Company or any of its Subsidiaries to fulfill any of its covenants, agreements or undertakings under this Agreement or any Related Agreement (or any other document or instrument executed herewith or pursuant hereto);

                  (iii) Any breach, violation, Default or Event of Default under any Prior Investment Document, this Agreement or any Related Agreement, which is based on (A) the failure of the Company or any of its Subsidiaries to pay to the Purchaser or any of its Affiliates any principal, interest, premium, fees, costs, expenses or other amounts due or owing at any time prior to the Effective Date or (B) fraud (including intentional misrepresentation and misappropriation of funds) occurring at any time prior to the Closing Date; and

                  (iv) Any third party actions, suits, proceedings or claims brought against any Indemnified Party in connection with, arising out of or with respect to (A) any other matters arising out of or in connection with the transactions contemplated by any Prior Investment Document, this Agreement, the Notes or any other Related Agreement (including the Indemnity Side Letter), (B) the Stanwich Case, (C) the MFN Merger, (D) the West LB Escrow Agreements or (D) the business, operations or affairs of the Company or any of its Subsidiaries (including any litigation in which any Company or any Subsidiary is involved).

                  (b) The Company shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) calendar days after any request for such payment. The obligations of the Company to the Indemnified Parties under this SECTION 9 shall be separate obligations to each Indemnified Party, and the liability of the Company to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder.

                  (c) The obligations of the Company to the Indemnified Parties under this SECTION 9 shall survive (i) the repayment of the Notes (whether at maturity, by prepayment or acceleration or otherwise), (ii) any transfer of the Notes or any interest therein, (iii) the termination of this Agreement or any

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Related Agreement and (iv) the issuance, exercise, assignment and/or sale of any
LLCP Warrants (or any interest therein) or the sale of any Warrant Shares.

         9.3 INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification under this SECTION 9 shall (a) give prompt written notice to the Company of any claim with respect to which it seeks indemnification and (b) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably acceptable to such Person; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person, unless (i) the Company has agreed to pay such fees or expenses; (ii) the Company has failed to notify such Person in writing within ten (10) calendar days of its receipt of such written notice of claim that it will assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (iii) in the judgment of any such Person, based upon the written advice of counsel, a conflict of interest may exist between such Person and the Company with respect to such claims (in which case, if the Person notifies the Company in writing that such Person elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Person). The Company will not be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent (which consent will not be unreasonably withheld) of the Company, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect of such claim or litigation.

         9.4 CONTRIBUTION. If the indemnification provided for in this SECTION 9 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and such Indemnified Party on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this SECTION 9.4 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         9.5 COSTS OF COLLECTION. The Company agrees to pay all fees, costs and expenses, including the fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder in connection with (a) the administration and enforcement of the Notes and the other Obligations or the collection of any sums due thereunder, whether

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or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to the Notes or any other Obligations; (c) the protection or preservation of any rights of the Holder under this Agreement, the Notes or any other Related Agreement; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Agreement, the Notes or any other Related Agreement; (e) any actions taken in reviewing the Company's or any of its Subsidiaries' financial affairs if an Event of Default has occurred or the Holder has determined in good faith that an Event of Default may likely occur, including the following actions: (i) inspect the facilities of the Company and any of its Subsidiaries or conduct audits or appraisals of the financial condition of the Company and any of its Subsidiaries; (ii) have an accounting firm chosen by the Holder review the books and records of the Company and any of its Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the Company's and each of its Subsidiaries' employees, accountants, customers and any other individuals related to the Company or its Subsidiaries which the Holder believes may have relevant information concerning the financial condition of the Company and any of its Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Company and any of its Subsidiaries; (f) the Holder's participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving the Company, any of its Subsidiaries or any other Affiliate of the Company; (g) verifying, maintaining, or perfecting any security interest or other Lien granted to the Holder in any collateral; (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in connection with any case under Bankruptcy Law; or
(i) any refinancing or restructuring of this Agreement, the Notes or any other Related Agreement, including any restructuring in the nature of a "work out" or in any insolvency or bankruptcy proceeding.

10. DEFAULTS AND REMEDIES.

         10.1 EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (a) The Company shall (i) fail to pay as and when due (whether at stated maturity, upon acceleration or required prepayment or otherwise) any principal on any Note, or (ii) fail to pay any interest, premium, if any, fees, costs, expenses or other amounts payable under this Agreement, any Note or any other Related Agreement within one (1) Business Day after the date due thereunder; or

                  (b) (i) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under SECTION 7.1 (Payments with Respect to Notes), CLAUSES (a), (b), (i),
(j) or (k) of SECTION 7.2 (Information Covenants), SECTION 7.9 (Performance of Servicing Duties; Clean-Up Calls), SECTION 7.14 (CARSUSA Flooring Line), SECTION
7.15 (Securities and Exchange Act Compliance), SECTION 7.20 (Payment of Certain Indebtedness), SECTION 8.1 (Limitations on Indebtedness), SECTION 8.2 (Limitations on Liens), SECTION 8.6 (Observance of Stanwich Subordination Provisions), SECTION 8.8 (Amendments to Securitization Transaction Documents),
SECTION 8.9 (Limitations on Transactions with Affiliates) SECTION 8.10 (Restrictions on Fundamental Changes) and SECTION 8.15 (Financial Covenants);

                  (ii) The Company shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under Section 7.2 (Information Covenants) (other than

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         clauses (a), (b), (i), (j) or (k)), and such breach or failure shall not have been remedied within three (3) Business Days after written notice thereof by the Purchaser to the Company; or

                  (c) The Company or any of its Subsidiaries shall breach or fail to perform, comply with or observe any agreement, covenant or obligation required to be performed by it under this Agreement or any Related Agreement (other than the agreements, covenants or obligations expressly covered by SECTIONS 11.1(A) and (b)) and such breach or failure shall not have been remedied within thirty (30) days after written notice thereof by the Purchaser to the Company; or

                  (d) Any representation or warranty made by the Company or any of its Subsidiaries under, relating to or in connection with this Agreement or any Related Agreement shall be false or misleading when made (or deemed made); or

                  (e) The Company or any of its Subsidiaries (other than LINC or Samco) shall:

                  (i) default in the payment (whether at stated maturity, upon acceleration or required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Indebtedness with a principal amount in excess of $100,000; or

                  (ii) commit any breach of or default under (other than as provided in Section 10.1(e)(i) above) any term of any agreement, indenture or instrument evidencing or governing any other Indebtedness (other than Capital Lease Obligations) in excess of $50,000 individually or $250,000 in the aggregate, if the effect of such breach or default is to cause, or to permit the holder or holders of such other Indebtedness to cause (upon the giving of notice or the passage of time or both), such other Indebtedness to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance is made) prior to its stated maturity, unless such breach or default has been waived within ten (10) calendar days following such breach or default by the Person or Persons entitled to give such waiver; or

                  (iii) be in default of any of its lease obligations (whether Capital Lease Obligations or otherwise) in excess of $500,000 at any time outstanding and the lessor under any defaulted capital lease to which the Company or any of its Subsidiaries is a party shall retake possession of the property leased thereunder or shall initial legal proceedings to repossess (or recover possession of) such leased property; or

                  (iv) default (which default may or may not be an Insurance Agreement Event of Default) under any of its insurance and/or indemnity agreements with FSA or any other Credit Enhancer and, as a result thereof, (A) FSA or such other Credit Enhancer (I) forecloses on any of its collateral, (II) does not release to the Company, or withholds, funds which are otherwise to be released or distributed to the Company and such funds are not released for a period of thirty-one (31) consecutive days, or (III) otherwise exercises any of its other rights, powers or remedies against the Company or any such Subsidiary with respect thereto, or (B) a default or event of default occurs, beyond

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         any period of grace provided therefor (and which has not been waived in writing during such grace period, if any), under any other Securitization Transaction Document or other agreement, instrument or other document to which the Company or any such Subsidiary is a party; or

                  (f) This Agreement or any Related Agreement, or any material provision thereof, shall cease to be of full force and effect for any reason other than in accordance with its terms, or the Company or any of its Subsidiaries or other Affiliates shall repudiate or disavow any of its obligations under or the validity or enforceability of this Agreement or any Related Agreement, or any material provision thereof, including by operation of law or otherwise; or

                  (g) There shall be commenced against the Company or any of its Subsidiaries an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a Custodian or to take possession of all or a substantial portion of its properties or to operate all or a substantial portion of its business, and any of the following events occur: (i) any such Person consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or

                  (h) The Company or any of its Subsidiaries shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a Custodian or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of any such Person (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (i) The Company or any of its Subsidiaries shall suffer any money judgments, writs, warrants of attachment or other orders that involve an amount or value in excess of $100,000, and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

                  (j) As a result of the current bankruptcy proceeding involving LINC or the insolvency of Samco, as the case may be, a default or event of default occurs under any agreement, instrument or other document to which LINC or Samco, as the case may be, is a party, or any Person to whom LINC or Samco is indebted accelerates such indebtedness, and, as a result, any creditor of LINC or Samco asserts any claim involving the substantive consolidation of the Company or any of its Subsidiaries (other than LINC or Samco) or recovers any indebtedness or other amount in excess of $500,000 owed by LINC or Samco from the Company or any of its Subsidiaries (other than LINC or Samco); or

                  (k) There shall occur a Material Adverse Change; or

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

                  (l) There shall occur a Change in Control; or

                  (m) There shall occur any "Special Redemption Event" (as defined in the RISRS Indenture); or

                  (n) The LLCP Representative, if appointed pursuant to Section
1.1 of the Amended and Restated Investor Rights Agreement, shall be removed from the Board of Directors of the Company, or the LLCP Representative shall not be elected or appointed to such Board at any future election of directors, and, in each such case, the Company shall not have caused any other individual designated by LLCP as the LLCP Representative to have been elected or appointed as a member of such Board within two (2) days after the Purchaser shall have designated such other individual (provided, however, that the voluntary resignation of the LLCP Representative shall not be deemed to constitute an Event of Default under this clause (n)); or

                  (o) (i) Any Termination Event shall occur that, when taken together with all other Termination Events that have occurred, could result in a liability to the Company or any ERISA Affiliate in excess of $100,000; (ii) the Company or any ERISA Affiliate shall have committed a failure described in
Section 302(f)(1) of ERISA and the amount determined under Section 302(f)(3) of ERISA is at least $100,000; (iii) any failure to make full payment (including all required installments) when due of all amounts that, under the provisions of any Benefit Plan or Applicable Law, the Company or any ERISA Affiliate is required to pay as contributions thereto, which would result in a liability to the Company or ERISA Affiliate in excess of $100,000; (iv) the Company or any ERISA Affiliate shall have incurred any accumulated funding deficiency in excess of $100,000, whether or not waived, with respect to any Benefit Plan; (v) a lien is imposed on the assets of the Company or any ERISA Affiliate under Section 412(n) of the IRC or Section 4068 of ERISA, (vi) the Company or any of its ERISA Affiliates is liable under Section 502 of ERISA in an amount greater than $100,000, or (vii) the present value of all accrued benefits under any Benefit Plan exceeds the value of the assets of such Benefit Plan allocated to such accrued benefits by more than $100,000, based upon the applicable provisions of the IRC and ERISA, such that such Benefit Plan is not capable of being terminated in a "standard termination" under Section 4041(b) of ERISA; or

                  (p) Any Securitization Transaction shall have been terminated by any Credit Enhancer, trustee or noteholder for any reason other than the payment in full to the noteholders and other Persons holding interests issued pursuant to such Securitization Transaction of all obligations to such Persons; or

                  (q) There shall have occurred any event (other than as provided in clause (p) above) as a result of which any noteholder, or other Person holding interests issued in any Securitization Transaction, or any Credit Enhancer or trustee, shall have the present right to terminate such Securitization Transaction, which shall not have been duly waived or cured within ten (10) Business Days after the date of such occurrence; or

                  (r) Any Person that is not an Affiliate of the Company shall have replaced the Company or, as applicable, any Subsidiary, as "servicer" in connection with any Securitization Transaction; or

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

                  (s) Until all Indebtedness and other amounts owing under the Bridge Note shall have been indefeasibly paid in full, there shall have occurred, with respect to any Securitization Transaction, any "Level 2" Trigger Event.

                  The foregoing Events of Default shall be deemed to have occurred, respectively, and any adjustments in the interest rate under the Notes or the right to exercise any other rights, powers or remedies by the Purchaser hereunder or thereunder shall accrue, at the following times:

                  (i) in the case of the clause (a) above, as of 12:00 p.m.
         (noon) (Los Angeles time) on the day on which such payment is due but has not been paid;

                  (ii) in the case of clause (b)(i) above, immediately upon the occurrence of any such breach of failure, or in the case of clause
         (b)(ii), as of the close of business on such third Business Day, if such breach of failure shall not have been cured by such date;

                  (iii) in the case of clause (c) above, as of the close of business on such thirtieth day, if such breach or failure shall not have been cured by such date;

                  (iv) in the case of clause (d) above, as of the close of business on the day on which the Company first became aware, or should have become aware, that such representation or warranty was false or misleading when made;

                  (v) in the case of clause (e)(i) above, as of the close of business on the day on which such payment of principal or interest is due, or in the case of clause (e)(ii), as of the close of business on the tenth day following such breach or default if such breach or default has not been waived by the Person or Persons entitled to give such waiver, or in the case of (e)(iii), as of the close of business on the day that such lessor retakes possession of the leased property or initiates legal proceedings to repossess, or in the case of (e)(iv)(A), as of the close of business on the date upon which FSA forecloses on its collateral, or as of the close of business on such thirty-first day, or as of the close of business on the date upon which FSA exercises any such rights, powers and remedies, or in the case of
         (e)(iv)(B), as of the close of business on the day such default or event of default occurs (or if there is a grace period therefor, the day that such grace period expires and the default or event of default shall not have been previously waived in writing or cured);

                  (vi) in the case of clause (f) above, as of the close of business on the day such provision ceases to be enforceable or is repudiated or disavowed;

                  (vii) in the case of clause (i) above, as of the close of business on the last day of such thirty (30) day period if such judgment, writ, warrant or other order remains unsatisfied or unstayed;

                  (viii) in the case of clauses (g) and (h) above, immediately prior to the occurrence of any of the events enumerated therein;

                  (ix) in the case of clause (j) above, immediately upon any such claim assertion or recovery;

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

                  (x) in the case of clause (k) above, immediately upon the occurrence of the Material Adverse Change occurs;

                  (xi) in the case of clauses (l) or (m) above, immediately upon the occurrence of the Change in Control or the "Special Redemption Event," as the case may be;

                  (xii) in the case of clause (n) above, as of the close of business on the last day of such five (5) day period if the Board of Directors shall not have elected or appointed such other LLCP Representative to such Board;

                  (xiii) in the case of clause (o) above, immediately upon the occurrence of any such events; and

                  (xiv) in the case of clause (p) above, as of the close of business on the date upon which such Securitization Transaction shall have been terminated;

                  (xv) in the case of clause (q) above, as of the close of business on such tenth Business Day, if such event shall not have been waived or cured by such date;

                  (xvi) in the case of clause (r) above, as of the opening of business on the date upon which the Company or such Subsidiary shall have been replaced as the "servicer" with respect to such Securitization Transaction; or

                  (xvii) in the case of clause (s) above, as of the close of business on date of such "Level 2" Trigger Event.

         10.2 ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of SECTION 10.1) occurs and is continuing, the Purchaser may, by written notice to the Company, declare all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts owing under the Notes, and all other Obligations, to be due and payable. Upon any such declaration of acceleration, all such principal, premium, interest and other amounts, and all such other Obligations, shall become immediately due and payable. If an Event of Default specified in clause
(g) or (h) of SECTION 10.1 occurs, all outstanding principal of, premium, if any, accrued and unpaid interest on, and all other amounts owing under the Notes, and all other Obligations, shall become immediately due and payable without any declaration or other act on the part of the Purchaser. The Company hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Law or otherwise.

         10.3 OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights and remedies under this Agreement and any Related Agreement by exercising all rights and remedies available under this Agreement, any Related Agreement or Applicable Laws (including the UCC), either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Notes, to enforce the specific performance of any covenant or other term contained in this Agreement or any Related Agreement. No remedy conferred in this Agreement upon the Purchaser is intended to be exclusive of any other remedy, and each and

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

every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         10.4 APPOINTMENT OF RECEIVER. In addition to all other rights, powers and remedies that the Purchaser has under this Agreement, any Related Agreement or Applicable Law or otherwise, the Purchaser shall, upon the occurrence of an Event of Default, be entitled to, and the Company and the Guarantors hereby consent in advance to, the appointment of a receiver by any court of competent jurisdiction to take possession of the Collateral and to take control of the Company for the purpose of operating and thereafter selling the Company to satisfy its obligations to its creditors, including the Purchaser.

         10.5 WAIVER OF PAST DEFAULTS. The Purchaser may, by written notice to the Company, waive any Default or Event of Default and its consequences with respect to this Agreement, the Notes or any other Related Agreement; PROVIDED, HOWEVER, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of the Purchaser which may arise as a result of such Default or Event of Default.

11. MISCELLANEOUS.

         11.1 CONSENT TO AMENDMENTS. No amendment, supplement or other modification to this Agreement or any Related Agreement shall be effective unless the same shall be in writing and signed by the Purchaser, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, and only if, the Company shall have obtained the prior written consent of the Purchaser to any such action or omission. No course of dealing between the Company or its Subsidiaries, on the one hand, and the Purchaser (or any other Holder), on the other hand, nor any delay in exercising any rights hereunder or under any Note or any other Related Agreement shall operate as a waiver of any rights of the Purchaser (or any other Holder). Notwithstanding anything to the contrary contained in this Agreement, whenever the Purchaser is required or permitted to give its consent, such consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the Purchaser may withhold its consent to the taking of any action by the Company, and the Purchaser may request the payment by the Company of a consent fee as a condition to giving its consent, if (a) in the good faith judgment of the Purchaser, such action would, when taken, (i) adversely affect or impair (or threaten to adversely affect or impair) the ability of the Company or any of its Subsidiaries to make any payments under this Agreement, any Note or any other Related Agreement, (ii) materially adversely affect or impair (or threaten to materially adversely affect or impair) the ability of the Company or any of its Subsidiaries to perform its material covenants and obligations thereunder or (iii) adversely affect the Collateral or the perfection, priority, continuation or validity of the Liens therein, or (b) such consent is requested in connection with the matters set forth under SECTION 8.2 (Limitation on Liens), SECTION 8.4 (Limitations on Restricted Payments), SECTION 8.6 (Observance of Stanwich Subordination Provisions), SECTION 8.9 (Limitations on Transactions with Affiliates) or SECTION 8.10 (Restrictions on Fundamental Changes).

         11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; PURCHASER INVESTIGATION. All representations and warranties of the Company contained herein, or made in writing by or on behalf of the Company pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement, the issuance, sale and/or delivery of the Notes, the repayment of the Notes and the due diligence or other investigation of the Company and its Subsidiaries made by and on behalf of the Purchaser. The Company hereby agrees that neither the Purchaser's review of the books and records or condition (financial or otherwise), business, assets, properties, operations or prospects of the Company or any of its Subsidiaries or other Affiliates, nor any other due diligence investigation conducted by or on behalf of the Purchaser, shall be deemed to constitute knowledge by the Purchaser of the existence or absence of any facts or any other matters so as so reduce the Purchaser's right to rely on the accuracy of the representations and warranties of the Company contained in this Agreement or any Related Agreement.

         11.3 ENTIRE AGREEMENT. This Agreement, the Notes and the other Related Agreements constitute the full and entire agreement and understanding between the Purchaser and the Company relating to the subject matter hereof and thereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof. The parties further acknowledge that the Bridge Financing Commitment Letter dated November 16, 2001 (the "LLCP COMMITMENT LETTER"), and the letter dated February 27, 2002, in each case between the Company and the Purchaser shall be superseded by this Agreement, the Notes and the other Related Agreements.

         11.4 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns. The Purchaser may, without the consent of the Company, sell, assign or delegate to one or more Persons (each an "ASSIGNEE") all or any part of its right, title and interest in and to this Agreement, any Note or any other Related Agreement, including all or any part of the Obligations to Purchaser, subject to compliance with applicable federal and state securities laws; PROVIDED, HOWEVER, that, in any privately negotiated transaction involving a sale or assignment by the Purchaser of any such right, title or interest, the Purchaser shall obtain from the Assignee in writing investment intent representations which would be customarily obtained in transactions of such nature; and PROVIDED FURTHER, HOWEVER, that the Company may continue to deal solely and directly with the Purchaser in connection with any right, title or interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company. If the Purchaser assigns to any Assignee a fifty percent (50.0%) or lesser interest in and to the aggregate principal amount of the Notes then outstanding, any decisions that the Purchaser is entitled to make under this Agreement, the Notes and the other Related Agreements shall be made by the Purchaser, and the Company may continue to deal solely and directly with respect to the Purchaser in connection with the interests so assigned to the Assignee.

         11.5 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         11.6 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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                       (i)      If to the Purchaser, at:

                                Levine Leichtman Capital Partners II, L.P.
                                c/o Levine Leichtman Capital Partners, Inc.
                                335 North Maple Drive, Suite 240
                                Beverly Hills, CA  90210
                                Attention:  Steven Hartman
                                Telephone:  (310) 275-5335
                                Facsimile:  (310) 275-1441

                                WITH A COPY TO:
                                --------------

                                Irell & Manella LLP
                                1800 Avenue of the Stars, Suite 900
                                Los Angeles, CA  90067
                                Attention:  Mitchell S. Cohen, Esq.
                                Telephone:  (310) 203-7579
                                Telecopier:  (310) 203-7199

                       (ii)     If to the Company, at:

                                Consumer Portfolio Services, Inc.
                                16355 Laguna Canyon Road
                                Irvine, CA  92618
                                Attention:  Charles E. Bradley, Jr., President
                                Telephone:  (949) 753-6800
                                Facsimile:  (949) 450-3951

                                WITH A COPY TO:
                                --------------

                                Consumer Portfolio Services, Inc.
                                16355 Laguna Canyon Road
                                Irvine, CA  92618
                                Attention:  Mark Creatura, Esq.
                                Telephone:  (949) 753-6800
                                Facsimile:  (949) 753-6897

or at such other address or addresses as the Purchaser or the Company, as the case may be, may specify by written notice given in accordance with this SECTION 11.6.

         11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         11.8 FEES AND EXPENSES. The Company shall reimburse the Purchaser for, and shall pay, all actual and estimated out-of-pocket fees, Default interest, deferred fees, costs, and expenses of every type and nature (including fees and expenses of counsel, accounting fees and expenses, fees and expenses related to any due diligence investigation and all other deal-related costs and expenses) expended or incurred by or on behalf of the Purchaser in connection with the preparation, negotiation, execution and delivery of this Agreement, the Term B Note, the Bridge Note, the Term C Note, the Collateral Documents and the other

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Related Agreements and the consummation of the transactions contemplated hereby
(which fees, interest, deferred fees, costs and expenses may be withheld by the Purchaser from the proceeds to be paid to the Company for the Bridge Note and the Term C Note) and, at the direction of the Purchaser, the Company shall pay directly to the Purchaser's third party service providers all such costs and expenses incurred by the Purchaser.

         11.9 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         11.10 CONSENT TO JURISDICTION AND VENUE. EACH OF THE COMPANY AND THE PURCHASER HEREBY CONSENTS AND AGREES THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER RELATED AGREEMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTE OR ANY OTHER RELATED AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS
SECTION 11.10 SHALL PRECLUDE THE PURCHASER FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE THE COMPANY PARTIES OR ANY ONE OF THEM OR ANY OF ITS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER.

                  EACH OF THE COMPANY AND THE PURCHASER HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF THE COMPANY AND THE PURCHASER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 11.6 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

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                  TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH
JURISDICTION, THE COMPANY HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF SUCH PERSON'S PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

         11.11 PUBLICITY. Each party will consult with the other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make such other public announcement prior to such consultation, except as either party may determine is required under Applicable Laws or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq. The parties agree that any initial press release to be issued after the Closing shall be in the form heretofore agreed to by the parties.

         11.12 LIMITATION ON LIABILITY. No claim shall be made by the Company or any of its Affiliates against the Purchaser, or any Affiliates, partners, directors, officers, employees, agents or representatives of the Purchaser, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Notes, any other Related Agreement, the Prior Investment Documents or any act, omission or event occurring in connection therewith. The Company hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         11.13 AMENDMENT AND RESTATEMENT. Effective on and as of the Closing Date, this Agreement shall supersede the First Amended and Restated Securities Purchase Agreement insofar as the two are inconsistent. However, the execution and delivery of this Agreement shall not excuse, or, except as set forth in
SECTION 2.5 with respect to the Specified Defaults, constitute a waiver of, any Defaults or Events of Default under the First Amended and Restated Securities Purchase Agreement, it being understood that this Agreement is not a termination of the First Amended and Restated Securities Purchase Agreement, but is a modification (and, as modified, a continuation) of the First Amended and Restated Securities Purchase Agreement. The Company acknowledges and agrees that the First Amended and Restated Securities Purchase Agreement, as amended and restated hereby, is affirmed in all respects.

         11.14 WAIVER OF TRIAL BY JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                     COMPANY

                                     CONSUMER PORTFOLIO SERVICES, INC.,
                                     a California corporation



                                     By: _______________________________________
                                          Charles E. Bradley, Jr.
                                          President and Chief Executive Officer



                                     By: _______________________________________
                                          David Kenneally
                                          Senior Vice President and Chief
                                          Financial Officer


                                     PURCHASER

                                     LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

                                       On behalf of LEVINE LEICHTMAN CAPITAL
                                       PARTNERS II, L.P., a California limited
                                       partnership



                                     By: _______________________________________
                                          Arthur E. Levine
                                          President

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